As filed with the Securities and Exchange Commission on January 18, 2023

Registration No. 333-266769

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRAIN SCIENTIFIC INC.
(Exact name of registrant as specified in its charter)

Nevada	3841	81-0876714
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6700 Professional Parkway

Lakewood Ranch, FL 34240

(917) 388-1578

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bonnie-Jeanne Gerety

Chief Financial Officer

6700 Professional Parkway

Lakewood Ranch, FL 34240

(917) 388-1578

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

With copies to:

Joseph Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, NJ 08830 (732) 395-4400	Steven D. Uslaner, Esq. Mark F. Coldwell, Esq. Littman Krooks LLP 1325 Avenue of the Americas, 15th Floor New York, NY 10019 Tel. No.: (212) 490-2020 Fax No.: (212) 490-2990

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED __________ __, 2023

BRAIN SCIENTIFIC INC.

1,529,412 Shares of Common Stock

and Warrants to Purchase 1,529,412 Shares of Common Stock

or Pre-Funded Warrants to Purchase 1,529,412 Shares of Common Stock

and Warrants to Purchase 1,529,412 Shares of Common Stock

(or some combination of Shares of Common Stock and Warrants

and/or Pre-Funded Warrants and Warrants in the amounts reflected above)

1,529,412 Shares of Common Stock Underlying Warrants

1,529,412 Shares of Common Stock Underlying Pre-Funded Warrants

1,840,891 Shares of Common Stock held by Selling Stockholders

1,238,749 Shares of Common Stock Underlying Warrants held by Selling Stockholders

We are offering in a firm commitment offering up to 1,529,412 shares of our common stock, par value $0.001 per share (the “Common Stock”), together with warrants to purchase 1,529,412 shares of Common Stock. The Common Stock and warrants will be sold in a fixed combination, with each share of Common Stock accompanied by one warrant to purchase one share of Common Stock. The shares of Common Stock and warrants will be issued separately in this offering but must be purchased together in this offering. The public offering price for each share of common stock and accompanying warrant is $8.50. The warrants will be immediately exercisable for a term of five years.

We are also offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if such purchaser so chooses, pre-funded warrants to purchase shares of Common Stock, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock. Each pre-funded warrant will be exercisable for one share of our Common Stock. The purchase price of each pre-funded warrant and accompanying warrant will be equal to the price at which a share of common stock and accompanying warrant is being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also includes the shares of Common Stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. The pre-funded warrants and warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

In addition, the selling stockholders identified herein (the “Selling Stockholders”) are offering an aggregate of 3,079,640 shares of Common Stock consisting of: (i) 1,016,438 shares of Common Stock to be issued to the PPO Holders (as defined herein), upon the closing of this offering, pursuant to the conversion of the PPO Debentures; (ii) 1,016,438 shares of Common Stock underlying warrants to be issued to the PPO Holders, upon the closing of this offering, pursuant to the conversion of the PPO Debentures; (iii) 222,311,shares of Common Stock underlying PPO Warrants held by certain PPO Holders; and (iv) 824,453 shares of Common Stock, issued and outstanding as of January 17, 2023, registered for resale hereby. The 3,079,640 shares of Common Stock offered by the Selling Stockholders are defined herein as the “Selling Stockholder Shares.” See also “Recent Developments” for additional information.

Our Common Stock is presently traded on the Pink Tier of the OTC Markets Group, Inc. (“OTC Markets”), under the symbol “BRSF.” On January 17, 2023, the last reported sale price of our Common Stock was $0.10. We have applied to have our Common Stock and Warrants listed on the Nasdaq Capital Market under the symbols “BRSF” and “BRSFW”, respectively. No assurance can be given that our application will be approved or that the trading prices of our Common Stock on the over-the-counter market will be indicative of the prices of our Common Stock if our Common Stock were traded on the Nasdaq Capital Market. If our listing application is not approved by the Nasdaq Stock Market, we will not be able to consummate this offering. The public offering price per share of Common Stock and accompanying warrant, or of the pre-funded warrant and accompanying warrant, will be determined at the time of pricing and may be at a discount to the current market price of our Common Stock. The recent market price of our Common Stock used throughout this prospectus may not be indicative of the final offering price of the share of Common Stock and accompanying warrant, or of the pre-funded warrant and accompanying warrant. Prior to this offering, there has been no trading market for the warrants.

Unless otherwise noted and other than in our historical financial statements and the notes thereto, the share and per share information in this prospectus reflects the proposed reverse split of the outstanding Common Stock at an assumed 1-for-85 ratio to occur prior to the closing of the offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

Neither the Securities and Exchange commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Warrant	Per Pre-Funded Warrant and Warrant	Total
Public Offering price	$	$	$
Underwriter’s discounts and commissions (1)	$	$	$
Offering Proceeds to us before expenses (2)	$	$	$
Proceeds to Selling Stockholders, before expenses (3)	$	$	$

(1)	See “Underwriting” beginning on page 108 for additional information regarding underwriting compensation.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) Underwriters’ Over-Allotment Option we have granted to the underwriters as described below and (ii) the Representative’s Warrants (as defined herein) being issued to the underwriters as described below.

(3)	The amount of offering proceeds to us presented in this table does not give effect to the sale of the Selling Stockholder Shares as we will receive no proceeds from any such sales.

We have granted a 45-day option to the representative of the underwriters to purchase up to 229,412 additional shares of Common stock and warrants and/or prefunded warrants and warrants, solely to cover over-allotments, if any, which we refer to herein as the “Underwriters’ Over-Allotment Option.” The securities issuable upon exercise of the Underwriters’ Over-Allotment Option will be identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part.

The underwriters expect to deliver the securities against payment in New York, New York on or about                        , 2023.

Sole Book-Running Manager

JOSEPH GUNNAR & CO. LLC

The date of this prospectus is        , 2023

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

For investors outside the United States: We have not, the Selling Stockholders have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus outside of the United States.

Market and Other Industry Data

Unless otherwise indicated, market data and certain industry forecasts used throughout this prospectus were obtained from various sources, including internal surveys, market research, consultant surveys, publicly available information and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon our management’s knowledge of the industry, have not been independently verified. The future performance of the industry and markets in which we operate and intend to operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk Factors” and “Special Note Regarding Forward-looking Statements” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications and reports.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all the information that you should consider before making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the information set forth under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and our consolidated financial statements and the accompanying notes included in this prospectus. Unless otherwise noted and other than in our historical financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding Common Stock and treasury stock of the Company at an assumed 1-for-85 ratio to occur prior to the closing of the offering. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Brain Scientific,” the “Company,” “we,” “us,” and “our” refer to Brain Scientific Inc. and its wholly-owned subsidiaries, Piezo Motion Corp., a Delaware corporation, Memory MD, Inc., a Delaware corporation, Discovery Technology International, Inc., a Delaware corporation, Memory MD Russia, a Russian corporation, Memory MD Europe, a Polish corporation, and Lilya (Ukraine), a Ukraine corporation.

Overview

We are a MedTech company with two innovative product lines: neurology and motion products. Since October 1, 2021, we have had two direct subsidiaries, each of which is focused on one of our complimentary product lines.

The products of our subsidiary Memory MD, Inc., hereinafter referred to as the Neurology Products, are medical devices designed for the neurology market. The products of our subsidiary Piezo Motion Corp., hereinafter referred to as the Motion Products, are small piezoelectric motors which are designed for and expected to have valuable and beneficial uses as motors within medical devices and devices outside of the MedTech industry.

Since the merger between Brain Scientific Inc. and Piezo Motion Corp., we have focused on building an experienced team and platform to grow revenues from existing products and introduce new technologies to the market while leveraging our store of intellectual property.

To date, substantially all of our revenues have been derived from our Russian subsidiary, Memory MD Russia, which has operated as a distributor of third-party medical devices within Russia. The Russian invasion of Ukraine in February 2022 negatively impacted the operation of our Russian subsidiary. With the uncertainty raised due to the continued Russian invasion of Ukraine, the Company has decided to begin the winding down of these operations, which it expects to be complete by March 2023.

Products

The two lines of products that we currently sell are (i) Neurology Products and (ii) Motion Products.

Neurology Products

The Neurology Products of our subsidiary Memory MD, Inc. are medical devices and software products designed for the neurology market. We believe our Neurology Products represent a step forward in EEG technology and may be used in a wider range of applications beyond the traditional hospital or neurologist office.

Electroencephalography, or EEG, is a method to identify and to evaluate the electrical activity of the brain. An EEG could be beneficial, when used with other tools in the diagnosis of brain-related issues, including epilepsy, brain activity after a stroke, and sleep disorders. An EEG may also be used to determine the electrical activity of a comatose individual.

Our initial Neurology Products are intended to allow for simplifying and making more ambulatory the completion of EEG. Further, the NeuroCap™ and NeuroEEG™ Products, both 510K FDA cleared and available for sale, are focused on providing efficient tools to the EEG medical market. Our technology allows a miniature, wireless, clinical device capable of recording an EEG and provides the data to medical staff without the bulky hardware or necessitating a neurology technician to place the cap. The NeuroEEG™ amplifier and desktop software used to store and analyze data captured from the NeuroCap™ are anticipated to have strong margins, utilizing a distribution network to provide access to hospitals, neurologists, and general practitioners as well as the various telehealth and tele-neurology companies.

NeuroCap™

The NeuroCap™ is an FDA-cleared disposable, soft layered cap with an integrated electrode circuit that is designed to address existing problems of conventional EEG systems. The silver embedded wiring is pre-gelled, so it requires no prepping of the skin before application. NeuroCap™ makes it possible for medical staff of all levels to perform EEG tests, without having to laboriously apply electrodes one-by-one or spend considerable time cleaning an EEG headset after each use.

The NeuroCap™ works in parallel with the NeuroEEG™ amplifier device to successfully carry out EEG tests. However, the NeuroCap™ can also work with other EEG devices in addition to our NeuroEEG. The NeuroCap™’s electrode placement follows standard alignment pursuant to the international 10-20 system. The acquisition of electrical brain activity is carried out by non-invasive pre-gelled passive Ag/AgCl scalp (cutaneous) electrodes, ensuring maximum comfortability for the wearer. Benefits of NeuroCap™ include:

●	22 electrodes and 19 active EEG channels for performing high-quality routine EEG tests;

●	disposable EEG headset for reducing the risk of contagion and cross-contamination;

●	pre-gelled electrodes for reducing patient discomfort and concern over messy gels; and

●	malleable structure and adjustable Velcro straps allowing full adjustability during placement in patients with head injuries.

Expanding its potential uses, the NeuroCap™’s easy to follow numbered straps makes application easy by healthcare workers of all skill levels. We estimate preparation for the EEG can be completed in approximately 5 minutes. It is user-friendly and requires minimal training. It can be utilized for EEG testing for up to 4 hours. A routine EEG is reimbursable under several Current Procedural Terminology (CPT®) codes referring to a routine EEG.

To date, initial sales of NeuroCap™ have been made direct to a small number of hospitals and clinics. In February 2022, we entered into a manufacturing agreement which has allowed us to begin providing NeuroCap™ for broader sale in December 2022. Our strategy is to expand to indirect sales through representatives and distributors.

NeuroEEG™

The NeuroEEG™ connects wirelessly to the computer, allowing freedom of movement for the patient and enabling telemedicine applications. Currently, we believe a shortage of EEG testing equipment and technicians exists in some areas. Other technology may require a specialized technician to apply the gel and electrodes individually. A neurology technician may be more expensive and in shorter supply. They may not be staffed and available 24/7 for some hospitals.

NeuroCap™ and NeuroEEG™ can be used for recording EEGs in neurology clinics, urban and rural ED’s, ICU’s, urgent care clinics, nursing homes and assisted living facilities, sports facilities, remote clinical research studies and a variety of other settings.

We are in the process of applying for our CE certification, which will certify that our NeuroCap™ meets all sales requirements in the European Union and European-Economic Area countries.

NeuroHub™

NeuroHub™, fka NeuroNet Cloud, is being developed to collect and aggregate data from current and future Company devices like the NeuroCap™ and NeuroEEG™ and from external sources such as research and medical data banks, 3rd-party devices, and clinical-use applications. We believe that NeuroHub™ will allow for comprehensive monitoring and facilitate collaborative diagnosis, analysis, research, treatment, and prevention by employing sophisticated Artificial Intelligence or AI and machine learning or ML algorithms utilizing historical and current patient, device and platform data.

We anticipate that NeuroHub™ will allow white-labeling to provide facilities, physicians, and patients with a HIPAA-compliant branded portal for Tele-neurology/Tele-medicine services, enabling secure access to patient data for evaluation and assessment by internal and external clinical specialists and neurologists. The platform will also integrate with Electronic Medical Records or EMRs and other external medical record databases to ensure up-to-date and complete access to patient information.

We anticipate that NeuroHub™ will allow users to access patient and clinical data to evaluate patient conditions remotely. We believe that such an infrastructure removes the need for direct contact with the patient, opening up underserved geographic locations with an undersupply of physicians to meet the growing demand for neurological care as aging patient populations continue to grow.

NeuroHub™ remains in development and is not currently integrated into our NeuroCap™ or NeuroEEG™.

Motion Products

Piezo Motion is a provider of piezo motor technology with significant investment in research and development of affordable piezoelectric motors to meet, and exceed, the needs of today’s global markets. We are committed to the development of innovative piezoelectric technology and motion products that enhance their functionality in a multitude of applications. We work with startups, OEMs, research institutions and industrial companies from around the world empowering the visionaries behind their products.

Piezo Motion’s piezoelectric motors are currently divided into two main series (the Blue Series and the Imperial Series) based on design and construction methodology.

Blue Series

LCS	RBS	LAS	RAS

Imperial Series

PM-22R	LPM-50

Piezo Motion has recently completed an extensive engineering program culminating in the development and initial launch of a unique line of small rotary and linear piezo motor products hereinafter referred to as the Blue Series, control electronics and associated software. Piezo Motion’s motor product line utilizes engineering polymers making them suitable for equipment and for high volume OEM applications. While there are several types of piezo motors on the market, the design and technology employed by Piezo Motion is new and combines what we perceive to be key advantages, such as superior precision and power density with affordability and ease-of-manufacture.

Piezo Motion’s Blue Series piezo motors are available in a variety of sizes and configurations and are divided into twelve core motor platforms which include rotary motors (Models RBS, RAS) and linear motors (Models LCS, LBS and LAS). These core motor models differ in output specification and are further divided into variants/versions which include versions having hollow-shaft and solid-shaft rotors, versions having integrated magnetic and/or optical encoders and versions which are non-magnetic and suitable for use within medical MRI. For each motor product line Piezo Motion has developed hardware control electronics together with motion control software including firmware and operating software.

The second series of motors available is the Imperial Series which employs a unique piezoelectric drive system, in which a ring-shaped piezo resonator with a peripheral vibration shell is directly coupled to an array of radially positioned stainless-steel pushers. This unique rotary motor design enables a substantial increase in the coupling efficiency between the stator and the rotor, which increases overall motor efficiency and provides superior resolution and torque. The Imperial Series includes powerful motors capable of extremely faster response times, coupled with submicron-level angular steps and exceptional torque. The range includes both bidirectional (reversible) and unidirectional PCB-mounted piezo motor models, like the Blue Series.

We believe that our propriety piezo technology may be up to 1,000 times more precise and up to 100 times faster to respond than the DC competitors. A typical rotary stepper motor might be configured to make up to 200 – 500 steps in each rotation. By comparison, our Blue Series rotary motors provide over 600,000 steps per full rotation and our Imperial Series can achieve over 2.5 million steps per full rotation. These performance attributes provide smoother and more precise motion. Our technology is also extremely scalable, enabling manufacture of very compact motors with our smallest being the length and width of a thumbnail.

Piezo Motion’s products are suited for a variety of industries such as MedTech, Pharmaceutical, Aerospace, Industrial Automation, autonomous vehicles and Laser and Photonics. Our current focus for our piezoelectric motors remains on the MedTech, market.

Corporate History

We were initially organized on November 18, 2013 as a Nevada limited liability company under the name Global Energy Express LLC. On December 18, 2015, we converted from a Nevada limited liability company to a Nevada corporation under the name All Soft Gels Inc. On September 18, 2018, we changed our name from All Soft Gels Inc. to Brain Scientific Inc. and changed our ticker symbol on the OTC Market to “BRSF”.

On September 21, 2018, we entered into a merger agreement (the “Merger Agreement”) with MemoryMD, Inc. and AFGG Acquisition Corp. to acquire MemoryMD, Inc. (the “Acquisition”). The transactions contemplated by the Merger Agreement were consummated on September 21, 2018 and, pursuant to the terms of the Merger Agreement, all outstanding shares of MemoryMD were exchanged for shares of our Common Stock. Accordingly, we acquired 100% of Memory MD, Inc. in exchange for the issuance of shares of our Common Stock and MemoryMD, Inc. became our wholly owned subsidiary. In conjunction with the Acquisition, we ceased all direct operations and assigned all of our assets and liabilities from prior to the Acquisition and assumed and commenced the business of MemoryMD as our sole business.

On June 11, 2021, we entered into a merger agreement (the “Piezo Merger Agreement”) with Piezo Motion Corp. and BRSF Acquisition Corp. to acquire Piezo Motion (the “Piezo Acquisition”). The transactions contemplated by the Piezo Merger Agreement were consummated on October 1, 2021. Pursuant to the terms of the Piezo Merger Agreement, all outstanding shares of Piezo Motion were exchanged for shares of our Common Stock. Accordingly, we acquired 100% of Piezo Motion in exchange for the issuance of shares of our Common Stock and Piezo Motion became our wholly owned subsidiary.

Corporate Information

Our principal executive offices are located at 6700 Professional Parkway, Lakewood Ranch, FL 34240 and our telephone number is (917) 388-1578. We maintain a website at www.brainscientific.com to which we regularly post copies of our press releases, as well as additional information about us. Information contained on, or accessible through, our website does not constitute a part of this prospectus or our other filings with the SEC, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Recent Developments

Reverse Stock Split

On May 19, 2022, the Board approved the granting of discretionary authority to the Board, at any time or times for a period of up to twelve months from the Record Date, to adopt an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) with a ratio within the range of 1-for-10 to 1-for-100 (the “Reverse Stock Split Ratio”).

On June 16, 2022, the Company received a written consent in lieu of a meeting by the holders of 62.73% of the voting power of our Common Stock (the “Majority Stockholders”) authorizing the Reverse Stock Split and the filing of the Amendment. The Company expects a proposed reverse stock split of the outstanding Common Stock and treasury stock of the Company at a 1-for-85 ratio to occur prior to the closing of the offering.

Increase in Authorized Shares

On May 21, 2022, the Board authorized the increase of the Company’s shares of authorized Common Stock from 200,000,000 to 750,000,000 pursuant to the Amendment (the “Increase in Authorized Shares”).

On June 16, 2022, the Company received a written consent in lieu of a meeting by the Majority Stockholders authorizing the Increase in Authorized Shares. The Increase in Authorized Shares shall become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Nevada. We filed the certificate of amendment on August 12, 2022.

Adoption of the 2022 Equity and Incentive Plan

On May 21, 2022, the Board approved, authorized, and adopted the Brain Scientific 2022 Equity and Incentive Plan (the “2022 Plan”) and certain forms of ancillary agreements to be used in connection with the issuance of stock and/or options pursuant to the 2022 Plan. The 2022 Plan provides for the issuance of up to 12,500,000 shares of Common Stock through the grant of non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) restricted stock units, stock appreciation rights (“SARs”) and other equity-based awards to directors, officers, consultants, attorneys, advisors and employees.

On June 16, 2022, the Company received a written consent in lieu of a meeting by the Majority Stockholders approving the adoption of the 2022 Plan.

PPO Debenture/Warrant Offering

On June 13, 2022, the Company entered into a securities purchase agreement (the “PPO SPA”) with thirteen accredited investors (the “PPO Holders”) pursuant to which the Company and the PPO Holders consummated a private placement offering (the “PPO Offering”) whereby the PPO Holders purchased from the Company, for an aggregate purchase price of $5,110,000 (the “Purchase Price”) (i) 10% Original Issue Discount Senior Secured Convertible Debentures in the aggregate principal amount of $5,659,500 (the “PPO Debentures”); and (ii) warrants (the “PPO Warrants”) to purchase 222,311 shares of Common Stock.

The PPO Debentures are due, subject to the terms therein, 12 months from their date of issuance unless extended pursuant to the terms thereunder (the “Maturity Date”). The PPO Debentures contain mandatory and voluntary conversion features as follows:

In the event a Qualified Offering (as defined below) is consummated prior to the Maturity Date of the PPO Debentures, the PPO Debentures automatically convert into shares of Common Stock, immediately upon the occurrence of a Qualified Offering (the “Mandatory Conversion”). The conversion price per share of Common Stock pursuant to the PPO Debentures means, in the case of a Mandatory Conversion, the lesser of (i) $0.25 per share (pre-split) and (ii) 70% of the offering price of the securities in this Offering. For these purposes, a registered offering of our securities for aggregate gross proceeds to us of at least $5,000,000, resulting in the listing for trading of the Common Stock on the NYSE American or The Nasdaq Capital Market shall be deemed a “Qualified Offering” and the current terms of this offering will constitute a Qualified Offering for such purposes. In addition, in the event of a Qualified Offering, the PPO Holders may, at their discretion, require the Company to redeem up to 45% of the principal amount of the PPO Debentures (together with accrued interest thereon, but excluding for these purposes the 10% Original Issuance Discount) (the “Qualified Offering Redemption Option”).

The holders of the PPO Debentures have the right from time to following the Maturity Date and prior to a Mandatory Conversion to convert all or any part of the outstanding and unpaid principal and interest then due under the PPO Debentures into fully paid and non-assessable shares of Common Stock (the “Voluntary Conversion”). The conversion price per share of Common Stock pursuant to the PPO Debentures means, in the case of a Voluntary Conversion, the lower of (i) $0.25 per share or (ii) 75% of the average of the volume weighted average price (“VWAP”) of the Common Stock during the ten-trading day period immediately prior to the applicable conversion date.

The PPO Warrants are exercisable for a period of five years and six months commencing upon the earlier of (i) the Maturity Date or (ii) the closing of a Qualified Offering.

The exercise price of the PPO Warrants is (i) the Qualified Offering price per share, or (ii) if no Qualified Offering has occurred prior to the Maturity Date then the lower of (i) $0.25 per share or (ii) 75% of the average of the VWAP of the Company’s Common Stock during the ten (10) Trading Day period immediately prior to the Maturity Date (on an as adjusted basis giving effect to any splits, dividend and the like during such ten (10) Trading Day period).

The PPO Warrants contain a cashless exercise provision if at any time after 180 days following the closing of the Qualified Offering there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder. The Company has agreed to use its commercially reasonable efforts to cause the filing of a registration statement with the SEC covering the resale of the shares issuable upon conversion of the PPO Debentures and exercise of the PPO Warrants at the same time as the Qualified Offering and shall use its commercially reasonable efforts to cause such registration statement to become effective at the time of the Qualified Offering. The Company shall cause any registration statement filed pursuant to this section to remain effective for a period of at least twelve (12) consecutive months after the date that the registration becomes effective.

In connection with the PPO Offering, our subsidiaries Piezo Motion Corp., and Memory MD, Inc., executed guarantees in favor of the PPO Holders, under which they have jointly and severally, unconditionally, and irrevocably, guaranteed to the PPO Holders the prompt and complete payment and performance when due of our obligations pursuant to the securities purchase agreements executed in connection with the PPO Offering.

In connection with the PPO Offering, we also entered into a security agreement (the “Security Agreement”) by and among us, each of the PPO Holders, Piezo Motion Corp., and Memory MD, Inc., whereby we granted each of the PPO Holders a security interest in all of our assets to secure the prompt payment, performance and discharge in full of all of the our obligations under the PPO Debentures and the obligations of Piezo Motion Corp., and Memory MD, Inc., under the Guarantee.

Additionally, in connection with the PPO Offering, holders of certain of our convertible notes (the “Prior Convertible Notes”) converted the Prior Convertible Notes (including principal and interest) into an aggregate of 641,606 shares of Common Stock based on a conversion price of $21.25 per share. To incentivize such noteholders to convert, we increased the principal amount of the Prior Convertible Notes by $1,175,741 resulting in the approximate aggregate principal amount of $12,933,155 being converted into equity, plus interest of $700,988. In connection with their original investment, these holders were entitled to warrants (the “Original Warrants”) based on 50% coverage of their original investment amount. On November 15, 2022, the Company issued a total 276,648 of Original Warrants to such holders. The Original Warrants are for a term of four years with an exercise price of $0.25 per share. The holders of the Prior Convertible Notes and Original Warrants also agreed to waive and forgo the rights to the registration of the securities underlying the Prior Convertible Notes and Original Warrants.

Russian Invasion of Ukraine

On February 24, 2022, Russia invaded Ukraine. Our Piezo research and development group in Kyiv has not been able to consistently work from the offices since that time. The team from Kyiv work from the office and remotely. We do not know when they will have consistent access to the office. Further, we have engineering resources capable of performing the work done in Kyiv from the United States.

In 2019, our Russian subsidiary, Memory MD Russia, commenced acting as a distributor of third-party medical devices in Russia, which resulted in substantially all of our revenue for 2020 and 2021. The Russian invasion of Ukraine impacted the operation of our Russian subsidiary. With the uncertainty raised due to the continued Russian invasion of Ukraine, we do not anticipate having sales restart in Russia and have decided to begin the wind down of these operations.

THE OFFERING

Securities offered by us:

Up to 1,529,412 shares of Common Stock and warrants to purchase up to 1,529,412 shares of Common Stock. The Common Stock and warrants will be sold in a fixed combination, with each share of Common Stock accompanied by one warrant to purchase one share of Common Stock. Each warrant has an exercise price of $8.50 per share of Common Stock, is immediately exercisable and will expire five years from the date of the issuance. We are also registering 1,529,412 shares of Common Stock underlying the warrants.

Pre-funded warrants offered by us:

We are also offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, pre-funded warrants to purchase shares of Common Stock (in lieu of shares of Common Stock being offered as described above under “Securities offered by us”). Each pre-funded warrant will be exercisable for one share of our Common Stock. The purchase price of each pre-funded warrant and accompanying warrant (as described below) will be equal to the price at which a share of Common Stock and accompanying warrant is being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of Common Stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis.

Assumed Public Offering Price:	$8.50 per share of Common Stock and warrant, or $8.499 per pre-funded warrant and warrant, (based on the last reported sales price for the Common Stock as quoted on the OTC Markets on January 17, 2023 of $0.10 (pre Reverse Split). The public offering price per share of Common Stock and warrant, or of the pre-funded warrant and warrant, will be determined at the time of pricing and may be at a discount to the current market price of our Common Stock. The recent market price of our Common Stock used throughout this prospectus may not be indicative of the final offering price of the per share of Common Stock and warrant, or of the pre-funded warrant and warrant.

Underwriters’ Over-Allotment Option:	We have granted the representative of the underwriters a 45 day option to purchase up to 229,412 additional shares of our Common Stock and/or warrants to purchase up to 229,412 shares of Common Stock, or pre-funded warrants to purchase 229,412 shares of Common Stock and/or warrants to purchase 229,412 shares of Common Stock, at a public offering price of $8.50 per share of Common Stock and warrant or pre-funded warrants and warrant at a public offering price of $0.001 per warrant, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. We refer to this option in this prospectus as the Underwriters’ Over-Allotment Option.

Common Stock Offered by Selling Stockholders	The Selling Stockholders are offering 3,079,640 shares of Common Stock which are registered for resale hereby. The Common Stock offered by the Selling Stockholders includes: (i) 1,016,438 shares of Common Stock to be issued to the PPO Holders (as defined herein), upon the closing of this offering, pursuant to the conversion of the PPO Debentures; (ii) 1,016,438 shares of Common Stock underlying warrants to be issued to the PPO Holders, upon the closing of this offering, pursuant to the conversion of the PPO Debentures; (iii) 222,311 shares of Common Stock underlying PPO Warrants held by PPO Holders (iv) 824,453 shares of Common Stock, issued and outstanding as of January 17, 2023. See “Recent Developments” for a more detailed description.

Common Stock outstanding prior to this offering:	1,240,026 shares of Common Stock outstanding as of January 17, 2023.

Common Stock to be outstanding after this offering: (1)	3,785,876 shares, assuming no sale of pre-funded warrants in this offering and no exercise of the warrants sold in this offering. Any sale of pre-funded warrants hereunder would reduce the number of shares of Common Stock that we are offering on a one-for-one basis.

Use of proceeds:

We estimate that the net proceeds from this offering will be approximately $11,400,000, or approximately $13,500,000 if the underwriter exercise the Underwriters’ Over-Allotment Option in full, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. We will not receive any proceeds from the sale of the Selling Stockholder Shares or from any cash exercise of the PPO Warrants held by the Selling Stockholders.

Although we have not yet determined with certainty the manner in which we will allocate the net proceeds of this offering, we expect to use the net proceeds of this offering primarily for (i) development of our sales, marketing and administrative capabilities and organization, including but not limited to adding additional staff, public relations and advertising; (ii) development of our manufacturing and production capability, including capital expenditures; (iii) repayment of up to approximately $2,700,000 (assuming accrued interest of $388,305 through February 15, 2023) of PPO Debentures pursuant to the Qualified Offering Redemption Option which may be exercised by holders of the PPO Debentures; and (iv) working capital, other capital expenditures and general corporate purposes.

See “Use of Proceeds” for additional information.

Risk factors:	Investing in our securities involves substantial risk. You should read the “Risk Factors” section beginning on page 14 and other information included in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Proposed Nasdaq Trading Symbols:

Our Common Stock is quoted on the Pink Tier of the OTC Markets Group, Inc. (“OTC Markets”), under the symbol “BRSF,” and, to date, has traded on a limited basis. As of January 17, 2023, the last reported sale price of our Common Stock on OTC Markets was $0.10. There is no present trading market for the Warrants. We intend to apply to list our Common Stock and Warrants on the Nasdaq Stock Market (the “Nasdaq”) under the symbols “BRSF” and “BRSFW”, respectively. If Nasdaq does not approve the listing of our Common Stock, we will not proceed with this offering. Nasdaq listing requirements include, among other things, a stock price threshold which we intend to meet by affecting a reverse split of our outstanding Common Stock at an assumed 1-for-85 ratio prior to the closing of the offering.

Lock-ups:

We and our directors and officers have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days after the date of this prospectus. See “Underwriting” section.

(1)	The 3,785,876 shares of our Common Stock to be outstanding after this offering is based on the following: (i) 1,240,026 shares of Common Stock outstanding as of January 17, 2023, (ii) up to 1,529,412 shares of Common Stock to be sold in this offering, (iii) up to 1,016,438 shares of Common Stock to be issued to the PPO Holders pursuant to the conversion of the PPO Debentures and excludes, as of such date:

●	1,529,412 shares of Common Stock issuable upon exercise of the Warrants included in the securities sold in this offering;

●	1,016,438 shares of Common Stock issuable upon exercise of Warrants issued in the conversion of the PPO Debentures into securities sold in this offering;

●	607,327 shares of Common Stock underlying existing warrants;

●	52,990 shares of Common Stock issuable upon exercise of outstanding stock options with a weighted average exercise price of approximately $29.75 per share;

●	92,461 shares of Common Stock reserved for issuance pursuant to issued and outstanding and future awards under our 2018 Equity Incentive Plan (the “2018 Plan”);

●	303,390 shares of Common Stock reserved for issuance pursuant to issued and outstanding and future awards under our 2022 Equity Incentive Plan (the “2022 Plan”);

●	any securities issuable upon the exercise of the Underwriters’ Over-Allotment Option;

●	76,471 shares of Common Stock issuable upon exercise by the underwriter of the Representative’s Warrants;

●	23,713 shares of Common Stock underlying warrants issued to the underwriters in connection with the PPO Offering.

Except as otherwise indicated, all information in this prospectus assumes:

●	a public offering price of $8.50 per share of common stock and warrant, or pre-funded warrant and warrant; and

●	a reverse stock split at a ratio of 1:85 to occur prior to the closing of this offering.

Except as otherwise indicated herein, all information in this prospectus assumes no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, no exercise of the warrants issued in this offering, and no exercise of options issued under our Plan or of warrants described above.

SUMMARY FINANCIAL DATA

The following tables summarize our financial data for the periods presented and should be read together with the sections of this prospectus titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes thereto appearing elsewhere in this prospectus. The following summary statements of operations data for the years ended December 31, 2021 and December 31, 2020 and the three-month and nine-month periods ended September 30, 2022 and September 30, 2021 have been derived from our consolidated financial statements and footnotes included elsewhere in this prospectus. Our historical results are not necessarily indicative of our future results or of the results we expect in the future.

Brain Scientific Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020

ASSETS
CURRENT ASSETS:
Cash	$785,363	$68,943
Accounts receivable	16,922	-
Inventory	146,090	44,904
Advances to officers	16,941	7,542
Prepaid expenses and other current assets	166,458	12,000
TOTAL CURRENT ASSETS	1,131,774	133,389

Property and equipment, net	122,979	91,742
Intangible assets	10,920,577	-
Goodwill	913,184	-
Operating lease right-of-use asset	191,702	-
Other long-term assets	95,000	-

TOTAL ASSETS	$13,375,216	$225,131

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,987,264	$1,444,476
Accrued director’s fees	75,000	-
Accrued interest	356,998	26,766
Notes payable	320,000	650,000
Loans payable	6,667	-
Loans payable - related party	155,989	-
Operating lease liability, current portion	104,591	-
TOTAL CURRENT LIABILITIES:	4,006,509	2,121,242

Convertible notes payable, net	9,972,551	-
Operating lease liability, net of current portion	91,089	-
Paycheck protection program (PPP) loan	-	111,477

TOTAL LIABILITIES	14,070,149	2,232,719

Commitments and contingencies – Note 17

STOCKHOLDERS’ DEFICIT

Preferred stock, $0.001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 50,217,308 and 29,520,454 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	50,217	29,520
Additional paid in capital	21,537,763	11,141,129
Accumulated deficit	(22,278,923)	(13,178,237)
Accumulated other comprehensive loss	(3,990)	-
TOTAL STOCKHOLDERS’ DEFICIT	(694,933)	(2,007,588)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$13,375,216	$225,131

Brain Scientific Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2021	2020

REVENUE	$265,747	$93,664

COST OF GOODS SOLD	182,519	43,762

GROSS PROFIT	83,228	49,902

SELLING, GENERAL AND ADMINISTRATIVE
Research and development	329,452	210,706
Professional fees	818,698	268,223
Sales and marketing expenses	1,041,575	197,372
Share-based compensation	3,223,674	311,919
General and administrative expenses	3,326,306	1,831,170
TOTAL SELLING, GENERAL AND ADMINISTRATIVE	8,739,705	2,819,390

LOSS FROM OPERATIONS	(8,656,477)	(2,769,488)

OTHER INCOME (EXPENSE):
Interest expense	(467,849)	(29,474)
Amortization of debt discount	(89,787)	-
Loss on disposal of assets	-	(4,067)
Other income	1,110	-
Gain on forgiveness of paycheck protection loan	112,338	-
Foreign currency transaction loss	(21)	-
TOTAL OTHER EXPENSE	(444,209)	(33,541)

LOSS BEFORE INCOME TAXES	(9,100,686)	(2,803,029)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	(9,100,686)	(2,803,029)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(3,990)	-
TOTAL COMPREHENSIVE LOSS	$(9,104,676)	$(2,803,029)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.26)	$(0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	30,680,204	26,819,946

Brain Scientific Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$2,029,839	$785,363
Accounts receivable	5,971	16,922
Inventory	126,132	146,090
Advances to officers	-	16,941
Prepaid expenses and other current assets	290,795	166,458
TOTAL CURRENT ASSETS	2,452,737	1,131,774

Property and equipment, net	124,740	122,979
Intangible assets, net	10,343,538	10,920,577
Goodwill	913,184	913,184
Operating lease right-of-use asset	107,617	191,702
Long-term prepaid insurance	80,000	95,000

TOTAL ASSETS	$14,021,816	$13,375,216

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,653,036	$2,987,264
Accrued director’s fees	75,000	75,000
Accrued interest	172,407	356,998
Convertible notes payable, net	1,912,523	337,000
Notes payable	-	320,000
Loans payable	6,667	6,667
Notes payable - related party	47,998	155,989
Derivative Liabilities	1,857,351	-
Operating lease liability, current portion	81,012	104,591
TOTAL CURRENT LIABILITIES:	6,805,994	4,343,509

Convertible notes payable, net	-	9,635,551
Operating lease liability, net of current portion	29,150	91,089
TOTAL LIABILITIES	6,835,144	14,070,149

Commitments and contingencies – Note 17

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, $0.001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 105,401,858 and 50,217,308 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	105,402	50,217
Additional paid in capital	38,474,527	21,537,763
Accumulated deficit	(31,389,283)	(22,278,923)
Accumulated other comprehensive loss	(3,974)	(3,990)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	7,186,672	(694,933)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$14,021,816	$13,375,216

 Brain Scientific Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

REVENUE	$11,432	$5,275	$209,484	$14,482

COST OF GOODS SOLD	4,058	4,143	148,701	7,840

GROSS PROFIT	7,374	1,132	60,783	6,642

SELLING, GENERAL AND ADMINISTRATIVE
Research and development	56,684	48,282	224,405	147,324
Professional fees	94,014	247,423	538,188	573,309
Sales and marketing expenses	165,414	260,832	570,666	498,583
Share based compensation	2,625,571	-	3,204,382	-
General and administrative expenses	1,083,778	1,177,077	3,628,337	2,292,775
TOTAL SELLING, GENERAL AND ADMINISTRATIVE	4,025,461	1,733,614	8,165,978	3,511,991

LOSS FROM OPERATIONS	(4,018,087)	(1,732,482)	(8,105,195)	(3,505,349)

OTHER INCOME (EXPENSE):
Interest expense	(703,232)	(68,357)	(2,589,486)	(182,574)
Other income	347	-	7,252	-
Gain on forgiveness of paycheck protection loan	-	-	-	112,338
Change in fair market value of derivative liabilities	284,289	-	1,375,048	-
Gain on settlement of derivatives	-	-	201,097	-
Foreign currency transaction gain (loss)	(70)	-	924	-
TOTAL OTHER EXPENSE	(418,666)	(68,357)	(1,005,165)	(70,236)

LOSS BEFORE INCOME TAXES	(4,436,753)	(1,800,839)	(9,110,360)	(3,575,585)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	(4,436,753)	(1,800,839)	(9,110,360)	(3,575,585)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	1,338	-	16	-
TOTAL COMPREHENSIVE LOSS	(4,435,415)	(1,800,839)	(9,110,344)	(3,575,585)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.04)	$(0.06)	$(0.13)	$(0.12)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	105,401,858	29,520,454	72,516,279	29,520,454

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you invest in the securities being offered pursuant to this prospectus, you should carefully consider the following risks, as well as general economic and business risks, and all of the other information contained in this registration statement. Any of the following risks could harm our business, operating results and financial condition and cause the trading price of our Common Stock to decline, which would cause you to lose all or part of your investment. When determining whether to invest, you should also refer to the other information contained in this prospectus, including our financial statements and the related notes thereto.

Risks Relating to our Business

We are a developmental stage medical device company and have a history of significant operating losses; we expect to continue to incur operating losses, and we may never achieve or maintain profitability.

We are a development stage company and have incurred losses from inception and had an accumulated deficit of $31,389,283 as of September 30, 2022, and a working capital deficit of $4,353,257 as of September 30, 2022. We had an accumulated deficit of $22,278,923 as of December 31, 2021, and a working capital deficit of $3,211,735 as of December 31, 2021. We expect to continue to incur significant expenses and increase operating and net losses for the foreseeable future. To date, we have financed our operations primarily through debt and equity financings. To date, our primary activities have been limited to, and our limited resources have been dedicated to, performing business and financial planning, raising capital, recruiting personnel, negotiating with business partners and the licensors of our intellectual property and conducting development activities, including the commercialization of our products.

We have never been profitable and do not expect to be profitable in the foreseeable future. Any profitability in the future will be dependent upon the successful development of our business model, of which we can give no assurance of success. We expect our expenses to increase as we pursue our objectives. The extent of our future operating losses and the timing of profitability are highly uncertain, and we expect to continue incurring significant expenses and operating losses over the next several years. Our prior losses have had, and will continue to have, an adverse effect on our stockholders’ equity and working capital. Any additional operating losses may have an adverse effect on our stockholders’ equity, and we cannot assure you that we will ever be able to achieve profitability. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, maintain our development efforts, obtain regulatory approvals or continue our operations. Accordingly, we are a highly speculative venture involving significant financial risk.

We have generated limited revenues to date and substantially all of our revenues have been generated from our Russian subsidiary.

We have generated only limited revenues from our two product lines. For the year ended December 31, 2021, Brain Scientific Inc. and Piezo Motion Corp had a combined $265,747 in revenues. Memory MD Russia, operating as a distributor of third-party medical devices, accounted for 83.25% of all such revenues. With the uncertainty raised due to the continued Russian invasion of Ukraine, we do not anticipate having sales restart in Russia and have decided to begin the wind down of these operations. Piezo Motion Corp had $38,310 in revenues (14.42%) and Memory MD US had $6,194 (2.33%) of the revenues generated in fiscal 2021. The NeuroCap™ and NeuroEEG™ are both ready for commercial availability within our Neurology Products. The Blue Series, Imperial Series and engineered customized motors are also ready for commercial availability within our Motion Products. In 2022, manufacture of the NeuroCap™ has started at our outsourced manufacturing partner. Our Lakewood Ranch office can handle the manufacture of the Motion Products for the foreseeable future. Distribution partners are in place for both products.

If we do not gain the market acceptance for either the Neurology or Motion Products, we will not be capable of generating the revenues required for sustaining our business.

In 2019, we commenced acting as a distributor of third-party medical devices in Russia, which resulted in substantially all of our revenue for 2020 and 2021. The Russian invasion of Ukraine on February 24, 2022 impacted the operation of our Russian subsidiary. With the uncertainty raised due to the continued Russian invasion of Ukraine, we do not anticipate having sales restart in Russia and have decided to begin the wind down of these operations.

Investors are subject to all the risks incident to the creation and development of a new business and each investor should be prepared to withstand a complete loss of his, her or its investment. Furthermore, the accompanying financial statements have been prepared assuming that we will continue as a going concern. We have not emerged from the development stage and may be unable to raise further equity. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has limited experience in medical device and piezoelectric motor development and commercialization. Our ability to become profitable depends primarily on our ability to develop our products, our successful completion of all necessary pre-clinical testing and clinical trials on such products, our ability to obtain approval for such products and, if approved, successfully commercialize such products, our ongoing research and development efforts, the timing and cost of clinical trials, our ability to identify personnel with the necessary skill sets or enter into favorable alliances with third-parties who can provide substantial capabilities in clinical development, regulatory affairs, sales, marketing and distribution and our ability to obtain and maintain necessary intellectual property rights to such products. Our limited experience in piezoelectric motor and medical device development may make it more difficult for us to complete these tasks.

Even if we successfully develop and market our products, we may not generate sufficient or sustainable revenue to achieve or sustain profitability, which could cause us to cease operations and cause you to lose all of your investment. Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our Company.

Our ability to continue our operations requires that we raise additional capital, and our operations could be curtailed if we are unable to obtain the additional funding as or when needed. As a result, our registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in this prospectus. We will need to raise substantial additional funds in the future, and these funds may not be available on acceptable terms or at all. A failure to obtain this necessary capital when needed could force us to delay, limit, scale back or cease some or all operations.

Upon the completion of the audit of our financial statements for the year ended December 31, 2021, we concluded there was substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph regarding this uncertainty in its report on those financial statements.

The continued growth of our business, including the development, regulatory approval and commercialization of our products, will significantly increase our expenses going forward, regardless of our revenues. As a result, we are required to seek substantial additional funds to continue our business. Our future capital requirements will depend on many factors, including:

●	the cost of developing our products;

●	obtaining and maintaining regulatory clearance or approval for our products;

●	the costs associated with commercializing our products;

●	any change in our development priorities;

●	the revenue generated by sales of our products, if approved;

●	the revenue generated by sales of third-party medical devices;

●	the costs associated with expanding our sales and marketing infrastructure for commercialization of our products, if approved;

●	any change in our plans regarding the manner in which we choose to commercialize any approved product in the United States or internationally;

●	the cost of ongoing compliance with regulatory requirements;

●	expenses we incur in connection with potential litigation or governmental investigations;

●	the costs to develop additional intellectual property:

●	anticipated or unanticipated capital expenditures; and

●	unanticipated general and administrative expenses.

We may not be able to raise additional capital on terms acceptable to us, or at all. Any failure to raise additional capital could compromise our ability to execute on our business plan, and we may be forced to liquidate our assets. In such a scenario, the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

If we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. In addition, if we raise additional funds through collaborations, licensing, joint ventures, strategic alliances, partnership arrangements or other similar arrangements, it may be necessary to relinquish valuable rights to our potential future products or proprietary technologies or grant licenses on terms that are not favorable to us.

The amount of future financing which we may require will depend on several factors, many of which are beyond our control. Our results of operations, financial condition and stock price are likely to be adversely affected if our funding requirements increase or are otherwise greater than we expect.

Our future funding requirements will depend on many factors, including, but not limited to:

●	the testing costs for our product candidates and other development activities conducted by us directly, and our ability to successfully conclude the studies and activities and achieve favorable results;

●	our ability to attract future strategic partners to pay for or share costs related to our product development efforts;

●	the costs and timing of seeking and obtaining regulatory clearance and approvals for our product candidates;

●	decisions to hire additional scientific, engineering or administrative personnel or consultants;

●	our ability to manage administrative and other costs of our operations; and

●	the presence or absence of adverse developments in our research program.

If any of these factors cause our funding needs to be greater than expected, our operations, financial condition, ability to continue operations and stock price may be adversely affected.

Our future cash requirements may differ significantly from our current estimates.

Our cash requirements may differ significantly from our estimates from time to time, depending on a number of factors, including:

●	the costs and results of our development testing and clinical studies regarding our product candidates;

●	the time and costs involved in obtaining regulatory clearance and approvals;

●	the speed of product development at customers in which motors are used;

●	whether we are able to obtain funding under future licensing agreements, strategic partnerships, or other collaborative relationships, if any;

●	the costs of compliance with laws, regulations, or judicial decisions applicable to us; and

●	the costs of general and administrative infrastructure required to manage our business and protect corporate assets and shareholder interests.

If we fail to raise additional funds on a timely basis, we will need to scale back our business plans, which would adversely affect our business, financial condition, and stock price, and we may even be forced to discontinue our operations and liquidate our assets.

COVID-19 continues to evolve and has the potential to disrupt business United States and many other parts of the world and may continue to adversely affect our business operations, supply chains, employee availability, financial condition, liquidity and cash flow for an extended period of time.

COVID-19 has receded as a major disruption of business operations. However, if the virus continues to mutate, a risk exists of more shut-downs or disruption of business operations and supply chains. It is impossible to predict the effect and ultimate impact of the COVID-19 pandemic as the situation continues to evolve.

Ongoing significant reductions in business related activities could result in further loss of sales and profits, as well as other material adverse effects. The extent of the impact of COVID-19 worldwide on our business, financial results, liquidity and cash flows will depend largely on future developments, which are highly uncertain and cannot be predicted.

Quality problems with, and product liability claims in connection with our products could lead to recalls or safety alerts, harm to our reputation, or adverse verdicts or costly settlements, and could have a material adverse effect on our financial condition and business operations.

Quality is extremely important to us and our customers due to the serious and costly consequences of product failure and our business exposes us to potential product liability risks that are inherent in the design, manufacture, and marketing of our products. Component failures, manufacturing defects, design flaws, off-label use, or inadequate disclosure of product-related risks or product-related information with respect to our products, could result in an unsafe condition or injury to, or death of, a user of our products. These problems could lead to the recall of, or issuance of a safety alert relating to, our products, and could result in unfavorable judicial decisions or settlements arising out of product liability claims and lawsuits, including class actions, which could negatively affect our financial condition and business operations. In particular, a material adverse event involving one of our products could result in reduced market acceptance and demand for all products offered under our brand and could harm our reputation and ability to market products in the future.

High quality products are critical to the success of our business. If we fail to meet the high standards we set for ourselves and which our customers expect, and our products are the subject of recalls, safety alerts, or other material adverse events, our reputation could be damaged, we could lose customers, and our revenue and results of operations could decline. Our success also depends generally on our ability to manufacture to exact tolerances precision-engineered components, subassemblies, and finished devices from multiple materials. If our components fail to meet these standards or fail to adapt to evolving standards, our reputation, competitive advantage and market share could be negatively impacted. In certain situations, we may undertake a voluntary recall of products or temporarily shut down product production lines if we determine, based on performance relative to our own internal safety and quality monitoring and testing data, that we have or may be in danger of failing to meet the high-quality standards we have set for ourselves and which our customers expect. Such recalls or cessation of services or product manufacturing may also negatively impact our business.

Any product liability claim brought against us, with or without merit, could be costly to defend and resolve. Any of the foregoing problems, including product liability claims or product recalls in the future, regardless of their ultimate outcome, could harm our reputation and have a material adverse effect on our financial condition and business operations.

We are dependent on patent and other proprietary rights and our failure to protect such rights or to be successful in litigation related to our rights or the rights of others may result in our payment of significant monetary damages. This would negatively impact our ability to sell current or future products or prohibit us from enforcing our patent and other proprietary rights against others.

We are and will continue to be materially dependent on a combination of patents, trade secrets, and trademarks, non-disclosure and non-competition agreements, and other intellectual property protections which will enable us to maintain our proprietary competitiveness. We also operate in an industry characterized by extensive patent litigation. Patent litigation against us can result in significant damage awards and injunctions that could prevent our manufacture and sale of affected products or require us to pay significant amounts in order to continue to manufacture or sell affected products. At any given time, we could potentially be involved as a plaintiff and/or as a defendant in a number of patent infringement and/or other contractual or intellectual property related actions, the outcomes of which may not be known for prolonged periods of time. While it is not possible to predict the outcome of such litigation, we acknowledge the possibility that any such litigation could result in our payment of significant monetary damages and/or royalty payments, negatively impact our ability to sell current or future products or prohibit us from enforcing our patent and proprietary rights against others, which would have a material adverse effect on the financial condition of our business and on our business operations.

While we intend to defend against any threats to our intellectual property, including our patents, trade secrets, and trademarks, and while we intend to defend against any actual or threatened breaches of our non-disclosure and non-competition agreements, may not adequately protect our intellectual property or enforce such agreements. Further, patent or trademark applications currently pending that are owned by us may not result in patents or trademarks being issued to us, patents or trademarks issued to or licensed by us in the past or in the future may be challenged or circumvented by competitors and such patents or trademarks may be found invalid, unenforceable or insufficiently broad to protect our proprietary advantages.

In addition, the laws of certain countries in which we market, or intend to market, some or all of our products do not protect our intellectual property rights to the same extent as the laws of the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies and other intellectual property that are similar to those developed or licensed by us. Competitors may also harm our sales by designing products or offering services that mirror the capabilities of our products, or the technology contained therein, without infringing our intellectual property rights. If we are unable to protect our intellectual property in these countries, it could have a material adverse effect on our financial condition and business operations.

In addition to patented technology, we rely on our unpatented technology, trade secrets and know-how. We generally seek to protect this information by confidentiality, non-disclosure and assignment of invention agreements with our officers, employees, contractors and other service providers and with parties with which we do business. These agreements may be breached, which breach may result in the misappropriation of such information, and we may not have adequate remedies for any such breach. We cannot be certain that the steps we have taken will prevent unauthorized use or reverse engineering of our technology.

Moreover, our trade secrets may be disclosed to or otherwise become known or be independently developed by competitors. To the extent that our officers, employees, contractors, other service providers, or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. If, for any of the above reasons, our intellectual property is disclosed or misappropriated, it would harm our ability to protect our rights and have a material adverse effect on our business, financial condition, and results of operations.

If we experience decreasing prices for our Neurology Products and we are unable to reduce our expenses, our financial condition and business operations may suffer.

We may experience decreasing prices for our Neurology Products due to pricing pressure experienced by our customers from managed care organizations and other third-party payers, increased market power of our customers as the medical device industry consolidates, and increased competition among medical engineering and manufacturing service providers. If the prices for our Neurology Products decrease and we are unable to reduce our expenses, our results of operations will be adversely affected.

Our research and development efforts rely upon investments and investment collaborations, and we cannot guarantee that any previous or future investments or investment collaborations will be successful.

Our commercialization strategy requires a wide variety of technologically advanced and capable products. The rapid pace of technological development in the MedTech industry and the specialized expertise required in different areas of medicine make it difficult for one company alone to develop a broad portfolio of technological solutions. In addition to internally generated growth through our research and development efforts, we anticipate the need to rely upon investments and investment collaborations to provide us access to new technologies both in areas served by our contemplated businesses as well as in new areas. A failure to establish such collaborations may harm our financial condition and business operations.

Going forward, we expect to make future investments where we believe that we can stimulate the development or acquisition of new technologies, Products to further our strategic objectives and strengthen our existing business ventures. Investments and investment collaborations in and with medical technology companies are inherently risky, and we cannot guarantee that any of our previous or future investments or investment collaborations will be successful or will not have a materially adverse effect our financial condition and business operations.

Our ability to offer new products and continue the development of our existing products, depends upon us maintaining strong relationships with health care professionals.

If we fail to maintain our working relationships with health care professionals, many of our products may not be developed and offered in line with the needs and expectations of the professionals who use and support our products, which could cause a decline in our earnings and profitability. The research, development, marketing, and sales of our products is expected to be dependent upon our maintaining working relationships with such health care professionals, and the use of our products is expected to often require the participation of health care professionals. In addition, health care professionals are the primary customer groups we expect to market and sell our products directly to, further highlighting the importance of our relationship with such health care professionals. If we are unable to maintain our relationships with these professionals, we may lose our primary customer base, our products may not be utilized correctly or to their full potential, and our ability to develop, manufacture, and market future products may be significantly stunted.

We operate in a highly competitive industries and we may be unable to compete effectively.

We expect to compete domestically and internationally in the neurology, diagnostic imaging and MedTech markets and the motion control market. These markets are characterized by rapid change resulting from technological advances and scientific discoveries. In the product lines and offered services in which we compete, we face a mixture of competitors ranging from large manufacturers with multiple business lines to small manufacturers that offer a limited selection of niche products. Development by other companies of new or improved products, processes, technologies, or the introduction of reprocessed products or generic versions when our proprietary products lose their patent protection may make our existing products or proposed products less competitive. Competitive factors include product reliability, product performance, product technology, product quality, breadth of product lines, product services, customer support, price, and reimbursement approval from health care insurance providers.

We also face competition for marketing, distribution, and collaborative development agreements, for establishing relationships health care professionals, medical associations, and academic and research institutions, and for licenses to intellectual property. In addition, academic institutions, governmental agencies and other public and private research organizations also may conduct research, seek patient protection and establish collaborative arrangements for discovery, research, clinical development and marketing of products similar to ours. These companies, professionals, and institutions compete with us in recruiting and retaining qualified scientific and management personnel, as well as in acquiring necessary product technologies.

Technological breakthroughs in electric motors could render our Motion Products obsolete.

The electric motor market is subject to rapid technological change and product innovation. Our electric motors are based on its proprietary technology, but several companies are pursuing new technologies, including sensing technologies for electric engines. Any technological breakthroughs could render our Motion Products obsolete, would have a material adverse effect on our business, financial condition and results of operations and could result in our shareholders losing their entire investment.

Any failure to attract and retain skilled directors, executives, employees and consultants could impair our product development and commercialization activities.

Our business depends on the skills, performance, and dedication of our current directors, executive officers and key engineering and technical advisors. We may need to recruit additional directors, executive management employees, and advisers, particularly engineering, scientific and technical personnel, which will require additional financial resources. In addition, there is currently intense competition for skilled directors, executives and employees with relevant engineering, scientific and technical expertise, and this competition is likely to continue. If we are unable to attract and retain persons with sufficient engineering, scientific, technical and managerial experience, we may be forced to limit or delay our product development activities or may experience difficulties in successfully conducting our business, which would adversely affect our operations and financial condition.

Our growth could suffer if the markets into which we sell our products and services decline.

Our growth depends in part on the growth of the markets which we serve. Any decline or lower than expected growth in our served markets could diminish demand for our products and services, which would adversely affect us and our financial results. Certain of our businesses operate in industries that may experience periodic, cyclical downturns. Demand for our products and services will also be sensitive to changes in our current and future customer order patterns, which may be affected by announced price changes, changes in incentive programs, new product introductions and customer inventory levels. Any of these factors could adversely affect our growth and results of operations in any given period.

We have limited internal research and development personnel, making us dependent on consulting relationships.

We consider research and development to be an important part of the process of designing, developing, obtaining regulatory required approvals and the commercialization of our products. We expect to continue to incur substantial costs related to research and development.

We will need to outsource and rely on third parties for various aspects relating to the development, manufacture, sales and marketing of our products as well as in connection with assisting us in the preparation and filing of our FDA submissions, and our future success will be dependent on the timeliness and effectiveness of the efforts of these third parties.

We are dependent on consultants for important aspects of our product development strategy. We do not have the required financial resources and personnel to carry out independently the development of our product candidate, and do not have the capability or resources to manufacture our current product candidates in-house. As a result, we contract with and rely on third parties for important functions, including in connection with the development and finalization of our products, the preparation and filing of our FDA submissions and eventual manufacturing and commercialization of our product candidates. If problems develop in our relationships with third parties, or if such parties fail to perform as expected, it could lead to delays or lack of progress in obtaining FDA clearance, significant cost increases, changes in our strategies, and even failure of our product initiatives.

We expect to rely on third-party manufacturers and will be dependent on their quality and effectiveness.

Our products requires precise, high-quality manufacturing. The manufacturing process of NeuroCap™ is outsourced to a third-party, while the piezo electric motors are currently manufactured in-house, by the Company. The failure to achieve and maintain high manufacturing standards, including failure to detect or control anticipated or unanticipated manufacturing errors or the frequent occurrence of such errors, could result in user injury or death, discontinuance or delay of ongoing or planned clinical studies, delays or failures in product testing or delivery, cost overruns, product recalls or withdrawals and other problems that could seriously hurt our business. Contract medical device manufacturers often encounter difficulties involving production yields, quality control and quality assurance and shortages of qualified personnel. These manufacturers are subject to stringent regulatory requirements, including the FDA’s current good-manufacturing-practices regulations. If our contract manufacturers fail to maintain ongoing compliance at any time, the production of our products could be interrupted, resulting in delays or discontinuance of our clinical studies, additional costs and loss of potential revenues.

We may be subject to potential product liability and other claims that could materially impact our business and financial condition.

The development and sale of our products exposes us to the risk of significant damages from product liability and other claims, and the use of our product candidates may result in adverse effects. We cannot predict all the possible harms or adverse effects that may result. We maintain a modest amount of product liability insurance to provide some protection from claims. Nonetheless, we may not have sufficient resources to pay for any liabilities resulting from a personal injury or other claim, even if it is partially covered by insurance. In addition to the possibility of direct claims, we may be required to indemnify third parties against damages and other liabilities arising out of our development, commercialization and other business activities, which would increase our liability exposure. If third parties that have agreed to indemnify us fail to do so, we may be held responsible for those damages and other liabilities as well.

Our competitors may develop products that are more effective and less expensive than ours.

We are engaged in the development of Neurology Products and Motion Products, the marketing and sale of which is intensely competitive. Our competitors may:

●	develop products that are less expensive or more effective than ours;

●	commercialize competing products before we can launch our products;

●	hold or obtain proprietary rights that could prevent us from commercializing our products; or

●	introduce competing products that render our product obsolete.

If our competitors market Neurology Products or Motion Products that are less expensive or more effective than our products, or that gain or maintain greater market acceptance, we may not be able to compete effectively.

We may not be able to successfully scale-up manufacturing of our products in sufficient quality and quantity.

In order to conduct larger-scale commercialization of our products, we will need to manufacture our products in substantially larger quantities. We may not be able to successfully increase the manufacturing capacity for our products in a timely or cost-effective manner, or at all. In addition, quality issues may arise during scale-up activities. If we are unable to successfully scale up the manufacture of our products in sufficient quality and quantity, the further development of our products and expected sales will be delayed, which could significantly harm our business.

A reduction or interruption in our supply of raw materials coupled with an inability to develop alternative sources for such raw materials, and other similar supply chain management difficulties, may adversely affect our ability to manufacture our products.

The manufacture of our Products requires the timely delivery of sufficient amounts of quality components and materials and is highly exacting and complex, due in part to strict regulatory requirements, and we cannot guarantee that our efforts to secure quality components and materials in a timely, cost-effective manner will be successful. Other problems in the manufacturing process, including equipment malfunction, failure to follow specific protocols and procedures, defective raw materials and environmental factors, could lead to launch delays, product shortage, unanticipated costs, lost revenues and damage to our reputation. A failure to identify and address manufacturing problems prior to the release of Products to our customers may also result in quality or safety issues.

Our operating results could be negatively impacted if we are unable to capitalize on research and development spending.

We have and intend to continue to spend a significant amount of time and resources on research and development projects to develop and validate new and innovative products. We believe these projects will result in the commercialization of new products and will create additional future sales. However, factors including regulatory delays, safety concerns or patent disputes could delay the introduction or marketing of new products. Additionally, unanticipated issues may arise in connection with current and future clinical studies that could delay or terminate a product’s development prior to regulatory approval. We may experience an unfavorable impact on our financial condition and business operations if we are unable to capitalize on those efforts by attaining the proper FDA approval or to successfully market new products.

We rely on third-party suppliers to provide equipment, components and services, which creates certain risks and uncertainties that may adversely affect our business.

Our business requires that we buy equipment, components and services from third parties. Our reliance on third-party suppliers involves certain risks, including poor quality or an unreliable supply chain, which could (i) adversely affect the reliability and reputation of our products; (ii) result in changes in the cost of these purchases due to inflation, exchange rates, tariffs, or other factors; and (iii) result in shortages of components, commodities or other materials, which could adversely affect our manufacturing efficiencies and our ability to make timely delivery. Any of these uncertainties could adversely affect our profitability and ability to compete.

Certain materials and components used in our products are required and qualified to be sourced from a single or a limited number of suppliers.

Because of any number of domestic or global factors, certain materials used by us in our products, specifically ceramics associated with our piezo motion products for which we rely on only two suppliers could become in short supply resulting in limited availability and/or increased costs. Although we believe that alternative suppliers are available to supply materials and components to replace those currently used, doing so may require that we redesign work and would require having those new sources qualified within our systems prior to making use of those new alternatives. Any interruption in the supply from any supplier that serves as a sole source could delay product shipments and have a material adverse effect on our business, financial condition and results of operations. Our profits may decline if the price of raw materials rise and we cannot recover the increases from our then customers.

We use various raw materials, such as piezoceramic, steel and plastics, in our manufacturing operations.

The raw materials used by us to manufacture our products may become subject to volatility. As a result, it may be necessary for us to increase our product sales price which could have a negative impact on our unit volume, revenue and potential operating income. We are also subject to risks associated with United States and foreign legislation and regulations relating to imports, including quotas, duties, tariffs or taxes, and other charges or restrictions on imports, which could adversely affect our operations and our ability to import raw materials and components at current or increased levels. We cannot predict whether additional United States and foreign customs quotas, duties, tariffs, taxes or other charges or restrictions, requirements as to where raw materials must be purchased, or other restrictions on our imports will be imposed upon the importation of our products in the future or adversely modified, or what effect such actions would have on our costs of operations.

The Russian-Ukrainian Conflict adversely affected the operations of our Russian subsidiary.

In February 2022, the Russian Federation commenced a military action with the country of Ukraine, which has had a material adverse effect on the operations of our Russian subsidiary, which had accounted for the majority of our revenues. With the uncertainty raised due to the continued Russian invasion of Ukraine, we do not anticipate having sales restart in Russia and have decided to begin the wind down of these operations.

Security vulnerabilities in our systems could lead to reduced revenues and claims against us.

Our operations may depend upon our ability to withstand cyber-attacks. Third parties may develop and deploy viruses, worms, and other malicious software programs, some of which may be designed to attack our systems or networks. Our operations also involve the storage and transmission of proprietary information which may be the target of cyber-attacks. Hardware and software that we produce or procure from third parties also may contain defects in manufacture or design, including bugs and other problems, which could compromise their ability to withstand cyber-attacks.

The costs to us to eliminate or alleviate security vulnerabilities can be significant, and our efforts to address these problems may not be successful and could result in interruptions, delays, cessation of service and loss of existing or potential customers that may impede our sales, manufacturing, distribution, or other critical functions, as well as potential liability to the company. The risk that these types of events could seriously harm our business is likely to increase as we expand our operations.

If we or our third-party service providers experience a security breach or unauthorized parties otherwise obtain access to our network, our data or our cloud services may be perceived as not being secure, our reputation may be harmed, demand for our products may be reduced, and we may incur significant liabilities.

Our operations involve the storage and transmission of data, and security breaches could result in the loss of this information, litigation, indemnity obligations and other liability. We may become the target of cyber-attacks by third parties seeking unauthorized access to our data or users’ data or to disrupt our ability to provide service. While we have taken steps to protect the confidential information that we have access to, including confidential information we may obtain through our customer support services or customer usage of our cloud services, our security measures or those of our third-party service providers could be breached or we could suffer data loss. Computer malware, viruses, social engineering (predominantly spear phishing attacks), and general hacking have become more prevalent in our industry, particularly against cloud services. If our security measures are or are believed to have been breached as a result of third-party action, employee error, malfeasance or otherwise, our reputation could be damaged, our business may suffer, and we could incur significant liability.

We also process, store, and transmit our own data as part of our business and operations. This data may include personally identifiable, confidential, or proprietary information. There can be no assurance that any security measures that we or our third-party service providers have implemented will be effective against current or future security threats. While we have developed systems and processes to protect the integrity, confidentiality and security of our data, our security measures or those of our third-party service providers could fail and result in unauthorized access to or disclosure, modification, misuse, loss or destruction of such data.

Because there are many different security breach techniques and such techniques continue to evolve, we may be unable to anticipate attempted security breaches and implement adequate preventative measures. Any security breach or other security incident, or the perception that one has occurred, could result in damage to our brand, disrupt normal business operations, require us to spend material resources to investigate or correct the breach, expose us to legal liabilities, including litigation, regulatory enforcement, and indemnity obligations, and adversely affect our revenues and operating results. These risks may increase as we continue to grow the number and scale of our cloud services, and process, store, and transmit increasingly large amounts of data.

Regulatory and Legal Risks

Motian product and medical device development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of any product.

Before obtaining marketing approval from regulatory authorities for the sale of our Neurology Products under development in the United States or elsewhere, we must complete all pre-clinical testing, clinical trials and other regulatory requirements necessitated by the FDA and foreign regulatory bodies and demonstrate the performance and safety of our products. Clinical testing is expensive, difficult to design and implement, can take many years to complete and is inherently uncertain as to outcome. A failure of one or more clinical trials can occur at any stage of testing. Further, the outcomes of completed clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Clinical data is often susceptible to varying interpretations and analyses, and many companies that have believed their products performed satisfactorily in clinical trials have nonetheless failed to obtain marketing approval. We have limited resources to complete the expensive process of medical device development, pre-clinical testing and clinical trials, putting us at a disadvantage, particularly compared to some of our larger and established competitors, and we may not have sufficient resources to commercialize our products under development in a timely fashion, if ever.

We may experience numerous unforeseen events during or as a result of clinical trials that could delay or prevent our ability to receive marketing approval or commercialize our products, including:

●	regulators may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

●	the failure to successfully complete pre-clinical testing requirements required by the FDA and international organizations;

●	we may experience delays in reaching, or fail to reach, agreement on acceptable clinical trial contracts with third parties or clinical trial protocols with prospective trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different trial sites;

●	we may experience delays in reaching, or fail to reach, agreement on acceptable clinical trial contracts with third parties or clinical trial protocols with prospective trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different trial sites;

●	clinical trials of our products may produce negative or inconclusive results, including failure to demonstrate statistical significance, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon our development programs;

●	the number of people with brain related disorders required for clinical trials may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate, or people may drop out of these clinical trials or fail to return for post-treatment follow-up at a higher rate than we anticipate;

●	our products may have undesirable side effects or other unexpected characteristics, causing us or our investigators, regulators or institutional review boards to suspend or terminate the trials;

●	our third-party contractors conducting the clinical trials may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

●	regulators may require that we or our investigators suspend or terminate clinical development for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

●	the cost of clinical trials of our products may be greater than we anticipate;

●	the supply or quality of our products or other materials necessary to conduct clinical trials of our products may be insufficient or inadequate; and

●	delays from our suppliers and manufacturers could impact clinical trial completion and impact revenue.

If we are required to conduct additional clinical trials or other testing of our products under development beyond those that we contemplate, if we are unable to successfully complete clinical trials of our products under development or other testing, if the results of these trials or tests are not favorable or if there are safety concerns, we may:

●	not obtain marketing approval at all;

●	be delayed in obtaining marketing approval for our products under development in a jurisdiction;

●	be subject to additional post-marketing testing requirements; or

●	have our products removed from the market after obtaining marketing approval.

Our development costs will also increase if we experience delays in testing or marketing approvals. We do not know whether any of our clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. Significant clinical trial delays also could allow our competitors to bring innovative products to market before we do and impair our ability to successfully commercialize our products.

We are subject to costly and complex laws and governmental regulations and any adverse regulatory action may materially adversely affect our financial condition and business operations.

Our medical devices are subject to regulation by numerous government agencies, including the FDA and comparable agencies outside of the United States. To varying degrees, each of these agencies requires us to comply with laws and regulations governing the development, testing, manufacturing, labeling, marketing, and distribution of our products. We cannot guarantee that we will be able to obtain or maintain marketing clearance for our new products, or enhancements or modifications to existing products, and the failure to maintain approvals or obtain approval or clearance could have a material adverse effect on the financial condition of our business and our business operations. Even if we are able to obtain such approval or clearance, it may take a significant amount of time, require the expenditure of substantial resources, involve stringent clinical and pre-clinical testing, require increased post-market surveillance, involve modifications, repairs, or replacements of our products, and result in limitation on the proposed uses of our products.

Both before and after a product is commercially released or offered, we have ongoing responsibilities under FDA regulations. Many of our facilities and procedures and those of our suppliers are also subject to periodic inspections by the FDA to determine compliance with the FDA’s requirements, including the quality system regulations and medical device reporting regulations. The results of these inspections can include inspectional observations on FDA’s Form-483, warning letters, or other forms of enforcement. If the FDA were to conclude that we are not in compliance with applicable laws or regulations, or that any of our medical devices are ineffective or pose an unreasonable health risk, the FDA could ban such medical devices, detain or seize adulterated or misbranded medical devices, order a recall, repair, replacement, or refund of such devices, refuse to grant pending pre-market approval applications or require certificates of non-U.S. governments for exports, and/or require us to notify health professionals and others that the devices present unreasonable risks of substantial harm to the public health. The FDA may also assess civil or criminal penalties against us, our officers or employees and impose operating restrictions on a company-wide basis or enjoin and/or restrain certain conduct resulting in violations of applicable law. The FDA may also recommend prosecution to the U. S. Department of Justice. Governmental agencies comparable to the FDA which operate in foreign jurisdictions may also require us to comply with regulations similar to those required by the FDA and failing to do so may result in material adverse ramifications similar to those caused by a failure to comply with FDA regulations. Any adverse regulatory action, depending on its magnitude, may restrict us from effectively marketing and selling our Products and limit our ability to obtain future pre-market clearances or approvals, and could cause result in a substantial modification to our business practices and operations.

In addition, the FDA has taken the position that device manufacturers are prohibited from promoting their products other than for the uses and indications set forth in the approved product labeling. A number of enforcement actions have been taken against manufacturers that promote products for “off-label” uses, including actions alleging that federal health care program reimbursement of products promoted for “off-label” uses constitute false and fraudulent claims to the government. The failure to comply with “off-label” promotion restrictions can result in significant civil or criminal exposure, administrative obligations and costs, and/or other potential penalties from, and/or agreements with, the federal government.

Governmental regulations outside the United States have become increasingly stringent and more common, and we may become subject to more rigorous regulation by governmental authorities in the future in the event we determine to conduct business internationally. In the European Union, for example, a new Medical Device Regulation was published in 2017 which, when it enters into full force, will impose significant additional premarket and post-market requirements. Penalties for a company’s non-compliance with governmental regulation could be severe, including fines and revocation or suspension of a company’s business license, mandatory price reductions and criminal sanctions. Any governmental law or regulation imposed in the future may have a material adverse effect on us.

Legislative, regulatory, or medical cost reimbursement changes may adversely impact our business.

New laws, regulations and judicial decisions, or new interpretations of existing laws, regulations and decisions, that relate to the health care system in the U.S. and in other jurisdictions may change the nature of and regulatory requirements relating to innovations in medical devices, testing and regulatory approvals, limit or eliminate payments for medical procedures and treatments, or subject the pricing of medical devices to government control. In addition, third-party payors in the U.S. are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement of new products. Consequently, significant uncertainty exists as to the reimbursement status of newly approved health care products. Significant changes in the health care system in the U.S. or elsewhere, including changes resulting from adverse trends in third-party reimbursement programs, could have a material adverse effect on our projected future operating results and our ability to raise capital, commercialize products, and remain in business.

Healthcare reform laws could adversely affect our product candidate and financial condition.

In the United States, there have been, and continue to be, a number of legislative initiatives to contain healthcare costs. In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (ACA), was enacted in the United States, which made a number of substantial changes in the way healthcare is financed by both governmental and private insurers. Among other ways in which it may affect our business, the ACA implemented payment system reforms, including a national pilot program on payment bundling to encourage hospitals, physicians, and other providers to improve the coordination, quality, and efficiency of certain healthcare services through bundled payment models and expanded the eligibility criteria for Medicaid programs.

Since its enactment, there have been judicial, executive, and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order to initiate a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. It is unclear how other healthcare reform measures of the Biden administration or other efforts, if any, to challenge, repeal, or replace the ACA will impact the ACA or our business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, reduced Medicare payments to providers by 2% per fiscal year, effective on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, with the exception of a temporary suspension implemented under various COVID-19 relief legislation from May 1, 2020 through the end of 2021, unless additional Congressional action is taken. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Further, the Bipartisan Budget Act of 2018 among other things, amended the Medicare statute, effective January 1, 2019, to reduce the coverage gap in most Medicare drug plans, commonly known as the “donut hole,” by raising the manufacturer discount under the Medicare Part D coverage gap discount program to 70%. It is unclear how the ACA and its implementation, as well as efforts to repeal or replace, or invalidate, the ACA, or portions thereof, will affect our insulin pump or our business. Additional legislative changes, regulatory changes, and judicial challenges related to the ACA remain possible. It is possible that the ACA, as currently enacted or as it may be amended in the future, and other healthcare reform measures that may be adopted in the future, could have an adverse effect on our industry generally and on our ability to commercialize our insulin pump and achieve profitability.

Following FDA clearance or approval, our products will still be subject to recalls, which would harm our reputation, business operations and financial results.

Following FDA clearance or approval of our products, the FDA has the authority to require the recall of a product if we commence manufacturing of such product and we or any contract manufacturers we retain fail to comply with relevant regulations pertaining to manufacturing practices, labeling, advertising or promotional activities, or if new information is obtained concerning the safety or efficacy of the device. A government-mandated recall could occur if the FDA finds that there is a reasonable probability that a device would cause serious, adverse health consequences or death. A voluntary recall by us could occur as a result of manufacturing defects, labeling deficiencies, packaging defects or other failures to comply with applicable regulations. Any recall would divert management’s attention and financial resources and harm our reputation with customers. A recall involving one or more of our products would be harmful to our business, financial condition and results of operations.

We are subject to environmental laws and regulations and the risk of environmental liabilities, violations and litigation.

We are subject to numerous United States federal, state, local and non-U.S. environmental, health and safety laws and regulations concerning, among other things, the health and safety of our employees, the generation, storage, use and transportation of hazardous materials, emissions or discharges of substances into the environment, investigation and remediation of hazardous substances or materials at various sites, chemical constituents in medical products and end-of-life disposal and take-back programs for medical devices. Our operations involve the use of substances regulated under such laws and regulations, primarily those used in manufacturing and sterilization processes. If we violate these environmental laws and regulations, we could be fined, criminally charged or otherwise sanctioned by regulators.

In addition, certain environmental laws assess liability on current or previous owners or operators of real property for the costs of investigation, removal or remediation of hazardous substances or materials at their properties or at properties which they have disposed of hazardous substances. Liability for investigative, removal and remedial costs under certain U.S. federal and state laws are retroactive, strict and joint and several. In addition to cleanup actions brought by governmental authorities, private parties could bring personal injury or other claims due to the presence of, or exposure to, hazardous substances. The ultimate cost of site cleanup and timing of future cash outflows is difficult to predict, given the uncertainties regarding the extent of the required cleanup, the interpretation of applicable laws and regulations, and alternative cleanup methods.

We may in the future be subject to additional environmental claims for personal injury or cleanup based on our past, present or future business activities (including the past activities of companies we may acquire). The costs of complying with current or future environmental protection and health and safety laws and regulations, or liabilities arising from past or future releases of, or exposures to, hazardous substances, may exceed our estimates, or have a material adverse effect on the financial condition of our business and our business operations.

Our failure to comply with laws and regulations relating to reimbursement of health care goods and services may subject us to penalties and adversely impact our reputation, financial condition, and business operations.

Our neurology products are expected to be purchased primarily by medical professionals and organizations that typically bill various third-party payers, such as governmental programs (e.g., Medicare, Medicaid and comparable non-U.S. programs), private insurance plans and managed care plans, for the healthcare services provided to their patients. The ability of our customers to obtain appropriate reimbursement for products from third-party payers is critical because it affects which products customers purchase and the prices they are willing to pay for such products. As a result, our products are subject to regulation regarding quality and cost by the U.S. Department of Health and Human Services, including the Centers for Medicare & Medicaid Services or CMS as well as comparable state and non-U.S. agencies responsible for reimbursement and regulation of health care goods and services. The principal U.S. federal laws implicated include those that prohibit (i) the filing of false or improper claims for federal payment, known as the false claims laws, (ii) unlawful inducements for the referral of business reimbursable under federally-funded health care programs, known as the anti-kickback laws, and (iii) health care service providers from seeking reimbursement for providing certain services to a patient who was referred by a physician who has certain types of direct or indirect financial relationships with the service provider, known as the Stark Law. Many states have similar laws that apply to reimbursement by state Medicaid and other funded programs as well as in some cases to all payers. Insurance companies can also bring a private cause of action claiming treble damages against a manufacturer for causing a false claim to be filed under the federal Racketeer Influenced and Corrupt Organizations Act. In addition, if we were to become a manufacturer of FDA-approved devices reimbursable by federal healthcare programs, we would be subject to the Physician Payments Sunshine Act, which would require us to annually report certain payments and other transfers of value we make to U.S.-licensed physicians or U.S. teaching hospitals.

Our anticipated domestic and international operations may be subject to risks relating to changes in government and private medical reimbursement programs and policies, and changes in legal regulatory requirements in the U.S. and around the world. Implementation of further legislative or administrative reforms to the reimbursement system in the U.S. and outside of the U.S., or adverse decisions relating to our Products or services by administrators of these systems in coverage or reimbursement, could significantly reduce reimbursement or result in the denial of coverage, which could have an impact on the acceptance of and demand for our Products and the prices that our customers are willing to pay for them.

The laws and regulations of healthcare related products that are applicable to us, including those described herein, are subject to evolving interpretations and enforcement discretion. If a governmental authority were to conclude that we are not in compliance with applicable laws and regulations, we and our officers and employees could be subject to severe criminal and civil penalties, including, for example, exclusion from participation as a supplier of products or services to beneficiaries covered by CMS. Any failure to comply with laws and regulations relating to reimbursement and healthcare products could adversely affect our financial condition and business operations.

We are subject to federal, state and foreign healthcare regulations related to anti-bribery and anti-corruption laws and could face substantial penalties if we fail to fully comply with such regulations and laws.

The relationships that we and our potential distributors and others that market or may market our products have with healthcare professionals, such as physicians and hospitals, are subject to scrutiny under various federal, state, foreign laws often referred to collectively as healthcare fraud and abuse laws. In addition, U.S. and foreign government regulators have increased the enforcement of the Foreign Corrupt Practices Act and other anti-bribery laws. We also must comply with a variety of other laws that protect the privacy of individually identifiable healthcare information and impose extensive tracking and reporting related to all transfers of value provided to certain healthcare professionals. These laws and regulations are broad in scope and are subject to evolving interpretation and we could be required to incur substantial costs to monitor compliance or to alter our practices if we are found not to be in compliance. Violations of these laws may be punishable by criminal or civil sanctions, including substantial fines, imprisonment of current or former employees and exclusion from participation in governmental healthcare programs, all of which could have a material adverse effect on our financial condition and business operations.

Our international operations expose it to legal, political and regulatory risks, which could have a material effect on its business.

We have operations in Russia and Ukraine. Memory MD Russia, a subsidiary of Memory MD Inc., has operated as a medical distribution company in Russia. Piezo Motion Corp.’s research and development operations are located in Kyiv, Ukraine. The Russian invasion of Ukraine in February 2022 has exposed our operations in both countries to risks. The Company has decided to begin the wind down of operations in Russia. Moreover, we are required to comply with various import laws and export control and economic sanctions laws, which may affect our transactions with certain customers, business partners and other persons and dealings between our employees and subsidiaries. In certain circumstances, export control and economic sanctions regulations or embargos may prohibit the export of certain products, services and technologies. In other circumstances, we may be required to obtain an export license before exporting the controlled item. Compliance with the various import laws that apply to our businesses can restrict our access to, and increase the cost of obtaining, certain products and at times can interrupt our supply of imported inventory. In addition to government regulations regarding sale and export, we are subject to other regulations regarding our products. For example, the SEC has adopted disclosure rules for companies that use conflict minerals in their products, with substantial supply chain verification requirements in the event that the materials come from, or could have come from, the Democratic Republic of the Congo or adjoining countries. These rules and verification requirements impose additional costs on us and on our suppliers and may limit the sources or increase the cost of materials used in our products. Further, if we are unable to certify that are products are conflict free, we may face challenges with our customers that could place us at a competitive disadvantage, and our reputation may be harmed.

We are subject to a variety of legal and regulatory proceedings in the course of our business that could adversely affect our financial results. For example, the raw piezoceramic material used throughout our Motion Products is presently included as an exemption to the European Union’s Directive 2011/65/EU dealing with hazardous substance use in industrial, commercial, and consumer applications. One exemption (exemption 7-C) concerning the use of lead (Pb) in piezoelectric ceramics presently exists allowing lead (Pb) to be used in the manufacture of PZT (lead-zirconate-titanate) type piezoelectric ceramic products, which is the type of material we use in our Motion Products. European Union laws with respect to the exemption could change in the future making it difficult to sell our products containing such materials within the European Union, which would impact our revenues.

Risks Related to our Securities

There is not now, and there may never be, an active market for our Common Stock and Warrants. We cannot assure you that our Common Stock and Warrants will become liquid.

There currently is no liquid market for our Common Stock and no market for our Warrants. An investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock and Warrants and trading of our Common Stock and Warrants may be extremely sporadic. An active market for our Common Stock and Warrants may never develop. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

The price of our Common Stock might fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of our Common Stock may prevent you from being able to sell your shares of our Common Stock at or above the price you paid for your shares. The trading price of our Common Stock may be volatile and subject to wide price fluctuations in response to various factors, including:

●	actual or anticipated fluctuations in our quarterly financial and operating results;

●	our progress toward developing our products;

●	the commencement, enrollment and results of our future clinical trials;

●	adverse results from, delays in or termination of our clinical trials;

●	adverse regulatory decisions, including failure to receive regulatory approval;

●	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts, if any;

●	perceptions about the market acceptance of our products and the recognition of our brand;

●	adverse publicity about our products or industry in general;

●	overall performance of the equity markets;

●	introduction of products, or announcements of significant contracts, licenses or acquisitions, by us or our competitors;

●	legislative, political or regulatory developments;

●	additions or departures of key personnel;

●	threatened or actual litigation and government investigations;

●	sales of shares of our Common Stock by us or members of our management; and

●	general economic conditions.

These and other factors might cause the market price of our Common Stock to fluctuate substantially, which may negatively affect the liquidity of our Common Stock. In addition, from time to time, the stock market experiences price and volume fluctuations, some of which may be significant. This volatility has had a significant impact on the market price of securities issued by many companies across many industries. The changes frequently appear to occur without regard to the operating performance of the affected companies. Accordingly, the price of our Common Stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our share price.

Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results and financial condition.

We are a smaller reporting company, and the reduced reporting requirements applicable to smaller reporting companies may make our Common Stock less attractive to investors.

We are a “smaller reporting company” as defined in Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley Act of 2002 (“SOX”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation, and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Our Common Stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our securities.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

Concentration of ownership of our Common Stock among our existing executive officers, directors and principal stockholders may prevent new investors from influencing significant corporate decisions.

Our executive officers, directors, principal stockholders and their affiliates, in the aggregate, beneficially own approximately 75.5% of our outstanding common stock as of January 17, 2023. As a result, these persons, acting together, would be able to significantly influence all matters requiring stockholder approval, including the election and removal of directors, any merger, consolidation, sale of all or substantially all of our assets, or other significant corporate transactions.

Some of these persons or entities may have interests different than yours. For example, they may be more interested in selling our company to an acquirer than other investors, or they may want us to pursue strategies that deviate from the interests of other stockholders.

We intend to issue more shares to raise capital, which will result in substantial dilution.

Our certificate of incorporation currently authorizes the issuance of a maximum of 200,000,000 shares of Common Stock and 10,000,000 shares of “blank check” preferred stock but the Company has received authorization from the board of directors and majority stockholders to increase the amount of authorized Common Stock to 750,000,000 shares. Any additional financings effected by us may result in the issuance of additional securities without stockholder approval and the substantial dilution in the percentage of common stock held by our then existing stockholders. Moreover, the securities issued in any such transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of Common Stock held by our current stockholders on an as converted, fully-diluted basis. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of Common Stock or other securities convertible into or exchangeable for Common Stock are issued in connection with a financing, dilution to the interests of our stockholders will occur and the rights of the holder of Common Stock might be materially and adversely affected.

Anti-takeover provisions that may be in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of us difficult.

Our certificate of incorporation and bylaws may contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock.

We do not intend to pay cash dividends on our Common Stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. Subject to any series of preferred stock we may issue in the future, we intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Accordingly, you may have to sell some or all of your shares of our Common Stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell shares and you may lose the entire amount of the investment.

Our articles of incorporation allow for our board of directors to create new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our Common Stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Currently, our board of directors has the authority to designate and issue up to 10,000,000 shares of our preferred stock without further shareholder approval. In the future, our board of directors could authorize the issuance of one or more series of preferred stock that would grant to holders, among other rights, the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Stock and the right to the redemption of our preferred shares acquired by such persons, together with a premium, prior to the redemption of our Common Stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing shareholders.

Failure to establish and maintain an effective system of internal controls could result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations or fail to prevent fraud in which case, our stockholders could lose confidence in our financial reporting, which would harm our business and could negatively impact the price of our stock.

We have assessed the effectiveness of our internal control over financial reporting as of December 31, 2021. In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework (2013). Based on this assessment, management believes that, as of December 31, 2021, the Company did not maintain effective internal control over financial reporting because of the effect of material weaknesses in our internal control over financial reporting. Specifically, we identified material weaknesses in our internal control over financial reporting related to (i) limited policies and procedures that cover recording and reporting of financial transactions associated with the foreign subsidiary; and (ii) lack of sufficient personnel in the accounting function due to our limited resources resulting in lack of segregation of duties. The Company engages a third-party consultant to ensure the complete and proper application of generally accepted accounting principles, particularly as it relates to valuation of warrants and other complex debt /equity transactions. We plan to remediate those material weaknesses by (i) improving the effectiveness of the accounting group by augmenting our existing resources with additional internal accounting staff to assist in the analysis and recording of transaction and for improved segregation of duties. We plan to mitigate this identified deficiency by hiring additional accounting staff once we generate significantly more revenue or raise significant additional working capital; and (ii) improving desired segregation procedures by strengthening cross approval of various functions including quarterly internal audit procedures where appropriate.

Continued ineffective internal control regarding our financial reporting could have an adverse effect on our business and financial results and the price of our Common Stock could be negatively affected. This could also make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Any system of internal controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of the controls and procedures or failure to comply with regulation concerning control and procedures could have a material effect on our business, results of operation and financial condition. Any of these events could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which ultimately could negatively affect the market price of our shares, increase the volatility of our stock price and adversely affect our ability to raise additional funding. The effect of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors and as executive officers.

Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. If we fail to timely achieve and maintain the adequacy of our internal control over financial reporting, we may not be able to produce reliable financial reports or help prevent fraud. Our failure to achieve and maintain effective internal control over financial reporting could prevent us from filing our periodic reports on a timely basis which could result in the loss of investor confidence in the reliability of our financial statements, harm our business and negatively impact the trading price of our common stock.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Common Stock in the public market, the market price of our Common Stock could decline significantly.

Of the 1,240,026 shares of our Common Stock issued and outstanding as of January 17, 2023, approximately 156,214 shares are freely tradable without restriction by stockholders who are not our affiliates.

If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports, about us, our business or our market, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that securities or industry analysts publish about us and our business. Securities or industry analysts may elect not to provide coverage of our Common Stock, and such lack of coverage may adversely affect the market price of our Common Stock. In the event we do not secure additional securities or industry analyst coverage, we will not have any control over the analysts or the content and opinions included in their reports. The price of our stock could decline if one or more securities or industry analysts downgrade our stock or issue other unfavorable commentary or research. If one or more securities or industry analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which in turn could cause our stock price or trading volume to decline.

Medicare, Medicaid, health maintenance organizations and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement of new medical devices, and, as a result, their coverage policies may be restrictive, or they may not cover or provide adequate payment for our products.

Medicare, Medicaid, health maintenance organizations and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement of new medical devices, and, as a result, their coverage policies may be restrictive, or they may not cover or provide adequate payment for our products. In order to obtain reimbursement arrangements, we may have to agree to a net sales price lower than the net sales price we might charge in other sales channels. Our revenue may be limited by the continuing efforts of government and third-party payors to contain or reduce the costs of healthcare through various increasingly sophisticated means, such as requiring prospective reimbursement and second opinions, purchasing in groups, or redesigning benefits. Our future dependence on the commercial success of our technologies makes us particularly susceptible to any cost containment or reduction efforts. Accordingly, unless the government and other third-party payors provide adequate coverage and reimbursement for our products and the related insertion and removal procedures, our financial performance may be limited.

General Risks

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to the absence of an operating history, lack of fully-developed or commercialized products, insufficient capital, expected substantial and continual losses for the foreseeable future, limited experience in dealing with regulatory issues, lack of manufacturing and marketing experience, need to rely on third parties for the development and commercialization of our existing and proposed products, a competitive environment characterized by well-established and well-capitalized competitors and reliance on key personnel.

We may not be successful in carrying out our business objectives. The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in our business. There is a substantial risk that we will not be successful in fully implementing our business plan, or if initially successful, in thereafter generating material operating revenues or in achieving profitable operations.

Foreign currency exchange rates may adversely affect our financial results.

Sales and purchases in currencies other than the United States. dollar expose us to fluctuations in foreign currencies relative to the United States dollar and may adversely affect our financial results. Increased strength of the United States dollar increases the effective price of our products sold in United States dollars into other countries, which may require us to lower its prices or adversely affect sales to the extent we do not increase local currency prices. Decreased strength of the United States dollar could adversely affect the cost of materials, products and services we purchase from non-United States denominated locations. Sales and expenses of our non-United States businesses are also translated into United States dollars for SEC reporting purposes and the strengthening or weakening of the United States dollar could result in unfavorable translation effects. We also face exchange rate risk from our investments in subsidiaries owned and operated in foreign countries.

Current economic and political conditions make tax rules in any jurisdiction subject to significant change.

We are subject to income taxes as well as non-income based taxes, in both the U.S. and ultimately various jurisdictions outside the U.S. where we intend to operate. We cannot predict the overall impact that changes or revisions to any such tax laws and regulations, whether in in the United States or in jurisdictions outside the United States, may have on our business. We may be subject to ongoing tax audits in various jurisdictions, and the tax authorities conducting such audits may disagree with certain taxation positions we have taken and assess additional taxes. Although we intend to regularly assess the likely outcomes of these audits in order to determine the appropriateness of our tax obligations, there can be no assurance that we will accurately predict the outcomes of these audits, and the actual outcomes of these audits could have a material adverse effect on our financial condition and business operations.

Economic and political instability around the world could adversely affect our financial condition and business operations.

Economic and political instability around the world may adversely affect our ability to develop, manufacture, market, and sell our products. Our customers and suppliers may experience financial difficulties or be unable to borrow money to fund their operations which may adversely impact their ability to purchase our products or services or to pay for our products on a timely basis, if at all. As with our customers and suppliers, these economic conditions make it more difficult for us to accurately forecast and plan our future business activities. In addition, a significant amount of our trade receivables are with national health care systems in the United States and in many foreign countries. Repayment of these receivables is dependent upon the political and financial stability of those countries. In light of domestic and global economic fluctuations, we continue to monitor the creditworthiness of customers located both inside and outside the United States. Failure to receive payment of all or a significant portion of these receivables could adversely affect our financial condition and business operations.

Risks Related to This Offering

We may be unable to list our Common Stock and Warrants on the Nasdaq Capital Market.

Prior to this offering, there was a limited public market for our Common Stock and no public market for our Warrants. We intend to apply to list our Common Stock and Warrants on the Nasdaq Capital Market concurrently with the closing of this offering. However, we may not meet or maintain certain qualifying requirements for Nasdaq. If we are unable to meet these requirements, we may be limited to trading conducted on OTC Markets and we may elect to not proceed with this offering.

There can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure of which could result in a de-listing of our Common Stock.

The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq Capital Market. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Holders of our Warrants will have no rights as a common stockholder until they acquire our Common Stock.

The Warrants included in the securities in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Stock and pay the exercise price per share, prior to 5 years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Until holders of the Warrants acquire Common Stock upon exercise of the Warrants, the holders will have no rights with respect to the Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a stockholder as to the security exercised only as to matters for which the record date occurs after the exercise. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

Provisions of the Warrants or Pre-Funded Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our governing organizational documents, certain provisions of the Warrants or Pre-Funded Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants and the Pre-Funded Warrants may prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants or Pre-Funded Warrants. These and other provisions of the Warrants and Pre-Funded Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

As we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated the net proceeds from this offering for any specific purpose, except as generally set forth under “Use of Proceeds.” As set forth therein, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management about the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with or ways which are likely to increase the value of your investment. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company or your investment. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is a limited market for our securities, which may make it more difficult to dispose of our securities and we may fail to sustain trading on Nasdaq, which could make it more difficult for investors to sell their shares.

Our Common Stock is quoted on the Pink Tier of OTC Markets, under the symbol “BRSF,” and, to date, has traded on a limited basis. We have applied to list our Common Stock and Warrants on Nasdaq under the symbols “BRSF” and “BRSFW”, respectively. In the event our Common Stock and Warrants begin trading on the Nasdaq, there can be no assurance that trading of the Common Stock and Warrants on such market will be sustained. In the event that the Common Stock and Warrants are not listed on Nasdaq or if we do not sustain such listing, our Common Stock and Warrants could be quoted only on the OTC Markets. Under such circumstances, you may find it significantly more difficult to trade, or to obtain accurate quotations for our Common Stock and Warrants and our Common Stock and Warrants may become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and other similar investors.

An active market for our Common Stock and Warrants may never develop, and we are under no obligation to seek out a more active market for our Common Stock and Warrants.

If there is a thin trading market or “float” for our Common Stock and Warrants, the market price for our Common Stock and Warrants may fluctuate significantly more than the stock market as a whole. Without a large float, our Common Stock and Warrants would be less liquid than the stock and warrants of companies with broader public ownership and, as a result, the trading prices of our Common Stock and Warrants may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our Common Stock and Warrants could fluctuate widely in response to several factors, including, but not limited to:

●	our quarterly or annual operating results;

●	changes in our earnings estimates or the failure to accurately forecast and appropriately plan our expenses;

●	failure to achieve our growth expectations;

●	failure to attract customers and retain them;

●	the effect of increased or variable competition on our business;

●	additions or departures of key or qualified personnel;

●	failure to adequately protect our intellectual property;

●	costs associated with defending claims, including intellectual property infringement claims and related judgments or settlements;

●	changes in governmental or other regulations affecting our business;

●	our compliance with governmental or other regulations affecting our business; and

●	changes in global or regional industry, general market, or economic conditions.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes may not be possible to predict and often appear to occur without regard to specific operating performance. The price of our Common Stock and Warrants could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.

If you purchase securities in this offering, you may incur immediate and substantial dilution in the book value of your shares. You will experience further dilution if we issue additional equity or equity-linked securities in the future.

The public offering price per share of our Common Stock and warrant, or pre-funded warrant and warrant, may be substantially higher than the net tangible book value per share of our Common Stock immediately prior to this offering. After giving effect to the sale of $13,000,000 of our securities in this offering, at the assumed public offering price of $8.50 per share, which is the last reported sale price of our Common Stock on the OTCQB Market on January 17, 2023, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, purchasers of our securities in this offering will incur immediate dilution of $6.73 per share in the net tangible book value of the Common Stock they acquire. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

If we issue additional shares of Common Stock (including pursuant to the exercise of outstanding stock options or warrants), or securities convertible into or exchangeable or exercisable for shares of Common Stock, our stockholders, including investors who purchase shares of Common Stock in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our Common Stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

Sales of a significant number of shares of our Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public markets could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. The foregoing risk is exacerbated as a result of the 3,079,640 shares of Common Stock being registered for resale for the benefit of the Selling Stockholders named herein. We, our directors and our executive officers have agreed not to sell, dispose of or hedge any Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of this prospectus continuing through and including the date 180 days after the date of this prospectus, subject to certain exceptions. The underwriters may, in their discretion, release the restrictions on any such shares at any time without notice. See “Underwriting.” We cannot predict the effect that future sales of our Common Stock would have on the market price of our Common Stock.

We may issue preferred stock, the terms of which could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock.

If securities analysts were to downgrade our stock, publish negative research or reports or fail to publish reports about our business, our competitive position could suffer, and our stock price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts. We do not currently have and may never obtain research coverage by securities analysts. If no or few securities analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us should downgrade our stock or publish negative research or reports, cease coverage of our company or fail to regularly publish reports about our business, our competitive position could suffer, and our stock price and trading volume could decline.

Risks Related to Our Reverse Stock Split

On or prior to the completion of this offering we intend to implement a 1-for-85 reverse stock split, however, we cannot assure you that we will be able to comply with the minimum bid price requirement of Nasdaq.

There can be no assurance that the market price of our Common Stock following the reverse stock split will remain at the level required for us to comply with the minimum bid price required for Nasdaq to approve the listing of our Common Stock. It is not uncommon for the market price of a company’s Common Stock to decline in the period following a reverse stock split. If the market price of our Common Stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse stock split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement. In addition to specific listing and maintenance standards, Nasdaq has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our Common Stock.

Even if the reverse stock split increases the market price of our Common Stock, there can be no assurance that we will be able to comply with other initial listing standards of Nasdaq.

Even if the market price of our Common Stock increases sufficiently so that we comply with the minimum bid price requirement, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to list our Common Stock on the Nasdaq. Our failure to meet these requirements may result in our Common Stock not being listed on the Nasdaq, irrespective of our compliance with the minimum bid price requirement.

Following the reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split we are effecting prior to the closing of this offering will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investment requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

The liquidity of the shares of our Common Stock may be affected adversely by the reverse stock split given the reduced number of shares that are outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that relate to future events or to our future operations or financial performance. Any forward-looking statement involves known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statement.

Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” “scheduled” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this registration statement, we caution you that these statements are based on our estimates or projections of the future that are subject to known and unknown risks and uncertainties and other important factors that may cause our actual results, level of activity, performance, experience or achievements to differ materially from those expressed or implied by any forward-looking statement. Actual results, level of activity, performance, experience or achievements may differ materially from those expressed or implied by any forward-looking statement as a result of various important factors, including our critical accounting policies and risks and uncertainties relating, to:

●	our strategies, prospects, plans, expectations, forecasts or objectives;

●	our ability to achieve a marketable product and the costs and timing thereof;

●	acceptance of our products by our target market and our ability to compete in such market;

●	our ability to raise additional financing when needed and the terms and timing thereof;

●	our ability to expand, protect and maintain our intellectual property rights;

●	our future operations, financial position, revenues, costs, expenses, uses of cash, capital requirements, our need for additional financing or the period for which our existing cash resources will be sufficient to meet our operating requirements;

●	our analysis of the target market for our products;

●	the impact of COVID-19 and other adverse public health developments on our operations and our industry:

●	our ability to obtain all regulatory approvals and clearances relating to our products in including those of the United States Food and Drug Administration;

●	regulatory developments in the United States and other countries;

●	the timing and costs of our obtaining all regulatory approvals and clearances identified immediately above;

●	our compliance with all applicable laws, rules and regulations, including those of the Securities and Exchange Commission, or SEC, and the FDA;

●	our plans to list our Common Stock and Warrants on Nasdaq and whether an active trading market for our Common Stock and Warrants will develop;

●	our ability to compete in the United States and internationally with larger and more substantial medical device and motor manufacturing companies;

●	general economic, business, political and social conditions;

●	our reliance on and our ability to retain (and if necessary, timely recruit and replace) our officers, directors and key employees and their ability to timely and competently perform at levels expected of them;

●	our ability to generate significant revenues and achieve profitability;

●	our ability to manage the growth of our business;

●	our commercialization, marketing and manufacturing capabilities and strategies;

●	our ability to expand, protect and maintain our intellectual property position;

●	the success of competing third-party products;

●	our ability to fully remediate our identified internal control material weaknesses;

●	our ability to meet the initial or continuing listing requirement of the Nasdaq Capital Market;

●	our ability to comply with regulatory requirements relating to our business, and the costs of compliance with those requirements;

●	the specific risk factors discussed under the heading “Risk Factors” set forth in this prospectus; and

●	various other matters, many of which are beyond our control.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $11,400,000 ($13,400,000 if the Underwriters’ Over-Allotment Option is fully exercised), based on an assumed public offering price of $8.50 per Unit, (based on the last reported sales price for the Common Stock as quoted on the OTC Markets on January 17, 2023, of $0.10 (pre Reverse Split)), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any of the proceeds from the sale of Common Stock in this offering by the Selling Stockholders identified in this prospectus.

As of January 17, 2023, we had cash and cash equivalents of approximately $0.5 million. We currently expect that to use the net proceeds from this offering, together with the $0.5 million of cash and cash equivalents, primarily for the following purposes:

●	Approximately $2,000,000 to develop our sales, marketing and administrative capabilities and organization, including but not limited to adding additional staff, public relations and advertising;

●	Approximately $2,000,000 to develop our manufacturing and production capability, including capital expenditures;

●	Up to approximately $2,700,000 (assuming accrued interest of $388,305 through February 15, 2023) for the repayment of PPO Debentures pursuant to the Qualified Offering Redemption Option which may be exercised by the holders of the PPO Debentures; and

●	The remainder for working capital, other capital expenditures and general corporate purposes.

We believe that our existing cash and cash equivalents, along with the net proceeds from this offering and any proceeds from the exercise of Warrants, together with interest on cash balances, will be sufficient to fund our operating expenses and capital expenditure requirements through at least the next 12 months. The amount and timing of our actual expenditures and actual use of the net proceeds of this offering will depend upon numerous factors, including speed of market uptake of our products, market driven product development, progress of our continuing product research and development activities, our ability to expand our outsourced manufacturing operations, and our ability to add the required staff to execute our business plan, any collaborations that we may enter into with third parties, and any unforeseen delays or cash needs.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue certain of these activities if the net proceeds from this offering and the other sources of cash are less than, or do not last as long as, expected. We have no current understandings, agreements or commitments for any material acquisitions or licenses of any products, businesses or technologies.

Pending their use, we plan to invest the net proceeds from this offering in high-quality, short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since March 18, 2020, our Common Stock has traded on the Pink Tier of OTC Markets Group, Inc. under the trading symbol “BRSF” on a very limited basis. We have applied to list our Common Stock and Warrants on Nasdaq under the symbols “BRSF” and “BRSFW”, respectively.

Immediately following this offering, we expect to have one class of common stock and no other classes of stock outstanding.

As of January 17, 2023, there were approximately 139 registered holders of record of our Common Stock, and the last reported sale price of our Common Stock on the OTC Markets on such date was $0.10 per share.

Any OTC Markets quotations of our Common Stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

DIVIDEND POLICY

We have never declared nor paid any cash dividends on our capital stock. We do not intend to pay cash dividends on our Common Stock for the foreseeable future, and currently intend to retain any future earnings to fund our operations and the development and growth of our business. Any future determination to declare and pay dividends will be made at the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, our financial condition, our capital requirements, general business conditions, our future prospects and other factors that our board of directors may deem relevant. Investors should not purchase our Common Stock with the expectation of receiving cash dividends.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2022.

●	On an actual basis (giving effect on a retroactive basis, to a 1-for-85 reverse stock split which was effected on January [●], 2023); and

●	on a pro-forma basis to give effect to (i) the issuance and sale of the securities by us in this offering at the assumed public offering price of $8.50 per Unit, which is the last reported sale price of our Common Stock on OTC Markets on January 17, 2023, after deducting the estimated discounts, non-accountable expense allowance and the estimated offering expenses payable by us for net proceeds of $11,400,000, which assumes that the over-allotment option is not exercised.

The as adjusted information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information together with our financial statements and the related notes thereto included elsewhere in this prospectus and the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	As of September 30, 2022
	Unaudited Actual	Unaudited Pro Forma
Cash	$2,029,839	10,726,284
Convertible notes payable, net	$1,912,523	$-
Stockholders’ deficit:
Preferred stock, par value $0.001; 10,000,000 shares authorized and undesignated, actual, pro forma; no shares issued and outstanding, actual or pro forma	-	-
Common Stock, $0.001 par value, 200,000,000 shares authorized; 1,240,026 shares issued and outstanding, actual;3,785,876 shares issued and outstanding, pro forma	1,240	3,786
Additional paid-in capital	38,578,689	53,104,061
Accumulated deficit	(31,389,283)	(35,136,260)
Accumulated other comprehensive loss	(3,974)	(3,974)
Total stockholders’ equity (deficit)	$7,186,672	$17,967,613

Each $1.00 increase (decrease) in the assumed public offering price of $8.50 per Unit would increase (decrease) the as adjusted amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $1,407,061, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Units we are offering. Each increase (decrease) of 100,000 Units in the number of Units we are offering would increase (decrease) the as adjusted amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $782,000, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of our Common Stock to be outstanding after this offering of 3,785,876 is based on : (i) 1,240,026 shares of Common Stock outstanding as of January 17, 2023, and (ii) up to 1,529,412 shares of Common Stock to be sold in this offering and (iii) 1,016,438 shares of Common Stock to be issued upon the conversion of PPO Debentures and excludes, as of such date:

●	1,529,412 shares of Common Stock issuable upon exercise of the Warrants included in the securities sold in this offering;

●	1,016,438 shares of Common Stock issuable upon exercise of the Warrants issued in the conversion of the PPO Debentures into securities sold in this offering;

●	222,311 shares of Common Stock underlying the PPO Warrants;

●	385,016 shares of Common Stock underlying the Original Warrants;

●	52,990 shares of Common Stock issuable upon exercise of outstanding stock options with a weighted average exercise price of approximately $29.75 per share;

●	92,461 shares of Common Stock reserved for issuance pursuant to issued and outstanding and future awards under our 2018 Equity Incentive Plan (the “2018 Plan”);

●	303,390 shares of Common Stock reserved for issuance pursuant to issued and outstanding and future awards under our 2022 Equity Incentive Plan (the “2022 Plan”);

●	any securities issuable upon the exercise of the Underwriters’ Over-Allotment Option;

●	76,471 shares of Common Stock issuable upon exercise by the underwriter of the Representative’s Warrants; and

●	23,713 shares of Common Stock underlying warrants issued to the underwriters in connection with the PPO Offering.

DILUTION

Each Unit, with an assumed public offering price of $8.50 per Unit, which is the last reported sale price of our Common Stock on OTC Markets on January 17, 2023, consists of one share of Common Stock and a Warrant to purchase one share of Common Stock.

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

As of September 30, 2022, our historical negative net tangible book value was $4,070,050 or negative $3.28 per share of Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets reduced by total liabilities, divided by 1,240,026, the number of shares of Common Stock outstanding on September 30, 2022.

After giving effect to the assumed sale by us of 1,529,412 shares of Common Stock and warrants to purchase up to 1,529,412 shares of Common Stock, or pre-funded warrants to purchase 1,529,412 shares of Common Stock and warrants to purchase 1,529,412 shares of Common Stock, or some combination of Shares of Common Stock and Warrants and/or Pre-Funded Warrants and Warrants in this offering at a public offering price of $8.50 per share of common stock and accompanying warrant, or pre-funded warrant and warrant, or some combination of Common Stock and Warrants and/or Pre-Funded Warrants and Warrants, which is based on the last reported sale price of our common stock on OTC Markets on January 17, 2023, after deducting the underwriter’s fees and estimated offering expenses payable by us, and without giving effect to the exercise of the warrants issued in this offering our as adjusted net tangible book value as of September 30, 2022 would have been approximately $6,711,325 million, or approximately $1.77 per share of common stock and accompanying warrant. This represents an immediate increase in net tangible book value of approximately $5.05 per share to existing stockholders and an immediate dilution of approximately $6.73 per share to new investors purchasing shares of our common stock (and accompanying warrants) in this offering. The following table illustrates this per share dilution:

The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$8.50
Historical negative net tangible book value per share as of September 30, 2022	$(3.28)
Increase in net tangible book value per share attributable to new investors	$5.05
Net tangible book value per share after the offering
Dilution per share to new investors		$6.73

Each $1.00 increase (decrease) in the assumed public offering price of $8.50 per share would increase (decrease) our net tangible book value after this offering by approximately $0.37 per share, and increase (decrease) the dilution per share to new investors by approximately $0.37 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us full.

The 3,785,876 shares of our Common Stock to be outstanding after this offering is based on: (i) 1,240,026 shares of Common Stock outstanding as of January 17, 2023, (ii) up to 1,529,412 shares of Common Stock to be sold in this offering; and (iii) up to 1,016,438 shares of Common Stock to be issued to the PPO Holders, upon the closing of this offering, pursuant to the conversion of the PPO Debentures and excludes, as of such date:

●	1,529,412 shares of Common Stock issuable upon exercise of the Warrants included in the securities sold in this offering;

●	1,016,438 shares of Common Stock issuable upon exercise of the Warrants issued in the conversion of the PPO Debentures into securities sold in this offering;

●	222,311 shares of Common Stock underlying the PPO Warrants;

●	385,016 shares of Common Stock underlying the Original Warrants;

●	52,990 shares of Common Stock issuable upon exercise of outstanding stock options with a weighted average exercise price of approximately $29.75 per share;

●	92,461 shares of Common Stock reserved for issuance pursuant to issued and outstanding and future awards under our 2018 Equity Incentive Plan (the “2018 Plan”);

●	303,390 shares of Common Stock reserved for issuance pursuant to issued and outstanding and future awards under our 2022 Equity Incentive Plan (the “2022 Plan”);

●	any securities issuable upon the exercise of the Underwriters’ Over-Allotment Option; and

●	76,471 shares of Common Stock issuable upon exercise by the underwriter of the Representative’s Warrants; and

●	23,713 shares of Common Stock underlying warrants issued to the underwriters in connection with the PPO Offering.

If the shares described above that are reserved for issuance to the holders of our outstanding warrants, options, and promissory notes and under our 2018 Plan or 2022 Plan are issued, or we otherwise issue additional shares of Common Stock in the future, there could be further dilution to investors participating in this offering. In addition, we anticipate needing to raise additional capital before generating positive cash flows and we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis in conjunction with our unaudited condensed consolidated financial statements and the notes to those financial statements for the nine months ended September 30, 2022 and September 30, 2021 and consolidated financial statements and notes to those financial statements for the years ended December 31, 2021 and December 31, 2020 included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Company Overview

We are a MedTech company with two innovative product lines: neurology and motion products. Since October 1, 2021, we have had two direct subsidiaries, each of which is focused on one of our complimentary product lines.

The products of our subsidiary Memory MD, Inc., hereinafter referred to as the Neurology Products, are medical devices designed for the neurology market. The products of our subsidiary Piezo Motion Corp., hereinafter referred to as the Motion Products, are small piezoelectric motors which are designed for and expected to have valuable and beneficial uses as motors within medical devices and devices outside of the MedTech industry

Since the merger between Brain Scientific Inc. and Piezo Motion Corp., we have focused on building an experienced team and platform to grow revenues from existing products and introduce new technologies to the market while leveraging our store of intellectual property.

Historically, we have financed our operations principally through the issuance of convertible debt. Based on our current operating plan, substantial doubt about our ability to continue as a going concern for a period of at least one year from the date that the financial statements included in this prospectus are issued exists. Our ability to continue as a going concern depends on our ability to raise additional capital, through the sale of equity or debt securities, to support our future operations. If we are unable to secure additional capital, we will be required to curtail our operations and take additional measures to reduce costs. We have provided additional disclosure in Note 1 to the condensed consolidated financial statements in and under Liquidity below.

We were initially organized on November 18, 2013 as a Nevada limited liability company under the name Global Energy Express LLC. On December 18, 2015, we converted from a Nevada limited liability company to a Nevada corporation under the name All Soft Gels Inc. On September 18, 2018, we changed our name from All Soft Gels Inc. to Brain Scientific Inc. and changed our ticker symbol on the OTC Pink market to “BRSF”.

On September 21, 2018, we entered into a merger agreement (the “Merger Agreement”) with Memory MD, Inc. and AFGG Acquisition Corp. to acquire Memory MD, Inc. (the “Acquisition”). The transactions contemplated by the Merger Agreement were consummated on September 21, 2018 and, pursuant to the terms of the Merger Agreement, all outstanding shares of Memory MD were exchanged for shares of Common Stock. Accordingly, we acquired 100% of Memory MD, Inc. in exchange for the issuance of shares of Common Stock and Memory MD, Inc. became our wholly-owned subsidiary. In conjunction with the Acquisition, we ceased all direct operations and assigned all of our assets and liabilities from prior to the Acquisition, and assumed and commenced the business of Memory MD as our sole business.

On June 11, 2021, we entered into another merger agreement (the “Piezo Merger Agreement”) with Piezo Motion Corp. and BRSF Acquisition Corp. to acquire Piezo Motion Corp. (the “Piezo Acquisition”). The transactions contemplated by the Piezo Merger Agreement were consummated on October 1, 2021. Pursuant to the terms of the Piezo Merger Agreement, all outstanding shares of Piezo Motion Corp. were exchanged for shares of Common Stock. Accordingly, we acquired 100% of Piezo Motion Corp.in exchange for the issuance of shares of Common Stock and Piezo Motion Corp. became our wholly-owned subsidiary.

Our financial statements are based upon the Piezo Motion Corp. financials up until the Piezo Acquisition. The combined company financials are provided inclusive of the operations of the Company unrelated to Piezo Motion Corp. for the fourth quarter of 2021. The accounting is based upon reverse merger accounting due to the majority of outstanding shares after the Piezo Acquisition were with the Piezo shareholders.

The majority of our revenue in 2021 was from 4th quarter sales from our subsidiary which operates as a distributor of third-party medical devices in Russia (except for $38,310 from Piezo Motion Corp. sales and $6,194 of sales from Memory MD in the U.S.). Sales of $93,664 in 2020 were based upon sale of piezoelectric motors, including non-recurring engineering consulting and software licensing revenue. The Russian invasion of Ukraine on February 24, 2022 has impacted our Russian operations for the foreseeable future. With the uncertainty raised due to the continued Russian invasion of Ukraine, we do not anticipate having sales restart in Russia and have decided to begin the wind down of these operations.

We have limited resources. To date, our primary activities have been limited to, and our limited resources have been dedicated to, commercializing our piezoelectric motors, NeuroCap™ and NeuroEEG. performing business and financial planning, raising capital, recruiting personnel, and conducting development activities, although we have acted as a distributor of third-party medical devices in Russia (which has generated revenue for us in 2021. Both our Neurology Products and Motion Products are production ready for manufacture and sale. For all our products we have commenced some non-recurring, initial sales.

Impacts of COVID-19

The global outbreak of the coronavirus disease 2019 (COVID-19) was declared a pandemic by the World Health Organization and a national emergency by the U.S. government in March 2020. This has negatively affected the U.S. and global economy, disrupted global supply chains, significantly restricted travel and transportation, resulted in mandated closures and orders to “shelter-in-place” and created significant disruption of the financial markets. The full extent of the COVID-19 impact on our operational and financial performance will depend on future developments, including, without limitation, the duration and spread of the pandemic and related actions taken by U.S. and foreign government agencies to prevent disease spread, all of which are uncertain, out of our control, and cannot be predicted.

We remain diligent in continuing to identify and manage risks to our business given the changing uncertainties related to COVID-19. We may not be able to address the risks in a timely manner, which could negatively impact our business, results of operations, financial condition and cash flows.

The continued spread of COVID-19 has also led to disruption and volatility in the global capital markets. We will need to raise additional capital to support our operations in the future. We may be unable to access the capital markets or additional capital may only be available to us on terms that could be significantly detrimental to our existing stockholders and holders of the convertible promissory notes and to our business.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these condensed consolidated financial statements requires us to make certain estimates and judgments that affect the reported amounts of assets, liabilities, and expenses. On an ongoing basis, we make these estimates based on our historical experience and on assumptions that we consider reasonable under the circumstances. Actual results may differ from these estimates and reported results could differ under different assumptions or conditions. Our significant accounting policies and estimates are disclosed in Note 1 of the Notes to Consolidated Financial Statements for the year ended December 31, 2021. As of September 30, 2022, there have been no material changes to our significant accounting policies and estimates.

Results of Operations

Nine Months Ended September 30,2022 and September 30,2021

The following table sets forth the results of operations of the Company for the nine months ended September 30, 2022 and 2021.

	Nine Months Ended September 30,		Period to Period
	2022	2021	change
Revenue	$209,484	$14,482	$195,002
Cost of goods sold	$148,701	$7,840	$140,861
Research and development	$224,405	$147,324	$77,081
Professional fees	$538,188	$573,309	$(35,121)
Sales and marketing expenses	$570,666	$498,583	$72,083
General and administrative	$3,628,337	$2,292,775	$1,335,562
Share based compensation	$3,204,382	$-	$3,204,382
Interest expense	$2,589,486	$182,574	$2,406,912

Revenues

Revenues for the nine months ended September 30, 2022 and 2021 were generated primarily from the Russian subsidiary for distributing third-party medical devices in Russia (including those purchased from a company affiliated with one of our former officers and directors), while we continue to commercialize our products. We do not intend to continue generating revenues through the sale of third-party medical devices. Sales for piezoelectric motors decreased from 2021 as the Company focused on the final commercialization of the Blue Series of motors. Revenue for the nine months ended September 30, 2022 was $209,484, compared to $14,482 for the nine months ended September 30, 2021. In the nine months ended September 30, 2022, we generated our revenue primarily through our Russian subsidiary acquired in the merger, acting as a distributor of third-party medical devices in Russia (including those purchased from a company affiliated with one of our former officers and directors). Revenues for the nine months ended September 30, 2021 related to the sales of evaluation kits.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related costs for administration, product management, for personnel in functions not directly associated with sales and marketing or research and development activities. Other significant costs include rent, travel, legal fees relating to corporate matters, intellectual property costs, professional fees for consultants assisting with regulatory, product development and financial matters, and product costs. We anticipate that our general and administrative expenses will be steady in the near term to support our continued commercialization of our Products and maintaining the infrastructure for a public company.

General and administrative expenses were $3,628,337 for the nine months ended September 30, 2022, compared to $2,292,775 for the nine months ended September 30, 2021. The increase in general and administrative expenses was primarily due to an increase in payroll and related expenses, expenses associated with a combined company post-merger and being a public entity and amortization of intangible assets.

Research and Development Expenses

Research and development expenses consist of expenses incurred in performing research and development activities in developing our Products. Research and development expenses include compensation and benefits for research and development employees, overhead expenses, cost of laboratory supplies, costs related to regulatory operations, fees paid to consultants, and other outside expenses. Research and development costs are expensed as incurred and costs incurred by third parties are expensed as the contracted work is performed.

We expect our research and development expenses to be maintained at the current level until we begin generating revenue from our existing Neurology and Motion Products. We anticipate it will then begin to increase as we exploit additional patents in our Motion Products and develop our Neurology Products, including conducting preclinical testing and clinical trials.

Research and development expenses were $224,405 for the nine months ended September 30, 2022, compared to $147,324 for the nine months ended September 30, 2021. The increase in research and development expenses were primarily due to increased activities in our Ukrainian office as well as payroll expenses.

Professional fees

Professional fees were $538,188 for the nine months ended September 30, 2022, compared to $573,309 for the nine months ended September 30, 2021. The decrease was primarily due to a decrease in legal, accounting and consulting fees incurred in preparation for the merger.

Interest Expense

Interest expense primarily consists of costs and interest costs related to the convertible notes we issued in 2022 and 2021. The convertible notes bear interest at fixed rate of 10% per annum.

Interest expense for the nine months ended September 30, 2022 was $2,589,486 consisting of interest expense of $697,069 and amortization of debt issuance costs and discounts of approximately $1,892,417 related to the Company’s convertible and non-convertible promissory notes. Interest expense for the three months ended September 30, 2021 consisted of interest expense relating to convertible notes payable.

Years Ended December 31, 2021 and December 31,2020

The following table sets forth the results of operations of the Company for the years Ended December 31, 2021 and December 31, 2020.

	Years Ended December 31,		Period to Period
	2021	2020	Change
Revenues	$265,747	$93,664	$172,083
Cost of goods sold	$182,519	$43,762	$138,757
Research and development	$329,452	$210,706	$118,746
Professional fees	$818,698	$268,223	$550,475
Sales and marketing	$1,041,575	$197,372	$844,203
General and administrative	$3,326,306	$1,831,170	$1,495,136
Share-based compensation	$3,223,674	$311,919	$2,911,755
Interest expense	$467,849	$29,474	$438,375
Amortization of debt discount	$89,787	$-	$89,787
Loss on disposal of assets	$-	$4,067	$(4,067)
Other (Income)	$(1,110)	$-	$(1,110)
Gain on forgiveness of paycheck protection loan	$(112,338)	$-	$(112,338)
Foreign Currency transaction loss	$21	$-	$21

Revenues

Revenue for the fiscal year ended December 31, 2021 was $265,747 compared to $93,664 for the fiscal year ended December 31, 2020. In the fiscal years ended December 31, 2021, we generated the majority of our revenue through acting as a distributor of third-party medical devices in Russia, and we did not have significant sales of our products. The increase in revenues in year ended December 31, 2021 resulted from inclusion of sales of third-party medical devices in Russia.

Revenues for 2021 were generated both from sale of evaluation kits for piezoelectric motors of $38,309 for the year. Revenue includes 4th quarter sales of $6,194 of NeuroCaps and of $221,244 from the Russian subsidiary for distributing third-party medical devices in Russia. Sales for piezoelectric motors reduced from 2020 as Piezo focused on the final commercialization of the Blue Series of motors. In 2020, revenue had included non-recurring revenue from engineering services and licensing of software for approximately $66,000 of revenue.

Cost of goods sold

Cost of goods sold were $182,519 for the fiscal year ended December 31, 2021, compared to $43,792 for the fiscal year ended December 31, 2020. The increased cost of sales was primarily due to the inclusion in sales of third-party medical devices in Russia during 4th quarter of 2021.

Research and development expenses

Research and development expenses were $329,452 for the fiscal year ended December 31, 2021, compared to $210,706 for the fiscal year ended December 31, 2020. The increase was primarily due to an increase in product validation activities and adding additional personnel to complete the commercialization of the Blues Series piezoelectric motors.

Professional fees

Professional fees were $818,698 for the fiscal year ended December 31, 2021, compared to $268,223 for the fiscal year ended December 31, 2020. In the fiscal year ended December 31, 2021, professional fees were associated with preparation for the Piezo Acquisition, including approximately $373,000 in legal expenses, approximately $323,000 in accounting expenses, and approximately $67,000 of advisory expenses. In the fiscal year ended December 31, 2020, professional fees were primarily related to approximately $232,000 in legal expenses and approximately $35,000 in accounting expenses. The increase in professional fees in the fiscal year ended December 31, 2021 was due primarily to the Piezo Acquisition.

Sales and marketing expenses

Sales and marketing expenses were $1,041,575, for the fiscal year ended December 31, 2021, compared to $197,372 for the fiscal year ended December 31, 2020. The increase was primarily due to hiring of personnel to begin the process of sales and marketing products as the Company readied for full commercialization.

General and administrative expenses

General and administrative expenses were $6,549,980 for the fiscal year ended December 31, 2021, compared to $2,143,089 for the fiscal year ended December 31, 2020. In the fiscal year ended December 31, 2021, general and administrative expenses included payroll expenses of approximately $1,985,000, expense associated with stock-option based compensation of approximately $3,224,000, approximately $161,000 of insurance expense, $244,000 of consulting for product engineering and system implementation and $216,000 of travel expenses. In the fiscal year ended December 31, 2020, general and administrative expenses were primarily related to approximately $1,429,000 in payroll related expenses, approximately $321,000 in consulting fees approximately $312,000 of stock based compensation and approximately $9,000 in insurance expense. The increase in spending in the fiscal year ended December 31, 2020 was primarily attributable to the stock-based compensation, increased D&O insurance costs and an increase in payroll related expenses.

Interest expense

Interest expense, for the fiscal year ended December 31, 2021 was $467,849, related to the Company’s convertible and promissory notes. A further amortization of debt discount of $89,787 was expensed for the year ended December 31, 2021. Interest expense, for the fiscal year ended December 31, 2020 was $29,474, related to the Company’s convertible promissory notes. The increase was due to the issuance of approximately $6.9 million of convertible debt during the year ended December 31, 2021.

Other income and expense

Other expense for the fiscal year ended December 31, 2021 was $444,209. For the year ended December 31, 2021, other expense was derived primarily from interest expense of $467,849 and debt discount amortization of $89,787 partially offset by gain on forgiveness of paycheck protection plan of $112,338 and other income of $1,110. Other expense for the year ended December 31, 2020 of $33,541 was derived from $29,474 of interest expense and $4,067 of loss on disposal of assets.

Liquidity and Capital Resources

While we have generated limited revenue in 2022 and 2021, we anticipate that we will continue to incur losses for the foreseeable future. Furthermore, substantially all of such revenue was generated through acting as a distributor of third-party medical devices in Russia, which has been negatively impacted by Russia’s invasion of Ukraine, and we did not have any material sales of our products. We anticipate that our expenses will increase substantially as we develop our products and pursue pre-clinical testing and clinical trials, seek any further regulatory approvals, contract to manufacture any products, establish our own sales, marketing and distribution infrastructure to commercialize our products, hire additional staff, add operational, financial and management systems and operate as a public company. We also expect to increase our expenses as a result of the Piezo Motor Corp. acquisition. As of September 30, 2022 and December 31, 2021, we had $2,029,839 and $785,363 of cash, respectively, and an accumulated deficit of $31,389,283 and $22,278,923, respectively.

Historically, our primary source of cash has been proceeds from the sale of convertible promissory notes and related party loans. We have also from time to time issued shares of our common stock to individuals and entities as payment for services rendered to us in lieu of cash.

We have no current source of revenue to sustain our present activities other than as acting as a distributor of third-party medical devices in Russia (including those purchased from a company affiliated with one of our offices and directors), which is not our primary business goal, and we do not expect to generate material revenue, from our products until, and unless, the FDA or other regulatory authorities approve our products under development, and we successfully commercialize our products. Until such time, if ever, as we can generate substantial product revenue, we expect to finance our cash needs through our distributorship revenue, a combination of equity (preferred stock or common stock) and debt financings as well as collaborations, strategic alliances and licensing arrangements. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic alliances or licensing arrangements with third-party partners, we may have to relinquish valuable rights to our technologies, future revenue streams or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or through collaborations, strategic alliances or licensing arrangements when needed, we may be required to delay, limit, reduce or terminate our Product development, future commercialization efforts, or grant rights to develop and market our cortical strip, grid electrode and depth electrode technology that we would otherwise prefer to develop and market ourselves.

Our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of and for the years ended December 31, 2021 and 2020, noting the existence of substantial doubt about our ability to continue as a going concern. This uncertainty arose from management’s review of our results of operations and financial condition and its conclusion that, based on our operating plans, we did not have sufficient existing working capital to sustain operations for a period of twelve months from the date of the issuance of these financial statements.

We will require additional funds and/or generate revenues, to continue to fund operations.

During the nine months ended September 30, 2022, we issued convertible promissory notes in the amount of $7,659,500. We may obtain additional financing in the future through the issuance of our common stock, through other equity or debt financings or through collaborations or partnerships with other companies. We may not be able to raise additional capital on terms acceptable to us, or at all, and any failure to raise capital as and when needed could compromise our ability to execute on our business plan.

The development of our products is subject to numerous uncertainties, and we have based these estimates on assumptions that may prove to be substantially different than we currently anticipate and could use our cash resources sooner than we expect. Additionally, the process of developing medical devices is costly, and the timing of progress in pre-clinical tests and clinical trials is uncertain. Our ability to successfully transition to profitability will be dependent upon achieving a level of product sales adequate to support our cost structure. We cannot assure you that we will ever be profitable or generate positive cash flow from operating activities.

The market acceptance and demand for our products is subject to numerous uncertainties. We have based these estimates on assumptions that may prove to be substantially different than we currently anticipate and could use our cash resources sooner than we expect. Our ability to successfully transition to profitability will be dependent upon achieving a level of product sales adequate to support our cost structure. We cannot assure you that we will ever be profitable or generate positive cash flow from operating activities.

Net cash used in operating activities

Net cash used in operating activities was $4,691,693 for the nine months ended September 30, 2022 compared to $2,791,561 for the nine months ended September 30, 2021. This fluctuation is primarily due to an increase in net loss of $5,534,775, change in fair market value of derivative liabilities of $1,375,048, gain on debt extinguishment of $201,097 and a gain on lease settlement of $1,660, partially offset by increases in amortization of debt discount of $1,892,418, share based compensation expenses of $3,204,382, depreciation and amortization expenses of $602,744, and decreases in gain on forgiveness of paycheck protection loan of $112,338 and in cash provided in working capital of $578,013.

Net cash used in investing activities

Net cash used in investing activities was $27,466 for the nine months ended September 30, 2022, compared to $641,406 for the nine months ended September 30, 2021. The decrease was due primarily to a decrease in purchases of property and equipment and cash paid for notes receivable.

Net cash provided by financing activities

Net cash provided by financing activities was $6,018,610 for the nine months ended September 30, 2022, which primarily consisted of the issuances of convertible promissory notes, net of issuance costs for aggregate gross proceeds of $6,421,610, offset by the partial repayments of non-convertible promissory notes and accrued interest in the amount of $403,000.

Net cash provided by financing activities was $3,469,982 for the nine months ended September 30, 2021, which consisted of proceeds from the issuances of convertible promissory notes.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. The preparation of these financial statements requires us to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the dates of the balance sheets and the reported amounts of revenue and expenses during the reporting periods. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances at the time such estimates are made. Actual results may differ materially from our estimates and judgments under different assumptions or conditions. We periodically review our estimates in light of changes in circumstances, facts and experience. The effects of material revisions in estimates are reflected in our financial statements prospectively from the date of the change in estimate.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this Prospectus, we believe the following are the critical accounting policies used in the preparation of our financial statements that require significant estimates and judgments.

Use of Estimates: The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying consolidated financial statements include the estimates of useful lives for depreciation, the valuation of stock options, and the valuation of derivative liabilities.

Fair Value of Financial Instruments: Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

●	Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

●	Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

●	Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and borrowings. The fair value of current financial assets and current financial liabilities approximates their carrying value because of the short-term maturity of these financial instruments.

Income Taxes. The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes, ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock Based Compensation. The Company accounts for the grant of restricted stock awards in accordance with ASC 718, “Compensation-Stock Compensation.” ASC 718 requires companies to recognize in the statement of operations the grant-date fair value of equity-based compensation. The expense is recognized over the period during which the employee is required to provide service in exchange for the compensation. Any remaining unrecognized balance will be recognized ratably over the life of the vesting period and is a reduction of stockholders’ equity.

The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASU 2018-07.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements, other than those disclosed below.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815 - 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

BUSINESS

Overview

We are a MedTech company with two innovative product lines: neurology and motion products. Since October 1, 2021, we have had two direct subsidiaries, each of which is focused on one of our complimentary product lines.

The products of our subsidiary Memory MD, Inc., hereinafter referred to as the Neurology Products, are medical devices designed for the neurology market. The products of our subsidiary Piezo Motion Corp., hereinafter referred to as the Motion Products, are small piezoelectric motors which are designed for and expected to have valuable and beneficial uses as motors within medical devices and devices outside of the MedTech industry

Since the merger between Brain Scientific Inc. and Piezo Motion Corp., we have focused on building an experienced team and platform to grow revenues from existing products and introduce new technologies to the market while leveraging our store of intellectual property.

The following diagram illustrates our legal structure for our two primary revenue streams.

To date, substantially all of our revenues have been derived from our Russian subsidiary, Memory MD Russia, which has operated as a distributor of third-party medical devices within Russia. The Russian invasion of Ukraine in February 2022 negatively impacted the operation of our Russian subsidiary. With the uncertainty raised due to the continued Russian invasion of Ukraine, we do not anticipate having sales restart in Russia and have decided to begin the wind down of these operations.

Products

The two lines of products that we currently sell are (i) Neurology Products and (ii) Motion Products.

Neurology Products

The Neurology Products of our subsidiary Memory MD, Inc. are medical devices and software products designed for the neurology market. We believe our Neurology Products represent a step forward in EEG technology and will allow for use in a wider range of applications

Electroencephalography, or EEG, is a method to identify and to evaluate the electrical activity of the brain. An EEG could be beneficial, when used with other tools in the diagnosis of brain-related issues, including epilepsy, brain activity after a stroke, and sleep disorders. An EEG may also be used to determine the electrical activity of a comatose individual.

Our initial Neurology Products are intended to allow for simplifying and making more ambulatory the completion of EEG. Further, the NeuroCap™ and NeuroEEG™ Products, both 510K FDA cleared and available for sale, are focused on providing efficient tools to the EEG medical market. Our technology allows a miniature, wireless, clinical device capable of recording an EEG and provides the data to medical staff without the bulky hardware or necessitating a neurology technician to place the cap. The NeuroEEG™ amplifier and desktop software used to store and analyze data captured from the NeuroCap™ are anticipated to have strong margins, utilizing a distribution network to provide access to hospitals, neurologists, and general practitioners as well as the various telehealth and tele-neurology companies.

NeuroCap™

The NeuroCap™ is an FDA cleared disposable, soft layered cap with an integrated electrode circuit that is designed to address existing problems of conventional EEG systems. The silver embedded wiring is pre-gelled, so it requires no prepping of the skin before application. NeuroCap™ makes it possible for medical staff of all levels to perform EEG tests, without having to laboriously apply electrodes one-by-one or spend considerable time cleaning an EEG headset after each use.

The NeuroCap™ works in parallel with the NeuroEEG™ amplifier device to successfully carry out EEG tests. However, the NeuroCap™ can also work with other EEG devices in addition to our NeuroEEG. The NeuroCap™’s electrode placement follows standard alignment pursuant to the international 10-20 system. The acquisition of electrical brain activity is carried out by non-invasive pre-gelled passive Ag/AgCl scalp (cutaneous) electrodes, ensuring maximum comfortability for the wearer. Benefits of NeuroCap™ include:

●	22 electrodes and 19 active EEG channels for performing high-quality routine EEG tests;

●	disposable EEG headset for reducing the risk of contagion and cross-contamination;

●	pre-gelled electrodes for reducing patient discomfort and concern over messy gels; and

●	malleable structure and adjustable Velcro straps allowing full adjustability during placement in patients with head injuries.

Expanding its potential uses, the NeuroCap™’s easy to follow numbered straps makes application easy by healthcare workers of all skill levels. We estimate preparation for the EEG can be completed in approximately 5 minutes. It is user-friendly and requires minimal training. It can be utilized for EEG testing for up to 4 hours. A routine EEG is currently reimbursable by several Current Procedural Terminology (CPT®) codes referring to a routine EEG.

To date, initial sales of NeuroCap™ have been made direct to a small number of hospitals and clinics. In February, 2022, we entered into a manufacturing agreement which has allowed us to begin providing NeuroCap™ for broader sale in December 2022. Our strategy is to expand to indirect sales through representatives and distributors.

NeuroEEG™ ™

The NeuroEEG™ connects wirelessly to the computer, allowing freedom of movement for the patient and enabling telemedicine applications. Currently, we believe a shortage of EEG testing equipment and technicians exists in some areas. Other technology may require a specialized technician to apply the gel and electrodes individually. A neurology technician may be more expensive and in shorter supply. They may not be staffed and available 24/7 for some hospitals.

NeuroHub™

NeuroHub™, fka NeuroNet Cloud, is being developed to collect and aggregate data from current and future Company devices like the NeuroCap™ and NeuroEEG™ and from external sources such as research and medical data banks, 3rd-party devices, and clinical-use applications. We believe that NeuroHub™ will allow for comprehensive monitoring and facilitate collaborative diagnosis, analysis, research, treatment, and prevention by employing sophisticated Artificial Intelligence or AI and machine learning or ML algorithms utilizing historical and current patient, device, and platform data.

We anticipate that NeuroHub™ will allow white-labeling to provide facilities, physicians, and patients with a HIPAA-compliant branded portal for Tele-neurology/Tele-medicine services, enabling secure access to patient data for evaluation and assessment by internal and external clinical specialists and neurologists. The platform will also integrate with Electronic Medical Records or EMRs and other external medical record databases to ensure up-to-date and complete access to patient information.

We also anticipate that NeuroHub™ will allow users to access patient and clinical data to evaluate patient conditions remotely. We believe that such an infrastructure removes the need for direct contact with the patient, opening up underserved geographic locations with an undersupply of physicians to meet the growing demand for neurological care as aging patient populations continue to grow.

As designed, we anticipate that NeuroHub™ will allow for cross-referencing multiple points of data to aid with the following:

●	EEG data and biomarker analysis;

●	Pharmacology studies;

●	Neurological disorders (Seizure, Sleep, Tumors, Infection/ Injury (TBI), Dementia, Stroke);

●	Structural Injury Classifier (SIC), Brain Function Index (BFI), and Concussion Index (CI);

●	Neurocognitive Assessments (Attention, behavioral, developmental); and

●	Neurofeedback analysis and Neurofeedback Training (NFT)

Artificial Intelligence Infrastructure

Our infrastructure is also being designed to gather and mine brain-imaging data. Clinicians and researchers will be able to access data profiles of their patients and generate risk assessment and treatment plans to address neurological conditions. This data could also be useful in establishing correlations between a myriad of brain scans, allowing us to further understand connections about the brain that have not been discovered.

Artificial intelligence infrastructure in the Company cloud refers to all modules used to perform automatic analysis of patient data. This infrastructure can receive inputs from many different sources such as medical databases, normative data sets, and other patient health information. By using machine-learning algorithms, the system is being designed to improve accuracy, providing for more advanced diagnostics as additional brain images are acquired.

The infrastructure is being designed to combine neural networks with state-of-the-art tree search and pattern classification systems to build robust neurological health profiles of patient brain scans. These models are expected to be self-learning, so the more data supplied to it, the more “educated” it is expected to be.

Our objective is to achieve better patient outcomes at a reduced cost through robust modelling and correlational analysis of brain imaging and other biometric data. Significant patterns recognized by the system are designed to help medical professionals detect nuances in an individual’s brain, allowing them to tailor more personalized treatment plans for their patients. NeuroHub is being designed to handle millions of brain images to create robust models that correlate health records, behaviors, and other neurological factors.

NeuroHub™ remains in development and is not currently integrated into our NeuroCap™ or NeuroEEG™.

Markets and Customers

NeuroCap™ and NeuroEEG™ can be used for recording EEGs in neurology clinics, urban and rural emergency departments (EDs), intensive care units (ICUs), urgent care clinics, nursing homes and assisted living facilities, sports facilities, remote clinical research studies and a variety of other settings.

We sell direct and through distributors in the US and internationally.

We are in the process of applying for our CE certification, which will certify that our NeuroCap™ meets all sales requirements in the European Union and European-Economic Area countries.

Market Overview

We compete within the domestic and global medical device industry, referred to as the “MedTech” industry, which industry, on a global scale, is expected to reach an estimated $594.5 billion by 2024, and it is forecast to grow at a compound annual growth rate or CAGR of 5.3% from 2020 to 2024, according to Statista.

The MedTech industry is characterized by rapid change resulting from technological advances and scientific discoveries. We believe that U.S. medical device companies are highly regarded on a global scale for their innovations and high-technology products, which innovations and products are produced due to a significant investment in research and development.

Between both of our product lines, Neurology Products and Motion Products, there is a significant opportunity for growth. The primary market for our Motion Products is within MedTech. However, they can be used in multiple other businesses including drones, robotics, and automotive industries. As we continue to expand, based upon the availability of funds to do so, we anticipate pursuing these additional markets.

The global EEG system and device market is expected to reach $1.59 billion by 2026, growing at a CAGR of 8.7% during the forecast period according to Grand View Research. We believe the increasing incidence and prevalence of neurological disorders, rising awareness about neurodegenerative disorders, high incidence of epilepsy, sleeping disorders, Parkinson’s, and the increasing applications of brain monitoring in clinical trials are driving the growth of this market. In 2018, standalone devices were estimated to generate the most revenue as they gained adoption in hospitals and specialized centers. These customers are the primary target market for our neurology devices.

The U.S. had the highest revenue share of the EEG system/device market according to Grand View Research. It is our plan to target the US market primarily, though we are pursuing sales globally through our master agent LOK Corporation as well. Statista estimates the U.S. EEG market size at $355M in 2024, growing at a 5.6% CAGR over the forecast period.

Brain monitoring is a complex process, requiring expensive and advanced devices and equipment that are mainly found only in hospitals. Hospitals also see a considerably larger inflow of patients as compared to small clinics and other end users. Additionally, brain monitoring devices can pose a considerable burden in terms of maintenance expenses on healthcare facilities; we believe that in general hospitals, more than other end users, are able to bear such costs. Hence, brain monitoring devices are mostly used in hospitals, which consequently account for the largest market share.

U.S. Healthcare Market

The National Health Expenditure Accounts or NHEA are the official estimates of total health care spending in the U.S. U.S. health care spending grew 9.7 percent in 2020, reaching $4.1 trillion or $12,530 per person. As a share of the nation’s Gross Domestic Product, health spending accounted for 19.7%.

Digital health innovations are driving growth and opportunity in three major verticals of healthcare:

●	Remote Patient Monitoring. Devices and applications that allow care providers to keep tabs on chronically ill, recently released, and overall “high-risk” patients (also referred to as remote patient management, or RPM). Wearable patches that diagnose heart conditions, sensors that monitor asthma medication intake, and glucose monitors that send diabetics’ data straight to their smartphones are just a few examples.

●	Telehealth. Doctor access and advise, from outside the confines of an office visit. It could be mental health counselling from across the country, diagnosis and prescription writing in pediatrics without taking a sick child to the office, alternatives to primary care physician visits, and other, similar events.

●	Behavior Modification. Platforms that help patients change their habits and adopt healthier lifestyles, with the primary aim of preventing illness and a clinically validated methodology of doing so. That includes smoking cessation tools and diabetes prevention through digital weight loss and coaching, among other technologies.

Neurology Reimbursement

Coverage in the U.S.

Reimbursement from private third-party healthcare payors and, to a lesser extent, Medicare will be an important element of our success. Although the Centers for Medicare and Medicaid, or CMS, and third-party payors have adopted coverage policies for our targeted indications, there is no guarantee this will continue at the same levels or at all in the future.

The International Classification of Diseases, Tenth Edition, or ICD-10 is a clinical cataloging system that went into effect for the U.S. healthcare industry on October 1, 2015, after a series of lengthy delays. Accounting for modern advances in clinical treatment and medical devices, ICD-10 codes offer many more classification options compared to those found in its predecessor, ICD-9. Within the healthcare industry, providers, coders, IT professionals, insurance carriers, government agencies and others use ICD codes to properly note diseases on health records, to track epidemiological trends and to assist in medical reimbursement decisions.

We believe that many of the indications we are pursuing with our technologies are currently reimbursed on a widespread basis by Medicare, Medicaid, and private insurance companies.

Coverage Outside the U.S.

If we seek to commercialize our products in countries outside the U.S., coverage may be available from certain governmental authorities, private health insurance plans, and labor unions. Coverage systems in international markets vary significantly by country and, within some countries, by region. If we seek to commercialize our technology, if approved, outside the U.S., coverage approvals must be obtained on a country-by-country, region-by-region or, in some instances, a case-by case basis. Based on our ongoing evaluation, certain countries reimburse more highly than others.

Athletic Performance Market

Athletic performance encompasses the treatment and prevention of injuries related to athletics and exercise. Our business plan includes positioning our products and services as a go-to-choice in diagnostic tools for brain-related sports injuries. The EEG with cortical brain maps is highly capable of identifying post-concussion syndrome. Concussions and traumatic brain injuries caused by contact sports are a growing and significant issue among athletes. The Center for Disease Control and Prevention has reported that 1.6 million to 3.8 million concussions occur each year, and UPMC Sports Medicine estimates 5 in 10 concussions go unreported or undetected with 2 in 10 high school athletes who play contact sports getting a concussion in a given year.

Other Markets

Our business plan includes positioning our products and services as a go-to-choice in diagnostic tools for brain-related sports injuries.

●	Education Enhancement: Analysis of EEGs may be useful in recognizing cognitive differences. The brain scans of potential customers in this space can be a steppingstone for further research. The goal of selling to the education market is to have the opportunity to measure baseline EEGs of students.

●	Clinical Trials: Clinical trials assess the safety and efficacy of a new drug, therapy, surgical procedure, medical device, or other intervention and are essential tools in conducting research. When used in clinical trials, we expect our products and services will give a fast and accurate analysis that may speed up the clinical trial process. Moreover, clinical imaging is the technique and process of capturing images of the human body for clinical purposes to reveal, diagnose or examine diseases.

Market Dynamics

Driver: Growing incidence of traumatic brain injuries

A traumatic brain injury or TBI is non-degenerative, non-congenital damage to the brain from an external mechanical force, possibly leading to permanent or temporary impairment. TBI is a major public health concern. According to the Journal of Neurosurgery, TBI is a leading cause of morbidity and mortality, with approximately 69 million people suffering TBI annually worldwide. Estimated incidence is highest in regions with good data such as North America and Europe, indicating that better testing would likely uncover a higher global TBI incidence.

Opportunity: Increasing and expanding therapeutic applications of brain monitoring devices

Apart from applications in neurological disorders, neurodegenerative diseases, and psychiatric disorders, brain monitoring devices are also used in other therapeutic areas like insomnia, post-traumatic stress disorder or PTSD, and sleep apnea. Quantitative EEG analysis is widely used to investigate the neurophysiological characteristics of insomnia. EEG biofeedback is a training process that has been scientifically proven to aid in the management of PTSD.

A number of research studies have demonstrated the effectiveness of neurofeedback for PTSD in adults. For instance, a research study published by the NCBI, or National Center for Biotechnology Information, in 2016 demonstrated that 24 sessions of neurofeedback significantly reduced PTSD symptoms in adult sample populations. Similar studies are also being conducted in children. Such positive research outcomes suggest that neurofeedback is a promising approach in the treatment of PTSD. This is especially important because existing treatments can be quite difficult to tolerate and have limited effectiveness for many individuals with PTSD. In addition, EEG is routinely used to measure and record brain wave activity for the diagnosis and treatment of sleep apnea. These extended applications of brain monitoring devices are expected to provide growth opportunities for players operating in this market.

Challenge: Shortage of trained professionals

Trained medical personnel are required to effectively operate devices involved in the complex process of brain monitoring. The positioning of electrodes on the scalp and the insertion of muscular needles require accuracy and can be performed only by highly trained personnel. In addition, the results generated by brain monitoring machines are complex and can only be interpreted by qualified technicians or skilled professionals. Without these fundamental skills, end users will face difficulties in maximizing the utility of their brain monitoring equipment. The presence of highly skilled medical personnel and staff is, therefore, vital for the effective use of brain monitoring equipment.

Currently, there is a shortage of skilled medical personnel in both developed and developing countries. The AAMC, or Association of American Medical Colleges, estimates that the U.S. will see a shortage of up to nearly 122,000 physicians by 2032 as demand for physicians continues to grow faster than supply, Furthermore, according to the American Association of Colleges of Nursing, there is a projected shortage of registered nurses in the US, and it is expected to intensify by 2030. Moreover, the shortage of trained and experienced neurodiagnostic technologists globally has compelled hospitals to cross-train other allied health professionals to perform neurodiagnostic examinations. This presents a key challenge for the growth of the global brain monitoring devices market.

Market Application

For neurologists and other health providers, we aim to provide a solution for monitoring patient health and safety across a variety of locations including the hospital, specialized clinics, and home settings. In managing patients with epilepsy, providers can improve in areas concerning patient re-admittance, patient mortality and morbidity. Providers can also proactivity prevent the onset of negative chronic health conditions by engaging with at-risk populations at a fraction of the cost by implementing our affordable EEG solutions.

For health providers, our offering of an EEG monitoring solution could ease data collection efforts. By providing an accurate and consistent stream of EEG data, our products and services are being designed to allow physicians and other health professionals to make use of newly available bio-metric data to improve diagnosis, treatment, and management of various neurological illnesses, effectively increasing the quality and value add of medical services.

Our portability and integration potential augment the existing suite of remote monitoring solutions, allowing physicians to differentiate between nuanced neurological conditions happening more accurately within and outside the hospital setting. An example includes helping neurologist’s contrast nocturnal epilepsy patterns across other sleep disorders such as parasomnia where individuals engage in abnormal movements during sleep.

Motion Products

Piezo Motion is a provider of piezo motor technology with significant investment in research and development of affordable piezoelectric motors to meet, and exceed, the needs of today’s global markets. We are committed to the development of innovative piezoelectric technology and motion products that enhance their functionality in a multitude of applications. We work with startups, OEMs, research institutions and industrial companies from around the world empowering the visionaries behind their products.

Piezo Motion’s piezoelectric motors are currently divided into two main series (the Blue Series and the Imperial Series) based on design and construction methodology.

Blue Series

LCS	RBS	LAS	RAS

Imperial Series

PM-22R	LPM-50

Piezo Motion has recently completed an extensive engineering program culminating in the development and initial launch of a unique line of small rotary and linear piezo motor products hereinafter referred to as the Blue Series, control electronics and associated software. Piezo Motion’s motor product line utilizes engineering polymers making them suitable for equipment and for high volume OEM applications. While there are several types of piezo motors on the market, the design and technology employed by Piezo Motion is very new and combines what we perceive to be key advantages, such as superior precision and power density with affordability and ease-of-manufacture.

Piezo Motion’s Blue Series piezo motors are available in a variety of sizes and configurations and are divided into twelve core motor platforms which include rotary motors (Models RBS, RAS) and linear motors (Models LCS, LBS and LAS). These core motor models differ in output specification and are further divided into variants/versions which include versions having hollow-shaft and solid-shaft rotors, versions having integrated magnetic and/or optical encoders and versions which are non-magnetic and suitable for use within medical MRI. For each motor product line Piezo Motion has developed hardware control electronics together with motion control software including firmware and operating software.

The second series of motors available is the Imperial Series which employs a unique piezoelectric drive system, in which a ring-shaped piezo resonator with a peripheral vibration shell is directly coupled to an array of radially positioned stainless-steel pushers. This unique rotary motor design enables a substantial increase in the coupling efficiency between the stator and the rotor, which increases overall motor efficiency and provides superior resolution and torque.

The Imperial Series includes powerful motors capable of extremely faster response times, coupled with submicron-level angular steps and exceptional torque. The range includes both bidirectional (reversible) and unidirectional PCB-mounted piezo motor models, like the Blue Series.

We believe that the piezoelectric motors of the Blue Series are unique because they combine the key performance benefits of a piezo motor with the price point of traditional precision direct current or DC motors. The Blue Series motor utilizes engineering polymers, making them very lightweight and suitable for equipment and high-volume OEM applications. Unlike the classic DC motor (e.g., BLDC and stepper motors), the versatile design employed by the Blue Series enables rotary and linear piezo motors consisting of very few parts, enabling economical manufacturing volume yielding a stable and reliable final result. Piezo technology is inherently non-magnetic which enables motor designs for specialized applications where traditional DC motors cannot be used. Piezo motors are also immune from electromagnetic or EM and radio frequency or RF interference and generate no emissions which can aid original equipment manufacturer or OEM product compliance and reduce or eliminate shielding costs.

We also believe that the Piezo-electric motors of the Imperial Series are unique because they provide the highest level of precision performance within a robust metal enclosure. Imperial Series motors are rotary and available in both reversible and non-reversible designs. These motors offer a much higher range of torque outputs compared to the Blue Series and provide higher precision for the most demanding positioning applications. Like the Blue Series, the piezo technology employed is inherently non-magnetic which enables motor designs for specialized applications where traditional DC motors cannot be used. They are also immune from EM and RF interference and generate no emissions which can aid OEM product compliance and reduce or eliminate shielding costs.

We believe that our propriety piezo technology may be up to 1,000 times more precise and up to 100 times faster to respond than the DC competitors. A typical rotary stepper motor might be configured to make up to 200 – 500 steps in each rotation. By comparison, our Blue Series rotary motors provide over 600,000 steps per full rotation and our Imperial Series can achieve over 2.5 million steps per full rotation. These performance attributes provide smoother and more precise motion. Our technology is also extremely scalable, enabling manufacture of very compact motors with our smallest being the length and width of a thumbnail.

Piezo Motion’s target markets include industries such as:

●	Medical Technology (“MedTech”) – Medical devices, whether surgical robots, infusion MRI pumps, wearable drug dispensers, syringe pumps, or a number of other applications often require efficient, lightweight, and very precise motion. Our motors can be made to avoid electromagnetic interference, which traditional motors cannot though it is a requirement for MRI and some other MedTech applications. From precise brain incisions to being able to release a nanoliter of drug from a wearable dispenser, our motors bring the precision needed for MedTech products today and into the future.

●	Pharmaceutical – Interlinked to the Medical Technology industry, the pharmaceutical industry relies on precise testing and measurement of substances in order to provide patients and experiments with the correct dosage. Our motors’ smooth motion and high precision have applications in pharmaceutical testing, manufacture, and patient use, especially given the rising use of wearable drug dispensing and micro dosing.

●	Aerospace (including Drones) – Aerospace provides many applications for our small motion solutions. While our motors would not be ideal to power the blades flying a drone or aircraft, they are ideal for the small, precision movements used to control the cameras on drones (e.g. gimbals), internal movement such as valves for larger aircraft, and many other precise control and use-case related applications.

●	Industrial Automation – With industry trends towards automation and miniaturization, the need for precise movements with relation to robotic appendages, fluid control, and other fine movements will be a tailwind for our precision motion products. Increased industrial automation also implies increased use of small sensor equipment, including optical and laser sensors, for which our motor’s compact size, efficiency, and precision are ideal.

●	Autonomous Vehicles – Similar to industrial automation, autonomous vehicles require many small sensors, cameras, and other equipment that often requires precision motion. Our motors, which can be as small as a human thumbnail, are well-placed for such applications.

●	Laser and Photonics – We have active customers in the laser and photonics space, where a micro-scale linear or angular movement can create a significant change to a beam’s path. From controlling the directionality of lasers themselves to adjusting mirrors and lenses used alongside them, our motors can provide the precision and smooth motion that may be able to help this industry move forward.

Precision Motion Market

We compete within the domestic and global precision micro motor and piezoelectric motor industries which combined are expected to grow at a CAGR of 4.1% from 2021 to 2026 to an estimated $34.3B by 2026. The precision motion market is defined primarily by costly, high-precision piezoelectric motors and lower-end DC precision motors. These are the motors that guide lasers, satellites, Mars rovers, and small cameras, among other things. This market continues to value more compact, precise, efficient motors to address the trends of miniaturization and portability. These motors are used across many industries, including aerospace, robotics, manufacturing, drones, telecommunications, and the medical field. We believe that we are uniquely positioned with our patented technology to sell piezo precision at a price point that can compete with precision DC motors.

Medical Technology Market

The primary focus for our piezoelectric motors remains on the medical technology, or MedTech, market. Use cases for precision motion products in this space vary from lab equipment to surgical robotics to drug delivery systems, to give a few examples. The MedTech industry is an optimal target because it increasingly requires higher precision than DC motors can offer, low electromagnetic interference, and often an affordable price point to reduce system costs. We believe that our products’ unique advantages will play well into this space.

Markets and Customers

Driver: Trends toward miniaturization and portability

Creating increasingly small and mobile devices requires not just smaller and more energy-efficient motors within those devices but also more precise machinery to manufacture said devices.

According to Machine Design, the need for miniature motors is itself being expanded by trends towards the invent of collaborative robotic applications, robustness and extended life, safety and analytics through encoders and other feedback devices, and autonomy through multi-axis control. Smaller drones, smaller assembly lines, more complex smartphones and cameras, and more precise robotics all push the demand for miniaturized motors forward.

Portability has long been a trend for convenience, but an interconnected global world, increasingly complex robotic systems, and an increasingly mobile workforce all speak to the need for micro-sized motors to be more energy and weight efficient than before. According to an article from ISA (International Society of Automation), increased human-robotics interactions and systems is a primary driver behind the trend of compact portability for robotics and motion systems. These trends are likely to support market growth for our products.

Opportunity: Increased need for small precision motion systems

To drive progress in current hardware systems and robotics, and to keep pace with software and analytical developments, we believe increased motion precision is needed. The World Economic Forum estimates that by 2025 humans will create 463 exabytes of data each day globally. For context, one exabyte is equal to 1 million terabytes. This predicted influx of data creation data will likely drive more precise analytics, predictions, and recommendations – but to drive change in the physical world we believe will require motion systems capable of such high precision.

Piezoelectric motors are generally more precise than DC motors, so they stand to benefit from demand for greater precision. The primary historic limitation of piezoelectric motion for precision applications has been their cost.

Challenge: The cost of piezoelectric motion systems

Piezoelectric systems can often cost 10x as much as a precision DC motor of a comparable size. For most precision use cases outside of the highest-cost, highest-precision applications, precision DC motors are used today. We believe that piezoelectric motion can be far more affordable while still maintaining advantages in precision, efficiency, simplicity, and weight compared to precision DC motors.

We believe that our patented technology makes us unique in this ability and will help us maintain pricing levels comparable to precision DC motors while offering piezoelectric motor performance.

Market Application

Our piezoelectric motion devices have many applications. Our primary markets are life sciences, MedTech, and lab instruments given those markets’ focus on precision and need for miniaturization. We believe devices in these fields can benefit from our technology: such potential applications include infusion MRI pumps, syringe pumps, wearable drug dispensers, handheld drug dispensers, surgical robotics, microscopes and micro-positioning systems, and diagnostic testing equipment.

In addition to the life sciences industry, our motors have market applications in a wider set of industries, some of which have already started to use our motors. These secondary target markets include the advanced manufacturing, defense, laser/photonics/optic, semiconductor, and aerospace industries.

Competitive Strengths

We believe that we are well positioned within the markets in which we operate. Our competitive strengths include:

●	Strong Portfolio of Intellectual Property. Our diverse intellectual property portfolio includes a series of patents for use in existing products and future potential, manufacturing know-how, and FDA approvals, ranging from hardware to firmware applications.

●	Diverse Commercial Application Opportunities. From smart wearable devices that monitor cognitive and behavioral health in real-time, to enhanced Brain Computer Interface or BCI capabilities within the connected home and car environments, our EEG technologies span a range of novel applications and commercial uses, including:

Neurology

●	Global Brain Monitoring Market

●	U.S. Healthcare Market

●	Athletic Performance

●	Government Initiatives

●	Education Enhancement

●	Clinical Trials

Piezo Motion

●	Medical Technology

●	Pharmaceutical

●	Aerospace (including Drones)

●	Industrial Automation

●	Autonomous Vehicles

●	Laser and Photonics

Scalable Integration. We believe that we offer the highest level of integration and flexibility while providing an optimal combination of convenience and performance. This is achieved through the modular design and build of our products, allowing seamless integration of hardware and software components into existing platforms. We are also engaged with strategic partners to augment the next generation of health wearables and technologies, forging relationships with companies and individuals seeking to implement EEG solutions across a multitude of segments.

Experienced Leadership Team. Our management team has over 150 years of combined experience in sectors spanning across artificial intelligence, data mining, software development, commercialization, and medical technology. Our team has a strong background in our technologies and applications and defining future potential applications.

NeuroCap™

●	NeuroCap™ is a NeuroCap™ is FDA 510(k) cleared pre-gelled disposable EEG headset with 22 electrodes and 19 active EEG channels. The fixed electrode placement is in accordance with the international 10-20 system.

●	NeuroCap™ is compatible with any other encephalographs and amplifiers of EEG signals by the use of a universal connector cable.

●	The pre-gelled fixed electrode locations remove the time-consuming task of placing electrodes and measuring and marking the patient’s head. This enables the use of this device by healthcare workers other than specialized neurological technicians and can decrease discomfort experienced by the patient.

●	The NeuroCap™ is cleared for up to 4 hours of continuous use, well beyond the duration of a routine EEG exam.

NeuroEEG™

●	NeuroEEG™ is an FDA 510(k) cleared wireless 16 channel EEG amplifier device.

●	NeuroEEG™ is compatible with our NeuroCap™ device via a cable and any computer with Bluetooth capabilities. This allows for freedom of movement of the patient while undergoing an EEG exam.

●	The compact size of the NeuroEEG™, roughly the size of a human palm, allows for field, ambulatory, and remote use settings more than the larger traditional EEG devices commonplace today. When paired with the NeuroCap™, it can allow for non-specialized healthcare personnel to conduct EEG exams remotely from a neurologist or hospital.

Motion Products

●	High Performance: Technology that provides up to 1000 X’s Better Resolution, up to 100 X’s Faster Reaction Time and up to 10X’s Greater Specific Power Stall Torque/Force compared to conventional DC motors (e.g. precision BLDC motors and Stepper motors. A typical commercial rotary stepper motor provides between 200-500 steps to complete a full rotation, whereas our rotary motors can provide over 600,000 steps per full rotation, making them extremely precise.

●	Energy & Cost Savings: Our piezo motors operate at low voltage (e.g. 5.0 VDC to 12 VDC) and have increased energy efficiency. They consume zero power in the hold position while still maintaining full torque. They are typically used in direct-drive applications where the need for a gearhead and electrical brake is eliminated altogether.

●	Unique Properties: Our piezo motors are scalable in design (rotary and linear), can be operated silently and provide a very smooth vibration-free rotation. Their non-magnetic design eliminates problems caused by electromagnetic interference.

●	Non-magnetic: Our piezo motors are also available in completely non-magnetic (non-ferrous) configurations making them ideal for specialized applications where traditional DC motors cannot be used (e.g. medical MRI)

●	Lightweight: Our piezo motors are between 50-75% less weight than comparable DC motors (e.g. BLDC & Stepper motors)

●	Low Cost: Modern engineered thermoplastic design enables our piezo motors to be manufactured at low cost and priced extremely competitively compared to other brands and technologies. The simplified electronic driver design lowers ownership cost further.

Corporate History

We were initially organized on November 18, 2013 as a Nevada limited liability company under the name Global Energy Express LLC. On December 18, 2015, we converted from a Nevada limited liability company to a Nevada corporation under the name All Soft Gels Inc. On September 18, 2018, we changed our name from All Soft Gels Inc. to Brain Scientific Inc. and changed our ticker symbol on the OTC Pink market to “BRSF”.

On September 21, 2018, we entered into a merger agreement (the “Merger Agreement”) with Memory MD, Inc. and AFGG Acquisition Corp. to acquire Memory MD, Inc. (the “Acquisition”). The transactions contemplated by the Merger Agreement were consummated on September 21, 2018 and, pursuant to the terms of the Merger Agreement, all outstanding shares of Memory MD were exchanged for shares of our Common Stock. Accordingly, we acquired 100% of Memory MD, Inc. in exchange for the issuance of shares of our Common Stock and Memory MD, Inc. became our wholly owned subsidiary. In conjunction with the Acquisition, we ceased all direct operations and assigned all of our assets and liabilities from prior to the Acquisition and assumed and commenced the business of Memory MD as our sole business.

On June 11, 2021, we entered into a merger agreement (the “Piezo Merger Agreement”) with Piezo Motion Corp. and BRSF Acquisition Corp. to acquire Piezo. (the “Piezo Acquisition”). The transactions contemplated by the Piezo Merger Agreement were consummated on October 1, 2021. Pursuant to the terms of the Piezo Merger Agreement, all outstanding shares of Piezo were exchanged for shares of our Common Stock. Accordingly, we acquired 100% of Piezo in exchange for the issuance of shares of our Common Stock and Piezo became our wholly owned subsidiary.

Intellectual Property

Protection of our intellectual property is a strategic priority for our business. We rely on a combination of patents, trademarks, copyrights, trade secrets as well as nondisclosure and assignment of invention agreements, confidentiality agreements and other measures to protect our intellectual property and other proprietary rights.

Patents and trademarks are significant to our business to the extent that a product or an attribute of a product represents a unique design or process. Patent protection restricts competitors from duplicating unique designs and features. To protect our proprietary secrets and competitive technologies, we have obtained and are seeking to further obtain patents, trade secrets, trademarks, and other intellectual property protection on our products whenever appropriate.

As of the date of this prospectus, we have obtained a total of eleven (11) U.S. nonprovisional patents and thirteen (13) foreign patents including European, Japanese, and Chinese patents related to our NeuroCap™ and piezoelectric technologies. These patents are to protect our existing products for both neurology and piezoelectric motors. For our piezoelectric motors, we currently exploit four of our relevant US patents. The remainder may be used for future development.

We have one European patent application pending titled “Liner Piezoelectric Actuator on Rail System” (Application No. 18761639). We have also applied for one provisional U.S. patent application titled “Integrated Brain Machine Interface Platform with Graphene Based Electrodes” (Application No.: 63/070,749) in the name of Memory MD, Inc., and one PCT patent application on the title.

We also own four registered trademarks (Neuro EEG, NeuroCap, NeuroHub, Brain Scientific).

In May 2018, we entered into a Patent Assignment and License Back Agreement with Boris Goldstein, our then Chairman, Secretary and Executive Vice President, Dmitriy Prilutskiy, Stanislav Zabodaev and Medical Computer Systems Ltd. Pursuant to the agreement, among other things, Messrs. Goldstein, Prilutskiy and Zabodaev assigned all of their rights to a patent entitled “Apparatus And Method For Conducting Electroencephalography” (Application No.: 15/898,611), to us, and in return, we granted to Medical Computer Systems Ltd., an unaffiliated entity which also provides manufacturing services to us, a limited, royalty-free, fully paid-up, worldwide, nonexclusive license (without the right to sublicense or assign), to the patent, to practice, make and use the inventions, ideas and information embodied therein, and to make, use, offer to sell, sell, lease or import products, services, processes, methods and materials embodying or deriving from the inventions, ideas and information from the patent and any activities derived directly therefrom; provided, however, that if and upon FDA approval of a product, Medical Computer Systems’ aforementioned rights shall be limited to manufacturing and selling NeuroCap™ products solely to us or on our behalf provided that we purchase from Medical Computer Systems (and Medical Computer Systems makes available for sale) a minimum of 20,000 units of NeuroCap™ products per calendar year on reasonable terms and conditions to be determined by the parties in good faith; and provided further, however, that Medical Computer Systems can without any limitation sell NeuroCap™ products embodying or deriving from the inventions, ideas and information from the patent in (i) the territories that made up the former USSR (excluding the Baltic countries) and (ii) Japan. In furtherance of the foregoing first proviso, in the event we fail to purchase the annual minimum order for a particular calendar year, Medical Computer Systems’ limitation to manufacture and sell NeuroCap™ products only to us pursuant to this proviso will be suspended for the next calendar year.

In September of 2015 we entered into a License Agreement with Parker Hannifin Corporation in which we granted a worldwide license under our patents for certain pneumatic, gas and fluid control devices for sale into the pneumatic industrial factory automation market, medical equipment gas/liquid control market and instrumentation gas/liquid control market. Under the License Agreement we received an initial fee of two million dollars ($2,000,000.00) which was paid in two annual installments in 2015 and 2016. To-date we have not received any additional royalties from Parker Hannifin -under the License Agreement.

Competition

All of our products face a mixture of competitors ranging from large manufacturers with multiple business lines to small manufacturers offering a limited selection of products and services.

Many of the competitors whom we directly compete with include companies who develop or intend to develop products which have capabilities similar to ours in both the neurology and motion products markets. Similar competitive pressures on efficiency, quality and simplicity are shared by both of our product lines.

The MedTech industry is moving rapidly with wearable technology, robotic surgery, and telemedicine. In the current environment of managed care, economically motivated customers, consolidation among health care providers, increased competition, and declining reimbursement rates, we anticipate an increasing need to compete on the basis of price and quality. In order to continue to compete effectively, we must continue to create or acquire advanced technology, incorporate this technology into our current and future proprietary products, obtain regulatory approvals in a timely manner, maintain high-quality manufacturing processes, and successfully market these products. Some of these initiatives include, but are not limited to, creating integrated cloud solutions that connect specialists with generalists for simple data transfer and analysis, streamlining clinical diagnoses with new medical devices, and opening revenue streams from secondary healthcare markets, such as primary care medical professionals who utilize EEG analyses in their practices.

The major U.S. medical device companies who we deem as competitors include Baxter International Inc., Beckman Coulter Inc., Becton Dickinson and Company, Boston Scientific Corporation, General Electric Company’s GE Healthcare, Johnson & Johnson, St. Jude Medical, Inc., Stryker Corporation, and Medtronic plc. Many of the companies which we presently compete against or may compete against in the future have or will have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products than we do or will. Mergers and acquisitions in the pharmaceutical, biotechnology and diagnostic industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and subject registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our development.

Our motion products and services compete against a range of competitors spanning large, established manufacturers with many product lines to startups with only a few employees doing custom projects. Most of the competitors we directly compete with sell either piezoelectric motors at a higher price point than us or precision DC motors at a similar price point but with lower precision and efficiency. Our indirect competitors sell other types of small, precise motors or motion systems that may be able to fulfill some of the same use cases outside of the target focus of our products. Meanwhile our Micro Dosing Pump competes for sale to labs and researchers against microinjectors and micropumps since our product fulfills the use cases of both current product categories.

The trends of miniaturization and portability are putting pressure on manufacturers of motion systems to design smaller, more efficient, and more precise motors. In addition, the manufacturing systems and robotics used to serve these trends also need increasingly precise motors. These trends play well into the advantages of piezoelectric motors, which have traditionally come at a cost point prohibitive to many use cases outside of advanced aerospace, optics, and defense industries. When piezoelectric motors are too expensive, precision DC motors, with poorer efficiency and precision, are the general solution. Now we have invented piezoelectric motion systems that are significantly more affordable than traditional piezoelectric systems while maintaining the unique advantages of piezoelectric technology. There are a couple of other small manufacturers attempting more affordable piezoelectric motors as well but most focus on the high-end, ultra-precise applications piezoelectric motors are traditionally known for.

Sales and Marketing

We have commenced the commercial roll-out of the neurology products in 2018 and the Blue Series in 2020. For our neurology products we are initial targeting the U.S. market. For our motion products, we intend to market on a global basis with business representatives in the U.S., Europe, and Asia.

Our marketing organization operates as a shared service across both product lines. Marketing focuses on digital platforms, support of marketing partners and participation in trade shows. We are identifying additional long-term partners to accelerate market penetration, product diversification, and ultimate survivability across targeted verticals. Through new implementations of our products and services, we expect to retain and capture additional market share through continuous enhancements. Our neurology products are sold initially through distribution partners or directly to hospitals and neurology clinics. Our motion products sales strategy focuses on OEM product manufactures where size, precision and scale are key characteristics of their product needs. We provide resources online that allow OEM’s to learn and incorporate our motor into their product designs. We offer evaluation kits direct from our website and through our partner network.

We plan to utilize partner relationships and co-marketing opportunities as the initial driver of our marketing efforts, thereby benefiting from increased speed-to-market, as well as the ability to leverage a pre-existing audience/customer base and communications channels. We expect to offer to early adopters our products and services at preferential rates in exchange for expediting development, distribution, and sales of such products and services.

Our linear and rotary motion products are commercially available directly from Piezo or from one of our worldwide distribution partners. We market our solution through an integrated digital marketing program and in-person trade shows and conferences. Our partners market our products directly to their customers in their local markets.

Since 2019, we have acted as a distributor of third-party medical devices in Russia. With the uncertainty raised due to the continued Russian invasion of Ukraine, we do not anticipate having sales restart in Russia and have decided to begin the wind down of these operations.

Manufacturing, Supply and Quality Assurance

Our manufacturing is a combination of outsourced and in-house for our two product lines.

We currently outsource the supply and manufacture of all components of our neurology products. For our neurology products, we plan to continue with an outsourced manufacturing arrangement for the foreseeable future. We expect that our third-party manufacturers will be competent to manufacture our products and have quality systems established that meet FDA requirements. We believe that the manufacturer which we currently utilize or those manufacturers that we may utilize in the future have or will have sufficient capacity to meet our launch requirements when and if our technology under development is approved and are or will be able to scale up their capacity relatively quickly with minimal capital investment. We have also identified capable second source manufacturers and suppliers in the event of disruption from any of our primary vendors.

Our piezoelectric motors are currently fully assembled and tested in-house. The material components used in the assembly process include plastics, piezoceramics and metals. The main housing for our motors is produced from engineered thermoplastic. We currently use two plastics companies to produce these injection molded parts. One of these companies is located locally in Florida, the other company is located overseas. Our assembly area consists of a localized storeroom, a site for fabrication, subassembly manufacturing, final assembly, and test/quality verification. We continue to look to enhance our processes by focusing on automation and lean initiatives.

Our piezoelectric motor materials from suppliers are routinely inspected for quality and conformance against documented specifications. We are in the process of securing certification for ISO 9001 quality management systems. Our piezoceramics are currently sourced from two suppliers, one is located in the US, the other is overseas. The vast majority of all other components, including electronic components used in the assembly of our motors and associated electronics, are available off-the-shelf from various suppliers sourced within the U.S.

We believe that the suppliers we currently utilize or that we may utilize in the future have or will have sufficient capacity to meet our launch requirements and are or will be able to scale up their capacity relatively quickly as demand for our product grows. We believe that with increased future demand, our per unit costs will decrease materially. Our suppliers meet the quality management systems for ISO 13485 or 9001 as required by the product. As a medical device developer, the facilities of our sterilization and other critical suppliers are subject to periodic inspection by the FDA and corresponding state and foreign agencies. We plan to audit our suppliers periodically to ensure conformity with the specifications, policies, and procedures for our devices. We have also identified capable second source suppliers in the event of disruption from any of our primary vendors.

Research and Developments

Our research and development programs are performed in the U. S., Ukraine and internationally. Our research and development is generally pursued by engineers and scientists employed by us on a full-time basis or hired as per diem consultants or through partnerships with industry leaders in manufacturing, design, research, and academia. We are also working with subcontractors in developing specific components of our technologies. Since the Russian invasion of Ukraine on February 24, 2022, our personnel in Ukraine have periodically been able to work from the office. They are currently working in the office and remotely; however, may not be able to return consistently to an office location during the foreseeable future

The primary objective of our research and development program is to advance the development of our existing and future products and technologies. This work includes studies focused on topics such as:

●	Solid-state physics of piezoelectric materials;

●	Materials Research;

●	Electromechanical properties of piezoceramic materials;

●	Resonance and frequency response profiling of piezoceramic materials;

●	Piezoelectric motor and actuators concept and prototyping;

●	Thermodynamic relationships;

●	Impedance analyzer characterization of piezoelectric properties;

●	Development of electronic hardware for piezo resonator excitation;

●	Development of firmware and software algorithms for piezo motor control; and

●	Intellectual property development.

Government Regulation

Our operations are subject to comprehensive federal, state, and local laws and regulations in the jurisdictions in which we or our manufacturing and research and development partners do business. The laws and regulations governing our business and interpretations of those laws and regulations are subject to frequent change. Our ability to operate profitably will depend in part upon our ability, and that of our manufacturing and research and development partners and affiliates, to operate in compliance with applicable laws and regulations. The laws and regulations relating to medical products that apply to our business and that of our partners and affiliates continue to evolve, and we must, therefore, devote significant resources to monitoring developments in legislation, enforcement, and regulation in such areas. As the applicable laws and regulations change, we are likely to make conforming modifications in our business processes from time to time. We cannot provide assurance that a review of our business by courts or regulatory authorities will not result in determinations that could adversely affect our operations or that the regulatory environment will not change in a way that restricts our operations.

U.S. Healthcare Regulation

Our NeuroEEG™ and NeuroCap™ are each a medical device subject to extensive and ongoing regulation by the FDA, the U.S. Centers for Medicare& Medicaid Services, or CMS, the European Commission, and regulatory bodies in other countries. Regulations cover virtually every critical aspect of a medical device company’s business operations, including research activities, product development, quality and risk management, contracting, reimbursement, medical communications, and sales and marketing. In the U.S., the Federal Food, Drug and Cosmetic Act, or FDCA, and the implementing regulations of the FDA govern product design and development, pre-clinical and clinical testing, premarket clearance or approval, product manufacturing, quality systems, import and export, product labeling, product storage, recalls and field safety corrective actions, advertising and promotion, product sales and distribution, and post-market clinical surveillance. Our business is subject to federal, state, local, and foreign regulations, such as ISO 13485, ISO 14971, FDA’s Quality System Regulation, or QSR, contained in 21 CFR Part 820, and the European Commission’s Directive 93/42/EEC concerning medical devices and its amendments.

The FDA characterizes medical devices into one of three classes. Devices that are considered by the FDA to pose lower risk are classified as Class I or II. Class I devices and are subject to controls for labeling, pre-market notification and adherence to the FDA’s QSR. This pertains to manufacturers’ methods and documentation of the design, testing, production, control quality assurance, labeling, packaging, sterilization, storage, and shipping of products, but are usually exempt from premarket notification requirements. Class II devices are subject to the same general controls but may be subject to special controls such as performance standards, post-market surveillance, FDA guidelines, or particularized labeling, and may also require clinical testing prior to clearance or approval. Class III devices are those for which insufficient information exists to assure safety and effectiveness solely through general or special controls, including devices that support or sustain human life, are of substantial importance in preventing impairment of human health, or which present a potential, unreasonable risk of illness or injury.

Some Class I and Class II devices are exempted by regulation from the pre-market notification requirement under Section 510(k) of the FDCA, also referred to as a 510(k) clearance, and the requirement of compliance with substantially all of the QSR. However, a pre-market approval, or PMA application, is required for devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or certain implantable devices, or those that are “not substantially equivalent” either to a device previously cleared through the 510(k) process or to a “preamendment” Class III device in commercial distribution before May 28, 1976 when PMA applications were not required. The PMA approval process is more comprehensive than the 510(k) clearance process and typically takes several years to complete. While the 510(k) process is typically shorter than a PMA process, both the 510(k) clearance and PMA processes can be expensive and lengthy.

Our current devices NeuroCap™ and NeuroEEG™ devices are classified as Class II medical devices by the U.S.FDA.

FDA review of a PMA application generally takes between one and three years but may take significantly longer. The FDA can delay, limit or deny approval of a PMA application for many reasons, including:

●	the device may not be safe, effective, reliable or accurate to the FDA’s satisfaction;

●	the data from pre-clinical studies and clinical trials may be insufficient to support approval;

●	the manufacturing process or facilities may not meet applicable requirements; and

●	changes in FDA approval policies or adoption of new regulations may require additional data.

If an FDA evaluation of a PMA application is favorable, the FDA will either issue an approval letter, or approvable letter, which usually contains a number of conditions that must be met in order to secure final approval of the PMA. When and if those conditions have been fulfilled to the satisfaction of the FDA, the agency will issue a PMA approval letter authorizing commercial marketing of a device, subject to the conditions of approval and the limitations established in the approval letter. If the FDA’s evaluation of a PMA application or manufacturing facilities is not favorable, the FDA will deny approval of the PMA or issue a not approvable letter. The FDA also may determine that additional tests or clinical trials are necessary, in which case the PMA approval may be delayed for several months or years while the trials are conducted, and data is submitted in an amendment to the PMA. The PMA process can be expensive, uncertain and lengthy and a number of devices for which FDA approval has been sought by other companies have never been approved by the FDA for marketing.

New PMA applications or PMA supplements may be required for modifications to the manufacturing process, labeling, device specifications, materials or design of a device that has been approved through the PMA process. PMA supplements often require submission of the same type of information as an initial PMA application, except that the supplement is limited to information needed to support any changes from the device covered by the approved PMA application and may or may not require as extensive technical or clinical data or the convening of an advisory panel.

Clinical trials are typically required to support a PMA application and are sometimes required for a 510(k) clearance. These trials generally require submission of an application for an Investigational Device Exemption (IDE), to the FDA. An IDE allows the investigational device to be used in a clinical study in order to collect safety and effectiveness data. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE application must be approved in advance by the FDA for a specified number of patients, unless the product is deemed a non-significant risk device and eligible for abbreviated IDE requirements. Generally, clinical trials for a significant risk device may begin once the IDE application is approved by the FDA and the study protocol and informed consent are approved by appropriate institutional review boards at the clinical trial sites. The FDA’s approval of an IDE allows clinical testing to go forward, but it does not bind the FDA to accept the results of the trial as sufficient to prove the product’s safety and efficacy, even if the trial meets its intended success criteria. All clinical trials must be conducted in accordance with the FDA’s IDE regulations that govern investigational device labeling, prohibit promotion, and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. Clinical trials must further comply with the FDA’s regulations for institutional review board approval and for informed consent and other human subject protections. Required records and reports are subject to inspection by the FDA. The results of clinical testing may be unfavorable or, even if the intended safety and efficacy success criteria are achieved, may not be considered sufficient for the FDA to grant approval or clearance of a product. Clinical trials must be entered into the clinical trials registry at clintrials.gov.

The commencement or completion of any clinical trial may be delayed or halted, or be inadequate to support approval of a PMA application, for numerous reasons, including, but not limited to, the following:

●	the FDA or other regulatory authorities do not approve a clinical trial protocol or a clinical trial, or place a clinical trial on hold;

●	patients do not enroll in clinical trials at the rate expected;

●	patients, sponsors, or study sites do not comply with trial protocols;

●	patient follow-up is not at the rate expected;

●	patients experience adverse side effects;

●	patients die during a clinical trial, even though their death may not be related to the products that are part of our trial;

●	institutional review boards and third-party clinical investigators may delay or reject the trial protocol;

●	third-party clinical investigators decline to participate in a trial or do not perform a trial on the anticipated schedule or consistent with the clinical trial protocol, good clinical practices, or other FDA requirements;

●	the sponsor or third-party organizations do not perform data collection, monitoring and analysis in a timely or accurate manner or consistent with the clinical trial protocol or investigational or statistical plans;

●	third-party clinical investigators have significant financial interests related to the sponsor or the study that the FDA deems to make the study results unreliable, or the company or investigators fail to disclose such interests;

●	regulatory inspections of our clinical trials or manufacturing facilities, which may, among other things, require us to undertake corrective action or suspend or terminate our clinical trials;

●	changes in governmental regulations or administrative actions;

●	the interim or final results of the clinical trial are inconclusive or unfavorable as to safety or efficacy; and

●	the FDA concludes that our trial design is inadequate to demonstrate safety and efficacy.

Health Insurance Portability and Accountability Act of 1996 and Similar Foreign and State Laws and Regulations Affecting the Transmission, Security and Privacy of Health Information

We may also be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. The Health Insurance Portability and Accountability Act of 1996 or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their respective implementing regulations, imposes specified requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s security standards directly applicable to business associates, defined as service providers of covered entities that create, receive, maintain or transmit protected health information in connection with providing a service for or on behalf of a covered entity. HITECH also created four new tiers of civil monetary penalties and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, many state laws govern the privacy and security of health information in certain circumstances, many of which differ from HIPAA and each other in significant ways and may not have the same effect.

Foreign data privacy regulations, such as the EU Data Protection Directive (Directive 95/46/EC), the country-specific regulations that implement Directive 95/46/EC, and the EU General Data Protection Regulation (GDPR) also govern the processing of personally identifiable data and may be stricter than U.S. laws.

Post-Marketing Restrictions and Enforcement

After a device is placed on the market, numerous regulatory requirements apply. These include, but are not limited to:

●	submitting and updating establishment registration and device listings with the FDA;

●	compliance with the QSR, which requires manufacturers to follow stringent design, testing, control, documentation, record maintenance, including maintenance of complaint and related investigation files, and other quality assurance controls during the manufacturing process;

●	unannounced routine or for-cause device facility inspections by the FDA, which may include our suppliers’ and manufacturer’s facilities;

●	labeling regulations, which prohibit the promotion of products for uncleared or unapproved (or “off-label”) uses and impose other restrictions relating to promotional activities;

●	corrections and removal reporting regulations, which require that manufacturers report to the FDA field corrections or removals if undertaken to reduce a risk to health posed by a device or to remedy a violation of the FDCA that may present a risk to health; and

●	post-market surveillance regulations, which apply to certain Class II or III devices when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

In addition, under the FDA medical device reporting, or MDR, regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or a similar device of such manufacturer were to recur. The decision to file an MDR involves a judgment by the manufacturer. If the FDA disagrees with the manufacturer’s determination, the FDA can take enforcement action.

The MDR requirements also extend to health care facilities that use medical devices in providing care to patients, or “device user facilities,” which include hospitals, ambulatory surgical facilities, nursing homes, outpatient diagnostic facilities, or outpatient treatment facilities, but not physician offices. A device user facility must report any device-related death to both the FDA and the device manufacturer, or any device-related serious injury to the manufacturer (or, if the manufacturer is unknown, to the FDA) within 10 days of the event. Device user facilities are not required to report device malfunctions that would likely cause or contribute to death or serious injury if the malfunction were to recur but may voluntarily report such malfunctions through MedWatch, the FDA’s Safety Information and Adverse Event Reporting Program.

The FDA also has the authority to require the recall of commercialized medical device products in the event of material deficiencies or defects in design or manufacture. The authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious adverse health consequences or death. Manufacturers may, under their own initiative, recall a product if any distributed devices fail to meet established specifications, are otherwise misbranded or adulterated under the FDCA, or if any other material deficiency is found. The FDA requires that certain classifications of recalls be reported to the FDA within ten working days after the recall is initiated.

The failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions:

●	warning letters, fines, injunctions or civil penalties;

●	recalls, detentions or seizures of products;

●	operating restrictions;

●	delays in the introduction of products into the market;

●	total or partial suspension of production;

●	delay or refusal of the FDA or other regulators to grant 510(k) clearance, PMA approvals, or other marketing authorization to new products;

●	withdrawals of marketing authorizations; or

●	in the most serious cases, criminal prosecution.

To ensure compliance with regulatory requirements, medical device manufacturers are subject to market surveillance and periodic, pre-scheduled and unannounced inspections by the FDA, and these inspections may include the manufacturing facilities of subcontractors.

Federal Trade Commission Regulatory Oversight

Our advertising for our products and services is subject to federal truth-in-advertising laws enforced by the Federal Trade Commission, or the FTC, as well as comparable state consumer protection laws. Under the Federal Trade Commission Act, or FTC Act, the FTC is empowered, among other things, to (a) prevent unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce; (b) seek monetary redress and other relief for conduct injurious to consumers; and (c) gather and compile information and conduct investigations relating to the organization, business, practices, and management of entities engaged in commerce. The FTC has very broad enforcement authority, and failure to abide by the substantive requirements of the FTC Act and other consumer protection laws can result in administrative or judicial penalties, including civil penalties, injunctions affecting the manner in which we would be able to market services or products in the future, or criminal prosecution.

International Healthcare Regulation

International sales of medical devices are subject to local government regulations, which may vary substantially from country to country. The time required to obtain approval in another country may be longer or shorter than that required for FDA approval, and the requirements may differ. There is a trend towards harmonization of quality system standards among the European Union, U.S., Canada and various other industrialized countries.

The primary regulatory body in Europe is that of the European Union, the European Commission, which includes most of the major countries in Europe. Other countries, such as Switzerland, have voluntarily adopted laws and regulations that mirror those of the European Union with respect to medical devices. The European Union has adopted numerous directives and standards regulating the design, manufacture, clinical trials, labeling and adverse event reporting for medical devices. Devices that comply with the requirements of these relevant directives will be entitled to bear the Conformité Européenne (CE) conformity marking (as the logo ), indicating that the device conforms to the essential requirements of the applicable directives and, accordingly, can be commercially distributed anywhere in the European Union and European Economic Area (EEA).

The method of assessing conformity varies depending on the class of the product, but normally involves a combination of self-assessment by the manufacturer and a third-party assessment by a “Notified Body.” This third-party assessment may consist of an audit of the manufacturer’s quality system and specific testing of the manufacturer’s product. An assessment by a Notified Body of one country within the European Union is required in order for a manufacturer to commercially distribute the product throughout the European Union. Additional local requirements may apply on a country-by-country basis. Outside of the European Union, regulatory approval would need to be sought on a country-by-country basis in order for us to market our Products.

Medical devices in Europe are classified into four primary categories. They are as follows:

●	Non-invasive devices;

●	Invasive medical devices;

●	Active medical devices; and

●	Special Rules (including contraceptive, disinfectant, and radiological diagnostic medical devices)

Devices are further segmented into the classes noted below. In Vitro Diagnostic devices (IVDs) have their own classification scheme and while active implantable devices do not follow the same classification system as provided by the Medical Device Directive (MDD), they are subject to similar requirements as Class III devices:

●	Class I – Provided non-sterile or do not have a measuring function (low risk)

●	Class I – Provided sterile and/or have a measuring function (low/medium risk)

●	Class IIa (medium risk)

●	Class IIb (medium/high risk)

●	Class III (high risk)

We have wholly-owned subsidiaries in Russia and in Europe (Poland) for current product distribution. With the uncertainty raised due to the continued Russian invasion of Ukraine, we do not anticipate having sales restart in Russia and have decided to begin the wind down of these operations. Memory MD Europe has not started operations.

Other Regulatory Requirements

Even after a device receives clearance or approval and is placed in commercial distribution, numerous regulatory requirements apply. These include:

●	establishment registration and device listing;

●	QSR, which requires manufacturers, including third party manufacturers, to follow stringent design, testing, risk management, production, control, supplier/contractor selection, complaint handling, documentation, and other quality assurance procedures during all aspects of the manufacturing process;

●	labeling regulations that prohibit the promotion of products for uncleared, unapproved or “off-label” uses, and impose other restrictions on labeling, advertising, and promotion;

●	Medical Device Reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur;

●	voluntary and mandatory device recalls to address problems when a device is defective and could be a risk to health; and

●	corrections and removals reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health.

Also, the FDA may require us to conduct post-market surveillance studies or establish and maintain a system for tracking our Products through the chain of distribution to the patient level. The FDA enforces regulatory requirements by conducting periodic, unannounced inspections and market surveillance. Inspections may include the manufacturing facilities of our subcontractors.

Failure to comply with applicable regulatory requirements can result in enforcement actions by the FDA and other regulatory agencies. These may include any of the following sanctions or consequences:

●	warning letters or untitled letters that require corrective action;

●	fines and civil penalties;

●	unanticipated expenditures;

●	delays in approving or refusal to approve future products;

●	FDA refusal to issue certificates to foreign governments needed to export products for sale in other countries;

●	suspension or withdrawal of FDA clearance or approval;

●	product recall or seizure;

●	interruption of production;

●	operating restrictions;

●	injunctions; and

●	criminal prosecution.

Our contract manufacturers, specification developers and some suppliers of components or device accessories, also are required to manufacture our Neurology Products in compliance with current good manufacturing practice requirements set forth in the QSR. The QSR requires a quality system for the design, manufacture, packaging, labeling, storage, installation and servicing of marketed devices, and it includes extensive requirements with respect to quality management and organization, device design, buildings, equipment, purchase and handling of components or services, production and process controls, packaging and labeling controls, device evaluation, distribution, installation, complaint handling, servicing, and record keeping. The FDA evaluates compliance with the QSR through periodic unannounced inspections that may include the manufacturing facilities of our subcontractors. If the FDA believes that any of our contract manufacturers or regulated suppliers are not in compliance with these requirements, it can shut down such manufacturing operations, require recall of our products, refuse to approve new marketing applications, institute legal proceedings to detain or seize products, enjoin future violations or assess civil and criminal penalties against us or our officers or other employees.

Fraud and Abuse Laws

In addition to FDA restrictions, there are numerous U.S. federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws and physician self-referral laws. Our relationships with healthcare providers and other third parties are subject to scrutiny under these laws. Violations of these laws are punishable by criminal and civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state healthcare programs, including the Medicare, Medicaid and Veterans Administration health programs.

Federal Anti-Kickback and Self-Referral Laws

The federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, receiving, offering or providing remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, to induce either the referral of an individual, or the furnishing, recommending, or arranging of a good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid or other federal healthcare programs. The term “remuneration” has been broadly interpreted to include anything of value, including such items as gifts, discounts, the furnishing of supplies or equipment, credit arrangements, waiver of payments and providing anything at less than its fair market value. Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exceptions and safe harbors are drawn narrowly. Practices that involve remuneration that may be alleged to be intended to induce prescribing, purchases or recommendations may be subject to scrutiny if they do not qualify for an exception or safe harbor. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a review of all its relevant facts and circumstances. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of (or purchases, or recommendations related to) federal healthcare covered business, the Anti-Kickback Statute has been implicated and potentially violated.

The penalties for violating the federal Anti-Kickback Statute include imprisonment for up to five years, fines of up to $25,000 per violation and possible exclusion from federal healthcare programs such as Medicare and Medicaid. Many states have adopted prohibitions similar to the federal Anti-Kickback Statute, some of which do not have the same exceptions and apply to the referral of patients for healthcare services reimbursed by any source, not only by the Medicare and Medicaid programs. Further, the Anti-Kickback Statute was amended by the Patient Protection and Affordable Care Act, or PPACA. Specifically, as noted above, under the Anti-Kickback Statute, the government must prove the defendant acted “knowingly” to prove a violation occurred. The PPACA added a provision to clarify that with respect to violations of the Anti-Kickback Statute, “a person need not have actual knowledge” of the statute or specific intent to commit a violation of the statute. This change effectively overturns case law interpretations that set a higher standard under which prosecutors had to prove the specific intent to violate the law. In addition, the PPACA codified case law that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act.

We plan to provide the initial training to providers and patients necessary for appropriate use of our technology either through our own educators or by contracting with outside educators that have completed an appropriate training course. Outside educators are reimbursed for their services at fair market value.

Noncompliance with the federal anti-kickback legislation could result in our exclusion from Medicare, Medicaid or other governmental programs, restrictions on our ability to operate in certain jurisdictions, and civil and criminal penalties.

Federal law also includes a provision commonly known as the “Stark Law,” which prohibits a physician from referring Medicare or Medicaid patients to an entity providing “designated health services,” including a company that furnishes durable medical equipment, in which the physician has an ownership or investment interest or with which the physician has entered into a compensation arrangement. Violation of the Stark Law could result in denial of payment, disgorgement of reimbursements received under a noncompliant arrangement, civil penalties, and exclusion from Medicare, Medicaid or other governmental programs. We believe that we have structured our provider arrangements to comply with current Stark Law requirements.

Nevertheless, a determination of liability under such laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

Additionally, as some of these laws are still evolving, we lack definitive guidance as to the application of certain key aspects of these laws as they relate to our arrangements with providers with respect to patient training. We cannot predict the final form that these regulations will take or the effect that the final regulations will have on us. As a result, our provider and training arrangements may ultimately be found to be not in compliance with applicable federal law.

Federal False Claims Act

The Federal False Claims Act provides, in part, that the federal government may bring a lawsuit against any person whom it believes has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. In addition, amendments in 1986 to the Federal False Claims Act have made it easier for private parties to bring “qui tam” whistleblower lawsuits against companies under the Federal False Claims Act. Penalties include fines ranging from $5,500 to $11,000 for each false claim, plus three times the amount of damages that the federal government sustained because of the act of that person. Qui tam actions have increased significantly in recent years, causing greater numbers of healthcare companies to have to defend a false claim action, pay fines or be excluded from Medicare, Medicaid or other federal or state healthcare programs as a result of an investigation arising out of such action.

There are other federal anti-fraud laws that that prohibit, among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.

Additionally, HIPAA established two federal crimes in the healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government sponsored programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in fines or imprisonment.

Civil Monetary Penalties Law

In addition to the Anti-Kickback Statute and the civil and criminal False Claims Acts, the federal government has the authority to seek civil monetary penalties, or CMPs, assessments, and exclusion against an individual or entity based on a wide variety of prohibited conduct. For example, the Civil Monetary Penalties Law authorizes the imposition of substantial CMPs against an entity that engages in activities including, but not limited to: (1) knowingly presenting or causing to be presented, a claim for services not provided as claimed or which is otherwise false or fraudulent in any way; (2) knowingly giving or causing to be given false or misleading information reasonably expected to influence the decision to discharge a patient; (3) offering or giving remuneration to any beneficiary of a federal health care program likely to influence the receipt of reimbursable items or services; (4) arranging for reimbursable services with an entity which is excluded from participation from a federal health care program; (5) knowingly or willfully soliciting or receiving remuneration for a referral of a federal health care program beneficiary; or (6) using a payment intended for a federal health care program beneficiary for another use. Noncompliance can result in civil money penalties of up to $10,000 for each wrongful act, assessment of three times the amount claimed for each item or service and exclusion from the federal healthcare programs.

State Fraud and Abuse Provisions

Many states have also adopted some form of anti-kickback and anti-referral laws and a false claims act. We believe that we are in conformance to such laws. Nevertheless, a determination of liability under such laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

Physician Payment Sunshine Act

Transparency laws regarding payments or other items of value provided to healthcare providers and teaching hospitals may also impact our business practices. The federal Physician Payment Sunshine Act requires most medical device manufacturers to report annually to the Secretary of Human Health Services financial arrangements, payments, or other transfers of value made by that entity to physicians and teaching hospitals. The payment information is made publicly available in a searchable format on a CMS website. Over the next several years, we will need to dedicate significant resources to establish and maintain systems and processes in order to comply with these regulations. Failure to comply with the reporting requirements can result in significant civil monetary penalties. Similar laws have been enacted or are under consideration in foreign jurisdictions.

U.S. Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act, or FCPA, prohibits U.S. corporations and their representatives from offering, promising, authorizing or making corrupt payments, gifts or transfers to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business abroad. The FCPA also obligates companies whose securities are listed in the U.S. to comply with accounting provisions requiring the company to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations. Activities that violate the FCPA, even if they occur wholly outside the U.S., can result in criminal and civil fines, imprisonment, disgorgement, oversight, and debarment from government contracts.

Corporate Information

Our principal executive offices are located at 6700 Professional Parkway, Lakewood Ranch, Fl 34240. Our telephone number is (917) 388-1578. Our corporate website address is located at https://brainscientific.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Listing on the Nasdaq Capital Market

Our Common Stock is currently quoted on the OTC Markets under the symbol “BRSF.” In connection with this offering, we intend to apply to have our Common Stock and Warrants listed on the Nasdaq Capital Market under the symbols “BRSF” and “BRSFW,” respectively. If approved, we expect to list our Common Stock and the Warrants offered in this offering on Nasdaq upon consummation of this offering, at which point our Common Stock will cease to be traded on the OTC Markets. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq or another securities exchange approves the listing of our Common Stock and Warrants

Impact of COVID-19 Pandemic

The recent outbreak of COVID-19 has spread across the globe and is impacting worldwide economic activity. In response to the COVID-19 pandemic, during 2020 and 2021, we established policies and protocols to address safety considerations. The extent to which the COVID-19 pandemic will continue to affect our business, financial condition, liquidity, and the Company’s operating results will depend on future developments, which are highly uncertain and cannot be predicted. It will depend on various factors including the duration and severity of the outbreak, the severity, or variants of COVID-19, including the omicron variant and its subvariants, and the effectiveness, acceptance, and availability of vaccines in countries throughout the world, and new information which may emerge concerning the appropriate responses if and to the extent that the availability of vaccines reduces restrictions imposed during the pandemic.

Inflation Risk

We do not believe that inflation has had a material effect on our business, results of operations, or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations, or financial condition.

Implications of Being a Smaller Reporting Company

As a smaller reporting company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

●	Reduced disclosure obligations (e.g., matters regarding executive compensation) in our periodic reports, proxy statements and registration statements; and

●	Not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

We will remain a smaller reporting company until the end of the fiscal year in which (i) we have a public common equity float of more than $250 million, or (ii) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Employees

As of January 17, 2023, we had twenty-two (22) employees, none of whom are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be satisfactory.

Properties

Our principal executive office is located in leased premises of approximately 3,562 square feet at a rental cost of $6,530 per month at 6700 Professional Parkway, Lakewood Ranch, FL 34240. In Kyiv, we lease property of 158.9 m² at a rental cost of 34,000 Ukrainian hryvnia per month. The lease is through July 1, 2023. We believe that these facilities are adequate for our current needs, including providing the space and infrastructure to accommodate our development work based on our current operating plan. We do not own any real estate.

Available Information

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as well as section 16 reports on Form 3, 4, or 5, are available free of charge on our website www.brainscientific.com. as soon as it is reasonably practicable after they are filed or furnished with the SEC. Our Code of Business Conduct and Ethics is available on our website. The Code of Business Conduct and charters are also available in print to any shareholder upon request without charge. Requests for such documents should be directed to Bonnie-Jeanne Gerety, at Brain Scientific Inc., 6700 Professional Parkway, Lakewood Ranch, Florida 34240. Our Internet website and the information contained on it or connected to it are not part of, or incorporated by, reference into this prospectus. Our filings with the SEC are also available on the SEC’s website at http://www.sec.gov.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information on our executive officers and directors as of January 17, 2023. The term for each of our directors is generally 1 year and able to be extended by mutual agreement. We do not have any promoters or control persons.

Name	Age	Position
Hassan Kotob	59	Chairman and Chief Executive Officer
Daniel Cloutier	56	Director and Chief Revenue Officer
Nickolay Kukekov (1)(2)(3)	48	Director
Donald MacKenzie (1)(2)(3)	65	Director
Thomas Olivier (1)(2)(3)	54	Director
Bonnie-Jeanne Gerety	60	Chief Financial Officer

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

The principal occupations and positions for at least the past five years of our officers and directors are described below.

Hassan Kotob, Chairman and CEO, combines over 35 years of experience in software and manufacturing senior management. He had been involved in four companies in the computer hardware, medical records, publishing, and software industries holding positions including Executive Chairman, President, and CEO, and board member. He has served as our Chairman and CEO since October 1, 2021.From 2020 Hassan Kotob was the Chairman and CEO for Piezo Motion Corp., a precision motion company. From 2016 to 2018, he was Chairman and CEO and from 2011 to 2016 he was Executive Chairman and from 1997 to 2011 he was President and CEO for North Plains Systems Corp, Inc., a company involved in enterprise marketing software. From 1996 to 1997, he was President of CText, Inc., a software company that focused on publishers. From 1991 to 1997, he was President and CEO of Medasys Inc. a hardware and software company focused on electronic capture and transfer of radiology images. Mr. Kotob is also currently a director of Piezo Motion Corp. He has an undergraduate degree and an MBA from Eastern Michigan University. The Company believes that Mr. Kotob is qualified to serve as a member of the Board of Directors due to his previous experience in the MedTech field and managing a company in growth and markets.

Daniel Cloutier, Director and CRO is also CEO and founder of LOK Corporation since 2008. He has served as a director of the Company since November 15, 2021 and was appointed as the Chief Revenue Officer in November 2022. From 2003 to 2011, Mr. Cloutier was International Sales Director of CAS Medical System (CASMED). From 2000 to 2002, he was Vice President of EMRN. Mr. Cloutier is also an advisory council member of the Indian Business Organization for Global Investments, a member of the Board of Directors for the Independent Medical Specialty Dealers Association, former Board Member of Neuro-France Implants and Luminor Medical Technologies.  In 1991, Mr. Cloutier graduated from HEC Montreal Business School. The Company believes that Mr. Cloutier is qualified to serve as a member of the Board of Directors due to his extensive experience in healthcare and medical device product distribution.

Nickolay V. Kukekov, Director. Dr. Kukekov has been a member of MemoryMD’s Board of Directors since September 2017. He served as the managing director of HRA Capital (formerly Highline Research Advisors), a division of Corinthian Partners L.L.C. Prior to forming Highline Research Advisors in 2012, Dr. Kukekov was the Managing Director of Healthcare Investment Banking at Summer Street Research from October 2010 to August 2012. In September 2009, Dr. Kukekov was a co-founder of the Healthcare Investment Banking group at Gilford Securities. From December 2007 to July 2009, Dr. Kukekov served as the managing director of Paramount BioCapital, where he ran the advisory, M&A and capital raising services for in-house private and public portfolio companies. Currently he is the president and the CEO of a private company Kalgene Inc. that is developing an innovative medical solution for Alzheimer’s. Dr. Kukekov holds a Bachelor of Science degree in Molecular, Cellular and Developmental Biology from the University of Colorado at Boulder and a Ph.D. in Neuroscience from Columbia University, College of Physicians and Surgeons in New York.

Donald MacKenzie, Director, has over 35 years of executive experience across various industries, including automotive, energy, equipment manufacturing, and technology. He has served as a director since November 8, 2021. Co-founding Conway MacKenzie, Inc., a financial and operational advisory firm focused on special situations, in 1987, he specialized in financial, operational and strategic turnaround and restructuring transactions. In 2019, Mr. MacKenzie transitioned Conway MacKenzie through a business combination with Riveron Consulting, LP. He currently serves as the Vice Chairman of Riveron’s board of directors and serves on other private company boards. Mr. MacKenzie is a Certified Turnaround Professional, Certified Public Accountant and has a degree in accounting from Michigan State University. The Company believes that Mr. MacKenzie is qualified to serve as a member of the Board of Directors due to his extensive experience in financial, operational and strategic consulting across industries, including manufacturing and technology.

Thomas Olivier, Director, combines over 25 years of technology industry experience as an investment banker, entrepreneur and corporate legal advisor. He has served as a director since November 8, 2021. He joined Arrowroot Capital in 2021 as a Managing Director and is currently President and Chief Financial Officer of Arrowroot Acquisition Corp. (Ticker: ARRW). From 2001 to 2021, Mr. Oliver held Managing Director positions at Houlihan Lokey, Pacific Crest Securities/Key Bank and Morgan Keegan Technology Group. He practiced corporate law as co-General Counsel of iOptions from 2000 to 2001 and as a Corporate Associate with Testa, Hurwitz & Thibeault from 1997 to 2000. He has an undergraduate degree from Boston College and a Juris Doctor degree from George Washington University. The Company believes that Mr. Cloutier is qualified to serve as a member of the Board of Directors due to his extensive experience in investment banking.

Bonnie-Jeanne Gerety, Chief Financial Officer, brings over 35 years of financial and consulting experience within the technology industry. She has served as our chief financial officer since October 1, 2021. She joined Piezo Motion in early 2020 as the Chief Financial Officer. Prior to that, she was the Chief Financial Officer of North Plains, LLC from 2014 through 2019. Her previous experience was as a Managing Director at Protivti, responsible for the Atlanta and Raleigh offices from 2004 to 2014. Prior to Protiviti, she was a Managing Director at BearingPoint from 2002 to 2004 and a Partner in the consulting division of Arthur Andersen, LLP specializing in technology, media and communications industries from 1986 to 2002. Her undergraduate degree is from Georgetown University, School of Foreign Service and MBA from University of South Florida. She is a CPA in the state of Georgia.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Each of our executive officers and directors has informed us that he or she, as the case may be, has not been involved in any of the events specified in clauses (1) through (8) of Regulation S-K, Item 401(f). Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates that are required to be disclosed pursuant to the rules and regulations of the Commission.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. As such, it is important for us to have our Chief Executive Officer serve on the Board as he plays key roles in the risk oversight of our Company. Each of the Board committees, when established prior to the effectiveness of the registration statement of which this prospectus is a part, will also provide risk oversight in respect of its areas of concentration and report material risks to the Board for further consideration.

Board Committees

Our Board has established the following three standing committees: audit committee (the “Audit Committee”); compensation committee (the “Compensation Committee”); and nominating and governance committee (the “Nominating Committee”). Each of our independent directors, Nickolay Kukekov, Donald MacKenzie, and Thomas Olivier, will serve on each committee. Our Board will adopt written charters for each of these committees. Upon completion of this offering, copies of the charters will be available on our website at https://brainscientific.com. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee, among other things, will be responsible for:

●	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	overseeing our financial compliance system; and

●	overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Board has affirmatively determined that each prospective member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and Nasdaq listing rules. Effective upon the completion of this offering the Board will adopt a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that Donald MacKenzie meets the qualifications of an Audit Committee financial expert under the rules promulgated by the SEC.

The Audit Committee will consist of Nickolay Kukekov, Thomas Olivier and Donald MacKenzie. Donald MacKenzie will chair the Audit Committee. We believe that, after consummation of this offering, the functioning of the Audit Committee will comply with the applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

Compensation Committee

The Compensation Committee will be responsible for:

●	reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

●	overseeing and administering the Company’s executive compensation plans, including equity-based awards;

●	negotiating and overseeing employment agreements with officers and directors; and

●	overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

Effective upon the completion of this offering, the Board will adopt a written charter setting forth the authority and responsibilities of the Compensation Committee.

The Compensation Committee will consist of Donald MacKenzie, Nickolay Kukekov and Thomas Olivier. Thomas Oliver will serve as chairman of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules. The Company believes that, after the consummation of this offering, the composition of the Compensation Committee will meet the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, will be responsible for:

●	reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

●	evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

●	working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

●	annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

●	reviewing, evaluating, and recommending changes to the Company’s corporate governance principles and committee charters;

●	recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

●	overseeing the Company’s compliance program, including the code of business conduct and ethics; and

●	overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

Effective upon completion of this offering, the Board will adopt a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consist of Donald MacKenzie, Nickolay Kukekov and Thomas Oliver. Thomas Olivier will serve as chairperson. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the Board or the Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or its Compensation Committee. None of the members of the Compensation Committee is, or has ever been, an officer or employee of the company.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Business Conduct is available on our website at www.brainscientific.com. Our Nominating and Governance Committee is responsible for overseeing the Code of Conduct, and our board of directors must approve any waivers of the Code of Conduct. In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. In making the determination of whether a member of the board is independent, our board also considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported under the caption “Certain Relationships and Related-Party Transactions”. The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	The director is, or at any time during the past three years was, an employee of the company;

●	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, Hassan Kotob and Daniel Cloutier are not independent directors and Nickolay Kukekov, Thomas Oliver and Donald MacKenzie are independent directors.

Communications with our Board of Directors

Stockholders who desire to communicate with the board of directors, or a specific director, may do so by sending the communication addressed to either the board of directors or any director, c/o Brain Scientific Inc., 6700 Professional Parkway, Lakewood Ranch, Fl 34240. These communications will be delivered to the board of directors, or any individual director, as specified.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our board of directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The assessment of prospective directors is made in the context of the perceived needs of our board of directors from time to time.

All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should continue to serve as a director of ours.

Board Diversity Matrix

The table below provides an enhanced disclosure regarding the diversity of the members and nominees of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of January 17, 2023)

Board Size:
Total Number of Directors	5

	Male	Female	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Number of directors base on gender identity	5

African American or Black
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	5
Two or More Race or Ethnicities
LGBTQ+
Did not Disclose Demographic Background

Executive Compensation

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of the Company for the years ended December 31, 2021 and December 31, 2022.

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Hassan Kotob	2022 (1)	418,077	275,000	-	2,275,861	-	-	2,968,938
Chairman and CEO	2021 (1)	390,000	250,000	-	1,341,586	-	23,318	2,004,904

Boris (Baruch) Goldstein	2022	-	-	-	-	-	-	-
Chairman and EVP	2021	90,000	-	-	564,528	-	-	654,528

Mark Broderick	2022 (2)	250,000	-	-	-	-	-	250,000
President, Piezo Motion Corp.	2021 (2)	250,000	-	-	-	-	24,196	293,461

Bonnie-Jeanne Gerety	2022	201,462	-	-	179,746	-	-	381,208
Chief Financial Officer	2021 (3)	180,000	20,000	-	102,857	-	-	302,857

Todd Eckler	2022	40,768	-	-	-	-	-	40,768
Former Chief Revenue Officer	2021 (4)	200,000	20,000	-	102,857	-	3,075	325,932

Farid Anthony	2022 (5)	172,115	-	-	3,890	-	-	176,005
Former Chief Technology Officer	2021	175,000	-	-	102,857	-	1,111	278,968

Nicolas Copley	2022 (6)	86,843	-	-	-	-	-	86,843
Former Product and Innovation, Piezo Motion Corp.	2021 (6)	150,000	-	-	-	-	-	150,000

(1)	The balance of Hassan Kotob’s 2021 bonus accrual in the amount of $145,833 was included in outstanding liabilities at December 31, 2022

(2)	Part of Mark Broderick’s salary for 2021, amounting to $54,808 was accrued and is an outstanding liability at December 31, 2022

(3)	Bonnie-Jeanne Gerety was a consultant until June 1, 2021.

(4)	Todd Eckler was a consultant until February 15, 2021. Todd Eckler served as the Chief Revenue Officer until February 11, 2022.

(5)	Farid Anthony served as the Chief Technology Officer until December 30, 2022
(6)	Nicolas Copley served as Chief Product and Innovation Officer, until June 15, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named directors and executive officers as of the end of the fiscal year ended December 31, 2022.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Options of Stock Not Having Vested	Value of Shares or Options of Stock Not Having Vested	Incentive Plan Awards: Number of Unearned Shares,	Plan Awards: Market or Payout Value of Unearned Shares, Options or Other Rights
Hassan Kotob	29,439	-	29.75	10/1/2031	-	-	-	-
	14,332	-	17.85	10/21/2031	-	-	-	-
	14,332	-	17.85	12/10/2031	-	-	-	-
	5,353	3,823	26.35	5/19/2032	-	-	-	-
	269,776	-	10.20	8/19/2027	-	-	-	-
Daniel Cloutier	4,260	-	24.65	12/10/2030	-	-	-	-
	3,584	-	10.20	8/19/2027	-	-	-	-
Nickolay Kukekov	197	-	126.65	1/26/2031	-	-	-	-
	23,551		29.75	10/1/2031	-	-	-	-
	4,260	-	24.65	12/10/2031	-	-	-	-
	3,584	-	10.20	8/19/2027	-	-	-	-
Donald MacKenzie	4,260	-	24.65	12/10/2030	-	-	-	-
	3,584	-	10.20	8/19/2027	-	-	-	-
Thomas Olivier	4,260	-	24.65	12/10/2030	-	-	-	-
	3,584	-	10.20	8/19/2027	-	-	-	-
Farid Anthony (1)	-	5,602	0.21	12/10/2030	-	-	-	-
Todd Eckler (2)	-	5,602	0.21	12/10/2030	-	-	-	-
Bonnie-Jeanne Gerety	5,602	-	17.85	12/10/2031	-	-	-	-
	1,716	1,225	26.35	5/19/2032	-	-	-	-
	15,214	-	10.20	8/19/2027	-	-	-	-

(1)	Farid Anthony served as the Chief Technology Officer until December 30, 2022
(2)	Todd Eckler served as the Chief Revenue Officer until February 11, 2022

Long-Term Incentive Plans and Awards

In August 2018, our board of directors adopted and the stockholders approved the 2018 Equity Incentive Plan. There were 92,461 outstanding equity awards granted under the 2018 Equity Incentive Plan as of the end of the fiscal year ended December 31, 2022.

In May 2022, our board of directors adopted the Brain Scientific Inc. 2022 Equity and Incentive Plan (the “2022 Plan”). In June 2022, the stockholders approved the 2022 Plan. The 2022 Plan provides for the issuance of up to 551,471 shares of our common stock through the grant of non-qualified options, incentive options, restricted stock, restricted stock units, stock appreciation rights and other equity-based awards to directors, officers, consultants, attorneys, advisors and employees. The 2022 Plan became effective on August 12, 2022. There were 303,390 outstanding equity awards granted under the 2022 Equity Incentive Plan as of the end of the fiscal year ended December 31, 2022.

Non-Executive Director Compensation

The following Director Compensation Table sets forth information concerning compensation for services rendered to our independent directors for the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel Cloutier	-	-	27,647	-	-	-	27,647
Nickolay Kukekov	-	-	27,647	-	-	-	27,647
Donald MacKenzie	-	-	27,647	-	-	-	27,647
Thomas Olivier	-	-	27,647	-	-	-	27,647

(1)	Amounts shown reflect aggregate grant date fair value and, where applicable, incremental fair value as of modification date, of awards and do not reflect whether the recipient actually has realized a financial benefit from such grant, such as by exercising the options or selling the stock.

Employment Agreements

Hassan Kotob

On October 1, 2021, the Company and Mr. Kotob entered into an employment agreement (the “Kotob Employment Agreement”) as the Executive Chairman and CEO. Under the Kotob Employment Agreement, Mr. Kotob will receive an initial annual base salary of $390,000, which shall be reviewed annually and may be increased, but not decreased, by the Board of Directors. In addition, Mr. Kotob shall receive a minimum bonus of $250,000 as an annual cash or equity bonus based upon the achievement of milestones as are to be determined by the Board of Directors. Mr. Kotob shall also be entitled to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan, program or arrangement generally made available to senior executive officers of the Company. On August 10, 2022, the Board approved an increase in Mr. Kotob’s base salary to $450,000 and in his minimum bonus to $300,000.

In the event Mr. Kotob’s employment is terminated due to his death, or disability, is terminated by the Company for cause, or is terminated by Mr. Kotob without good reason, Mr. Kotob will be paid his base salary that has been accrued prior to termination of employment and which has not yet been paid, and any accrued bonus previously earned by Mr. Kotob that has not yet paid.

In the event Mr. Kotob’s employment is terminated without cause or by Mr. Kotob for good reason, then in addition to the accrued obligations stated above, Mr. Kotob will receive a payment in the amount equal to the greater of: (i) his then-current base salary until such date that is the later of (A) three (3) year anniversary of the date of the contract and (B) twelve (12) month anniversary of the effective date of the termination, less customary and required taxes and employment-related deductions, paid in one lump sum amount within thirty (30) days following the effective date of termination. Further, Mr. Kotob shall receive payment of a severance bonus in an amount equal to a pro rata portion of the target annual bonus to which Mr. Kotob may have been entitled for the year in which his employment terminates, less customary and required taxes and employment -related deductions, paid in one lump sum amount within thirty (30) days following the effective date of termination of employment.

The Kotob Employment Agreement contains customary non-competition and non-solicitation provisions in favor of the Company. Mr. Kotob also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Mark Broderick

On June 1, 2020, DTI Motion Corp. (now known as Piezo Motion Corp.)  and Mark Broderick entered into an employment agreement (the “Broderick Employment Agreement”) as the President of DTI Motion Corp. Under the Broderick Employment Agreement, Dr. Broderick will receive an initial annual base salary of $250,000, which shall be reviewed annually and may be increased, but not decreased, by the Board of Directors. In addition, Dr. Broderick may earn a bonus as an annual cash or equity bonus based upon the achievement of milestones as are to be determined by the CEO. Dr. Broderick shall also be entitled to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan, program or arrangement generally made available to senior executive officers of the Company.

In the event Dr. Broderick’s employment is terminated due to his death or disability, is terminated by the Company for cause, or is terminated by Dr. Broderick without good reason, Dr. Broderick will be paid his base salary that has been accrued prior to termination of employment and which has not yet been paid, and any accrued bonus previously earned by Dr. Broderick and not yet paid.

In the event Dr. Broderick’s employment is terminated without cause or by Dr. Broderick for good reason, then in addition to the accrued obligations stated above, Dr. Broderick will receive a payment in the amount equal to the greater of (i) his then-current base salary until such date that is the later of (A) three (3) year anniversary of the date of the contract and (B) twelve (12) month anniversary of the effective date of the termination, less customary and required taxes and employment-related deductions, paid in one lump sum amount within thirty (30) days following the effective date of termination

The Broderick Employment Agreement contains customary non-competition and non-solicitation provisions in favor of the Company. Dr. Broderick also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Bonnie-Jeanne Gerety

On June 1, 2020, Piezo Motion Corp. and Ms. Gerety entered into an employment agreement (the “Gerety Employment Agreement”) as the Chief Financial Officer of DTI Motion Corp. Under the Gerety Employment Agreement, Ms. Gerety received an initial annual base salary of $180,000 which was increased to $210,000 as of April 1, 2022. Her annual base salary is subject to annual review and may be increased, but not decreased by more than 10%, by the Board of Directors. In addition, Ms. Gerety may earn a bonus of 20% of base salary as an annual cash or equity bonus based upon the achievement of milestones as are to be determined by the CEO. Ms. Gerety shall also be entitled to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan, program or arrangement generally made available to senior executive officers of the Company. Pursuant to the 2018 Equity Incentive Plan, the Company issued to Ms. Gerety options to purchase 5,602 shares on December 10, 2021 at an exercise price of $17.85, which options shall vest ratably on a quarterly basis over the following year and options to purchase an additional 15,214 shares of common stock on August 10, 2022 with an exercise price of $10.20, which options vested immediately.

In the event Ms. Gerety’s employment is terminated due to her death or disability, is terminated by the Company for cause, or is terminated by Ms. Gerety without good reason, Ms. Gerety will be paid her base salary that has accrued prior to termination of employment and which has not yet been paid, and any accrued bonus previously earned by Ms. Gerety and not yet paid.

In the event Ms. Gerety’s employment is terminated without cause or by Ms. Gerety for good reason, then in addition to the accrued obligations stated above, Ms. Gerety will receive a payment in an amount equal to 50% of her annual salary, payable in equal installments on the regular salary payment dates.

The Gerety Employment Agreement contains customary non-competition and non-solicitation provisions in favor of the Company. Ms. Gerety also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Limits on Liability and Indemnification

We provide directors and officers insurance for our current directors and officers.

Our certificate of incorporation eliminates the personal liability of our directors to the fullest extent permitted by law. Our bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by law. We believe that this indemnification covers at least negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material non-public information subject to compliance with the terms of our insider trading policy.

Equity Compensation Plan Information

In August 2018, our board of directors adopted, and our stockholders approved our 2018 Equity Incentive Plan. Under the 2018 Equity Incentive Plan, we may grant equity-based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries on terms and conditions that are from time to time determined by us. An aggregate of up to 94,118 shares of our common stock are reserved for issuance under the 2018 Plan. The purpose of the 2018 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of the Company and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company. The board of directors believes that the 2018 Plan will serve a critical role in attracting and retaining high caliber employees, consultants and directors. The table below sets forth information as of September 30, 2022, with respect to compensation plans under which our common stock is authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	92,461	$19.55	373
Equity compensation plans not approved by security holders	-	-	-
Total	92,461	19.55	373

In May 2022, our board of directors adopted, and our stockholders approved our 2022 Equity Incentive Plan. Under the 2022 Equity Incentive Plan, we may grant equity-based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries on terms and conditions that are from time to time determined by us. An aggregate of up to 304,082 shares of our common stock are reserved for issuance under the 2022 Plan. The purpose of the 2022 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of the Company and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company. The board of directors believes that the 2022 Plan will serve a critical role in attracting and retaining high caliber employees, consultants and directors. The table below sets forth information as of September 30, 2022, with respect to compensation plans under which our common stock is authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	303,390	$10.20	247,388
Equity compensation plans not approved by security holders	-	-	-
Total	303,390	10.20	247,388

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

The following is a summary of transactions since January 1, 2021 to which we have been or will be a party in which the amount involved exceeded or will exceed $6,838,885 (one percent of the average of our total assets at year-end for our last two completed fiscal years) and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing a household with, any of these individuals, had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section captioned “Executive compensation.”

Other than as disclosed below, there have been no transactions involving the Company since the beginning of the last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

On November 12, 2021, we entered into a Representation Agreement with LOK Corporation International Inc. (“LOK”), a corporation in which Daniel Cloutier, one of our officers and directors, serves as the chief executive officer. Under the Representation Agreement, LOK acts as an international sales manager for our NeuroCap™ and Neurology products and accessories. To date, we have paid LOK approximately $6,250 for training platform development and attendance at a sales seminar but no other service fees and no commissions.

On May 14, 2019, we entered into an agreement with Neurotech RU (“Neurotech”), a corporation founded by Vadim Sakharov, a former director, President and Chief Technology Officer of the Company, and in which Mr. Sakharov serves as a director. Pursuant to the agreement, during 2022 and 2021, Memory MD Russia purchased medical devices from Neurotech for distribution for a total of $119,086 and $146,531, respectively.

See “Executive Compensation” above for other related party transactions involving our executive officers and directors.

Related Person Transaction Policy

The Board reviews, approves and oversees any transaction between us and any related person and any other potential conflict of interest situations on an ongoing basis, in accordance with our policies and procedures, and develops policies and procedures for the approval of related party transactions. Prior to consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction are disclosed to the disinterested directors. The transaction is not approved unless a majority of the members of the Board who are not interested in the transaction approve the transaction. The Board takes into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third-party under the same or similar circumstances and the extent of the related person’s interest in the related person transaction. Our current policy with respect to approval of related person transactions is not set forth in writing.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 17, 2023 concerning the ownership of our Common Stock by:

●	each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock (currently our only class of voting securities);

●	each of our directors;

●	each of our executive officers; and

●	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act, and includes all shares over which the beneficial owner exercises voting or investment power. Shares that are issuable upon the exercise of options, warrants and other rights to acquire Common Stock that are presently exercisable or exercisable within 60 days of January 17, 2023 are reflected in a separate column in the table below. These shares are taken into account in the calculation of the total number of shares beneficially owned by a particular holder and the total number of shares outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 1,240,026 shares of Common Stock outstanding as of January 17, 2023.

Unless otherwise stated, the business address of each of our directors and executive officers listed in the table is 6700 Professional Parkway, Lakewood Ranch, Fl 34240.

	Number of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned
5% Stockholders
James Besser (1)	680,304	47.1%
High Technology Capital (2)	121,775	9.5%
Christopher Davis (3)	104,198	7.9%
Executives, Officers and Directors
Hassan Kotob (4)	424,207	26.9%
Nickolay Kukekov (5)	66,114	5.2%
Daniel Cloutier (6)	7,844	* %
Donald MacKenzie (6)	7,844	* %
Tom Olivier (6)	7,844	* %
Farid Anthony (6)	6,106	* %
Bonnie-Jeanne Gerety (6)	23,757	1.9%
All directors and executive officers as a group (7 persons)	543,716	32.6%

*	Less than 1%

(1)	Includes (i) 229,943 shares of Common Stock and 98,278 warrants to purchase shares of Common Stock held by Manchester Explorer LP, (ii) 94,455 shares of Common Stock and 50,555 warrants to purchase shares of Common Stock held by James Besser, and (iii) 150,786 shares of Common Stock and 56,287 warrants to purchase share of Common Stock held by Jeb Partners L.P. As a managing member of Jeb Partners L.P. and Manchester Explorer LP, Mr. Besser has voting and dispositive control of shares owned by the LP. Mr. Besser disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(2)	Includes (i) 79,400 shares of Common Stock held by High Technology Capital Fund LP (“LP”) and (ii) warrants to purchase 23,551 shares of Common Stock and options to purchase 18,824 shares of Common stock held by Dr. Goldstein which are exercisable within 60 days of the date of this prospectus. Dr. Goldstein is the manager of High Technology Capital Management LLC (“LLC”), the general partner of LP. As the manager of the LLC, Dr. Goldstein has voting and dispositive control over the shares owned by the LP. Dr. Goldstein disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. High Technology Capital Management LLC is located at 100 U.N. Plaza, New York, New York 10017.

(3)	Includes (i) 75,389 shares of Common Stock; and (ii) 28,809 warrants to purchase shares of common stock.

(4)	Includes 87,152 shares of Common Shares held in the Hassan Kotob Revocable Trust which is managed by Hassan Kotob, Chairman and CEO. Also includes options to purchase 337,055 shares of Common Stock which are exercisable within 60 days of the date of this prospectus. The address is 40209 Fischer Island, Miami Beach, Florida 33109.

(5)	Includes 28,240 shares of Common Stock; (ii) 5,106 warrants to purchase Common Stock held by Lifestyle Healthcare LLC; (iii) 1,176 warrants to purchase share of Common stock, and (iv) options to purchase 31,592 shares of Common Stock held by Dr. Kukekov which are exercisable within 60 days of the date of this prospectus. Dr. Kukekov disclaims beneficial ownership of the shares held by Lifestyle Healthcare LLC except to the extent of his pecuniary interest therein.

(6)	Represents shares of Common Stock issuable upon exercise of vested options.

SELLING STOCKHOLDERS

In addition, the selling stockholders identified herein (the “Selling Stockholders”) are offering an aggregate of 3,079,640 shares of Common Stock consisting of: (i) 1,016,438 shares of Common Stock to be issued to the PPO Holders (as defined herein), upon the closing of this offering, pursuant to the conversion of the PPO Debentures; (ii) 1,016,438 shares of Common Stock underlying warrants to be issued to the PPO Holders, upon the closing of this offering, pursuant to the conversion of the PPO Debentures; (iii) 222,311 shares of Common Stock underlying PPO Warrants held by certain PPO Holders; and (iv) 824,453 shares of Common Stock, issued and outstanding as of January 17, 2023, registered for resale hereby. The 3,079,640 shares of Common Stock offered by the Selling Stockholders are defined herein as the “Selling Stockholder Shares.” See also “Recent Developments” for additional information.

In connection with their purchase of the PPO Debentures, the PPO Holders agreed to certain market stand-off provisions pursuant to which they have agreed not to sell or otherwise transfer Common Stock of the Company or securities convertible or exercisable into Common Stock of the Company, without the consent of the underwriter, for a period of 90 days following the date of the closing of this offering (the “PPO Holders Lock-Up”). The lock-up letters from Debentures holders contains provisions with respect to earlier release based on thresholds on the price of the Company’s common stock and trading volume.

The Selling Stockholders may sell some, all or none of their Selling Stockholder Shares, subject to the limitations of the PPO Holders Lock-Up. Unless otherwise indicated in the footnotes below, the Selling Stockholders have not had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Unless otherwise indicated in the footnotes below, we believe that: (i) the Selling Stockholders are not a broker-dealer or affiliate of a broker-dealer, and (ii) the Selling Stockholders have not had direct or indirect agreements or understandings with any person to distribute their Selling Stockholder Shares. To the extent the Selling Stockholders identified below are, or are affiliated with, a broker-dealer, it could be deemed, to be an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time.

The following table presents information regarding the Selling Stockholders and the Selling Stockholder Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects their respective holdings as of January 17, 2023, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table, to our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned before and after this offering is based on shares of our Common Stock issued and outstanding on January 17, 2023. For purposes of the table below, we have assumed that the PPO Debentures will convert into Common Stock at $5.95. per share.

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering		Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering (1)
Walleye Opportunities Master Fund Ltd.**	481,536	28.0%	876,653	(2)	0	-%
Bigger Capital Fund LP**	240,767	16.3%	438,325	(3)	0	-%
District 2 Capital Fund LP**	240,767	16.3%	438,325	(4)	0	-%
Alpha Sherpa Capital Limited**	24,077	1.9%	43,833	(5)	0	-%
William Pullano**	12,038	1.0%	21,916	(6)	0	-%
Scott Dols**	120,384	8.8%	219,163	(7)	0	-%
Orca Capital GmbH**	26,484	2.1%	48,215	(8)	0	-%
James Derrick Clore**	24,077	1.9%	43,833	(9)	0	-%
Dominic Carbonari**	12,038	1.0%	21,916	(10)	0	-%
Marc Greenberg**	14,447	1.2%	26,301	(11)	0	-%
W. Scott Yeomans**	12,038	1.0%	21,916	(12)	0	-%
David G. Bliss**	18,058	1.4%	32,875	(13)	0	-%
Wiliam Leonard & Monica Leonard**	12,038	1.0%	21,916	(14)	0	-%
Pepper Grove Ltd	63,023	5.0%	7,669	(15)	0	-%
Clive Caunter	13,961	1.1%	10,155		0	-%

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering		Shares to be Sold in this Offering		Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering (1)
Evan S. Yellin	18,386	1.5%		13,255		0	-%
Peter D. Sykes	10,225	*	%	8,909		0	-%
Robert & Joanne Gambi	3,951	*	%	3,454		0	-%
Leonard Mazur	16,404	1.3%		10,118		0	-%
Len Mertz	14,889	1.2%		9,057		0	-%
John Silvestri	16,328	1.3%		10,065		0	-%
Dirk Horn	20,465	1.6%		15,759		0	-%
Christopher Davis	104,198	8.2%		21,551		0	-%
Harry Scio	3,787	*	%	2,611		0	-%
Hamels Oversees Trust Company Limited as Trustee of the Kremel Trust General	15,152	1.2%		10,446	(16)	0	-%
Jeb Besser	145,010	11.2		94,455		0	-%
Jeb Partners L.P.	207,073	16.0		150,786	(17)	0	-%
Manchester Explorer LP	328,221	24.5		229,943	(18)	0	-%
Andrew Brown	30,621	2.5%		20,032		0	-%
Thomas Caleca	27,430	2.2%		18,606		0	-%
Equity Trust Company dba Sterling Trust Company FBO David M. Berryman A/C 162676	283	*	%	283	(19)	0	-%
Mohammed Jainal Bhuiyan	16,358	1.3%		3,406		0	-%
Vista Capital Investments LLC	1,765	*	%	1,765	(20)	0	-%
Saeed Bajwa	924	*	%	821		0	-%
Stuart Bernstein	272	*	%	272		0	-%
David Berryman	1,805	*	%	1,805		0	-%
Millard Berryman	663	*	%	663		0	-%
Bruce S. Morra	6,299	*	%	6,299		0	-%
Jim Carter	329	*	%	329		0	-%
CS Trust	2,436	*	%	2,436	(21)	0	-%
Robert Delvecchio	794	*	%	794		0	-%
Stephen Dunn	102	*	%	102		0	-%
Leonard E. Samuels	546	*	%	546	(22)	0	-%
Bradley Fischer	47	*	%	47		0	-%
FMO of Boca Raton Inc.	313	*	%	313	(23)	0	-%
John Gaitanis	509	*	%	509		0	-%
Gaudium IVST, LLC	19,638	1.6%		19,638	(24)	0	-%
David Goldstein	1,985	*	%	1,985		0	-%
Amy Griffith	1,269	*	%	1,269		0	-%
James Griffith	665	*	%	665		0	-%
John Hixson	509	*	%	509		0	-%
High Technology Capital LP	121,775	9.7%		79,400	(25)	0	-%
Kat Hsu	1,427	*	%	1,427		0	-%
Gregg Juffer	265	*	%	265		0	-%
Katalyst Securities	2,618	*	%	2,618	(26)	0	-%
Lina Kay	6,252	*	%	6,252		0	-%
Konstantin Kozlov	250	*	%	250		0	-%
Andrew Maffey	283	*	%	283		0	-%
Malema Engineering Corp	2,937	*	%	2,937	(27)	0	-%
Inna Mamuta	250	*	%	250		0	-%
Gregory G. Mario	2,710	*	%	2,710		0	-%
Tariq Masood	3,489	*	%	3,489		0	-%
Thomas Masterson	102	*	%	102		0	-%
Anatoly Minuyk	40	*	%	40		0	-%
Andrew Mitchell	6,835	*	%	6,835		0	-%
US International Consulting Network	1,563	*	%	1,563	(28)	0	-%
Newbridge Securities Group	76	*	%	76	(29)	0	-%
David Poiman	397	*	%	397		0	-%
Prab & Veena Guadhur	1,987	*	%	1,987		0	-%
Barry Presman	6,446	*	%	6,446		0	-%
Erick Richardson	355	*	%	355		0	-%

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering		Shares to be Sold in this Offering		Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering (1)
William Ritger	4,282	*	%	4,282		0	-%
Robert J and Sandra S Neborsky Living Trust	283	*	%	283	(30)	0	-%
Robin & Leonidas Lemonidis	780	*	%	780		0	-%
Timothy Ryan	574	*	%	574		0	-%
Saint Clair Capital, LLC	283	*	%	283	(31)	0	-%
Vadim Sakharov	6,323	*	%	3,970		0	-%
Igor Semenov	8,128	*	%	8,128		0	-%
Sergey Sergeev	188	*	%	188		0	-%
Laurence Stewart	384	*	%	384		0	-%
The Carl Trust DTD 2/3/95	283	*	%	283	(32)	0	-%
Xiao Qun Tom	1,707	*	%	1,707		0	-%
Willis Welch	250	*	%	250		0	-%
Jun Feng Zhang	2,689	*	%	2,689		0	-%
Haider Akmal	1,849	*	%	1,643		0	-%
Total	2,523,444			3,079,640			-%

*	Less than 1%

**	The shares being registered on behalf of the selling stockholder are subject to the PPO Holders Lock-Up

(1)	Assumes all shares offered by the Selling Stockholders are sold and that the Selling Stockholders buy or sell no additional shares of Common Stock prior to the completion of this Offering. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus.

(2)	Including: (i) 395,117 shares of Common Stock issuable upon conversion of the PPO Debenture which assumes that the Selling Stockholder converts 100% of the PPO Debenture at $5.95, representing a 30% discount to the proposed offering price of $8.50 pursuant to the terms of the PPO Debentures; (ii) 395,117 shares of Common Stock underlying Warrants issuable upon conversion of the PPO Debenture; and (iii) 86,419 shares of Common Stock underlying PPO Warrants. Roger Masi, Member, of Walleye Opportunities Master Fund Ltd., holds voting and dispositive power over these securities.

(3)	Including: (i) 197,558 shares of Common Stock issuable upon conversion of the PPO Debenture which assumes that the Selling Stockholder converts 100% of the PPO Debenture at $5.95, representing a 30% discount to the proposed offering price of $8.50 pursuant to the terms of the PPD Debentures; (ii)197,558 shares of Common Stock underlying Warrants issuable upon conversion of the PPO Debenture; and (iii) 43,209 shares of Common Stock underlying PPO Warrants. Michael Bigger, Member, of Bigger Capital Fund LP, holds voting and dispositive power over these securities.

(4)	Including: (i) 197,558 shares of Common Stock issuable upon conversion of the PPO Debenture which assumes that the Selling Stockholder converts 100% of the PPO Debenture at $5.95, representing a 30% discount to the proposed offering price of $8.50 pursuant to the terms of the PPD Debentures; (ii)197,558 shares of Common Stock underlying Warrants issuable upon conversion of the PPO Debenture; and (iii) 43,209 shares of Common Stock underlying PPO Warrants. Michael Bigger, Member, of District 2 Capital Fund LP, holds voting and dispositive power over these securities.

(5)	Including: (i) 19,756 shares of Common Stock issuable upon conversion of the PPO Debenture which assumes that the Selling Stockholder converts 100% of the PPO Debenture at $5.95, representing a 30% discount to the proposed offering price of $8.50 pursuant to the terms of the PPO Debentures; (ii) 19,756 shares of Common Stock underlying Warrants issuable upon conversion of the PPO Debenture; and (iii) 4,321 shares of Common Stock underlying PPO Warrants. Ludwig Donnert, Member, of Alpha Sherpa Capital Limited, holds voting and dispositive power over these securities.

(6)	Including: (i) 9,878 shares of Common Stock issuable upon conversion of the PPO Debenture which assumes that the Selling Stockholder converts 100% of the PPO Debenture at $5.95, representing a 30% discount to the proposed offering price of $8.50 pursuant to the terms of the PPO Debentures; (ii) 9,878 shares of Common Stock underlying Warrants issuable upon conversion of the PPO Debenture; and (iii) 2,160 shares of Common Stock underlying PPO Warrants.

(7)	Including: (i) 98,779 shares of Common Stock issuable upon conversion of the PPO Debenture which assumes that the Selling Stockholder converts 100% of the PPO Debenture at $5.95, representing a 30% discount to the proposed offering price of $8.50 pursuant to the terms of the PPO Debentures; (ii) 98,779 shares of Common Stock underlying Warrants issuable upon conversion of the PPO Debenture; and (iii) 21,605 shares of Common Stock underlying PPO Warrants.

(8)	Including: (i) 21,731 shares of Common Stock issuable upon conversion of the PPO Debenture which assumes that the Selling Stockholder converts 100% of the PPO Debenture at $5.95, representing a 30% discount to the proposed offering price of $8.50 pursuant to the terms of the PPO Debentures; (ii) 21,731 shares of Common Stock underlying Warrants issuable upon conversion of the PPO Debenture; and (iii) 4,753 shares of Common Stock underlying PPO Warrants. Wolfgang Burkhardt, Member of Orca Capital GmbH, holds voting and dispositive power over these securities.

(9)	Including: (i) 19,756 shares of Common Stock issuable upon conversion of the PPO Debenture which assumes that the Selling Stockholder converts 100% of the PPO Debenture at $5.95, representing a 30% discount to the proposed offering price of $8.50 pursuant to the terms of the PPO Debentures; (ii) 19,756 shares of Common Stock underlying Warrants issuable upon conversion of the PPO Debenture; and (iii) 4,321 shares of Common Stock underlying PPO Warrants.

(10)	Including: (i) 9,878 shares of Common Stock issuable upon conversion of the PPO Debenture which assumes that the Selling Stockholder converts 100% of the PPO Debenture at $5.95, representing a 30% discount to the proposed offering price of $8.50 pursuant to the terms of the PPO Debentures; (ii) 9,878 shares of Common Stock underlying Warrants issuable upon conversion of the PPO Debenture; and (iii) 2,160 shares of Common Stock underlying PPO Warrants.

(11)	Including: (i) 11,854 shares of Common Stock issuable upon conversion of the PPO Debenture which assumes that the Selling Stockholder converts 100% of the PPO Debenture at $5.95, representing a 30% discount to the proposed offering price of $8.50 pursuant to the terms of the PPO Debentures; (ii) 11,854shares of Common Stock underlying Warrants issuable upon conversion of the PPO Debenture; and (iii) 2,593shares of Common Stock underlying PPO Warrants.

(12)	Including: (i) 9,878 shares of Common Stock issuable upon conversion of the PPO Debenture which assumes that the Selling Stockholder converts 100% of the PPO Debenture at $5.95, representing a 30% discount to the proposed offering price of $8.50 pursuant to the terms of the PPO Debentures; (ii) 9,878 shares of Common Stock underlying Warrants issuable upon conversion of the PPO Debenture; and (iii) 2,160 shares of Common Stock underlying PPO Warrants.

(13)

Including: (i) 14,817 shares of Common Stock issuable upon conversion of the PPO Debenture which assumes that the Selling Stockholder converts 100% of the PPO Debenture at $5.95, representing a 30% discount to the proposed offering price of $8.50 pursuant to the terms of the PPO Debentures; (ii) 14,817 shares of Common Stock underlying Warrants issuable upon conversion of the PPO Debenture; and (iii) 3,241 shares of Common Stock underlying PPO Warrants.

(14)	Including: (i) 9,878 shares of Common Stock issuable upon conversion of the PPO Debenture which assumes that the Selling Stockholder converts 100% of the PPO Debenture at $5.95, representing a 30% discount to the proposed offering price of $8.50 pursuant to the terms of the PPO Debentures; (ii) 9,878 shares of Common Stock underlying Warrants issuable upon conversion of the PPO Debenture; and (iii) 2,160 shares of Common Stock underlying PPO Warrants.

(15)	Gary Sousa, Director of Pepper Grove Holdings Ltd, holds voting and dispositive power over these securities.

(16)	Gary Tyrer, Trustee, of Hamels Oversees Trust Company Limited as Trustee of the Kremel Trust General, holds voting and dispositive power over these securities.

(17)	James Besser, Managing Director of Jeb Partners L.P., holds voting and dispositive power over these securities.

(18)	James Besser, Managing Director, of Manchester Explorer LP, holds voting and dispositive power over these securities.

(19)	David M. Berryman, Trustee of Equity Trust Company dba Sterling Trust Company FBO David M. Berryman holds voting and dispositive power over these securities.

(20)	David Clark, Manager, of Vista Capital Investments LLC, holds voting and dispositive power over these securities.

(21)	Chris Shenk, Trustee, of CS Trust, holds voting and dispositive power over these securities.

(22)	Leonard E. Samuels, Trustee, of Equity Trust Company dba Sterling Trust Company FBO Leonard E. Samuels, holds voting and dispositive power over these securities.

(23)	Roy Weisman CEO, of FMO of Boca Raton Inc., holds voting and dispositive power over these securities.

(24)	David L. Koche, Director, of Gaudium IVST, LLC, holds voting and dispositive power over these securities.

(25)	Boris Goldstein, Partner, of High Technology Capital LP, holds voting and dispositive power over these securities.

(26)	Roman Livson, Partner, of Katalyst Securities, holds voting and dispositive power over these securities.

(27)	Matthew Gaudette, Vice President], of Malema Engineering Corp, holds voting and dispositive power over these securities.

(28)	Igor Korkorine, CFO, of US International Consulting Network, holds voting and dispositive power over these securities.

(29)	Bruce Jordan, Director, of Newbridge Securities Group, holds voting and dispositive power over these securities.

(30)	Robert Neborsky, Trustee, of Robert J and Sandra S Neborsky Living Trust, holds voting and dispositive power over these securities.

(31)	William Newman, Director, of Saint Clair Capital, LLC, holds voting and dispositive power over these securities.

(32)	Chris Shenk, Trustee, of The Carl Trust DTD 2/3/95, holds voting and dispositive power over these securities.

Plan of Distribution

We are registering the Selling Stockholder Shares issuable to permit the resale of the Selling Stockholder Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Selling Stockholder Shares. We will receive proceeds from any cash exercise of the PPO Warrants by the Selling Stockholders. We will bear all fees and expenses incident to the registration of the Selling Stockholder Shares in the registration statement of which this prospectus forms a part. The Selling Stockholder Shares will not be sold through the underwriters in this public offering.

The Selling Stockholders may sell all or a portion of the Selling Stockholder Shares beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents. If the Selling Stockholder Shares are sold through broker-dealers, the Selling Stockholders will be responsible for commissions or agent’s commissions. The Selling Stockholder Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. However, the Selling Stockholders will not sell any Selling Stockholder Shares until after the closing of this initial public offering.

If the Selling Stockholders effect such transactions by Selling Stockholder Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Selling Stockholder Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Selling Stockholder Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Selling Stockholder Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Selling Stockholder Shares short and deliver Selling Stockholder Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Selling Stockholder Shares to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Selling Stockholder Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Selling Stockholder Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Selling Stockholder Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the Selling Stockholder Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Selling Stockholder Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Selling Stockholder Shares being offered and the terms of this offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Selling Stockholder Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Selling Stockholder Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Selling Stockholder Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Selling Stockholder Shares by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Stockholder Shares to engage in market-making activities with respect to the Selling Stockholder Shares. All of the foregoing may affect the marketability of the Selling Stockholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Stockholder Shares.

Once sold under the registration statement, of which this prospectus forms a part, the Selling Stockholder Shares will be freely tradeable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue up to 750,000,000 shares of Common Stock, par value $0.001 per share and up to 10,000,000 shares of preferred stock, par value $0.001 per share.  As of January 17, 2023, we had 105,401,858 shares of our Common Stock outstanding and no shares of preferred stock outstanding.

Prior to the closing of this offering, we intend to affect effected a 1-for-85 reverse stock split of our outstanding Common Stock, which will cause our then outstanding Common Stock to decrease from 105,401,858 to 1,240,026 shares while keeping our authorized capital unchanged.

The following description is a summary, does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation and by-laws, each as amended to date, each of which is incorporated herein by reference and are exhibits to the registration statement of which this prospectus forms a part. We encourage you to read our articles of incorporation, our bylaws and the applicable provisions of the Nevada Revised Statutes (the “NRS”) for additional information.

Common Stock

Each holder of our Common Stock is entitled to a pro rata share of any cash distributions made to shareholders, including any dividend payments. The holders of our Common Stock are entitled to one vote for each share or record on all matters to be voted on by our shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, under our charter documents, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. Our board of directors currently are elected as a single class. Our board of directors may from time to time declare dividends on our outstanding shares. In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our Common Stock. Holders of shares of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

Our articles of incorporation provide that our board of directors has the right in its discretion to issue preferred stock without approval of our shareholders and to set the series, classes, rights, privileges and preferences of our preferred stock or any classes, or series thereof without approval. In the event of a hostile takeover, the board of directors could potentially use this preferred stock to preserve control.

Outstanding Common Stock Warrants

As of January 17, 2023, we had 631,040 outstanding warrants to purchase shares of our Common Stock.

Outstanding Common Stock Options

As of January 17, 2023, we had 52,990 outstanding options to purchase shares of our Common Stock at weighted average exercise price of $29.75 per share.

The 2018 Plan

As of January 17, 2023, the Company has granted and has 92,461 options outstanding, including an aggregate of 69,222 outstanding stock option awards held by the named executive officers and directors of the Company, as well as 1,388 shares of common stock issued under the 2018 Plan to certain consultants and employees.

The 2022 Plan

As of January 17, 2023, the Company has granted and had 303,390 options outstanding, including an aggregate of 299,830 outstanding stock option awards held by the named executive officers and directors of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. Its telephone number is 212-828-8436.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description summarizes certain important terms of our capital stock, as they are expected to be in effect immediately prior to the closing of this offering. The following descriptions are summaries and are qualified by reference to our certificate of incorporation and bylaws, each as will be amended and restated immediately prior to the closing of this offering, themselves. By becoming a stockholder in our Company, you will be deemed to have notice of and consented to these provisions of our certificate of incorporation and bylaws, each as amended and restated.

On January [●], 2023, we filed a certificate of amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effectuate a one-for-eighty five (1:85) reverse stock split of our common stock without any change to its par value. Such amendment became effective on upon such filing. No fractional shares were issued in connection with the reverse stock split as all fractional shares were rounded up to the next whole share. Unless otherwise noted, all share and per share amounts of our common stock listed in this prospectus have been adjusted to give effect to the reverse stock split.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. Each Warrant offered hereby will have an initial exercise price per share equal to $       . The Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Warrants will be issued separately from the Common Stock and may be transferred separately immediately thereafter. A Warrant to purchase one share of our Common Stock will be issued for every share of Common Stock purchased in this offering.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round down to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Transferability. Subject to applicable laws, a Warrant in book entry form may be transferred at the option of the holder through the facilities of the Depository Trust Company and Warrants in physical form may be transferred upon surrender of the Warrant to the Warrant Agent together with the appropriate instruments of transfer. Pursuant to a warrant agency agreement between us and the Warrant Agent, the Warrants initially will be issued in book-entry form and will be represented by one or more global certificates deposited with The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Trading Market. There is no established trading market for the warrants being offered pursuant to this prospectus, and we do not expect a market to develop. We do not intend to apply for a listing for the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction. In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the warrants have the right to require us or a successor entity to redeem the warrants for cash in the amount of the Black Scholes Value (as defined in each warrant) of the unexercised portion of the warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Pre-funded Warrants Issued in This Offering

General. The term “pre-funded” refers to the fact that the purchase price of the pre-funded warrants in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.001. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of shares of our common stock which would result in such ownership of more than 4.99% or 9.99%, as applicable, and receiving the ability to exercise their option to purchase the shares underlying the pre-funded warrants at a nominal price at a later date.

Exercise price. Pre-funded warrants will have an exercise price of $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exercisability. The pre-funded warrants are exercisable at any time after their original issuance and until exercised in full. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant.

Exercise limitations. The pre-funded warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of our common stock then outstanding (including for such purpose the shares of our common stock issuable upon such exercise). However, any holder may increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%, and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing. There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Fundamental transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon consummation of such a fundamental transaction, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

No rights as a stockholder. Except as otherwise provided in the pre-funded warrant or by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant. The pre-funded warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

UNDERWRITING

Joseph Gunnar & Co. LLC is acting as sole book-running manager for this offering and as representative of the underwriters named below (“Joseph Gunnar” or the “Representative”). Subject to the terms and conditions of an underwriting agreement dated the date of this prospectus between us and the Representative, the underwriters named below, through the Representative, have severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of shares and warrants and pre-funded warrants and warrants set forth opposite the underwriter’s name in the following table:

Name of Underwriters	Shares and Warrants (1)	Pre-Funded Warrants and Warrants (1)
Joseph Gunnar & Co. LLC

(1)	or some combination of Shares of Common Stock and Warrants and/or Pre-Funded Warrants and Warrants

The underwriters named above are committed to purchase all the securities offered by us other than those covered by the Underwriters’ Over-Allotment Option described below, if any, are purchased. The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Discount

Securities sold by the underwriters to the public will be offered at the offering price set forth on the cover of this prospectus. Any securities sold by the underwriters to securities dealers may be sold at a discount of up to $[__] per share from the public offering price of the shares or $[__] per pre-funded warrant from the public offering price of the pre-funded warrants. The underwriters may offer the securities through one or more of their affiliates or selling agents. If all the securities are not sold at the public offering price, the Representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the securities at the prices and upon the terms stated therein.

The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share, or in the case of the pre-funded warrants, equal to the public offering price per pre-funded warrant, less the amount paid by the underwriters to us per pre-funded warrant. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the shares of our common stock to the underwriters at the offering price of $[__] per share, and in the case of the pre-funded warrants, $[__] per pre-funded warrant.

The following table shows the per share or pre-funded warrant and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the Underwriters’ Over-Allotment Option that we granted to the Representative.

		No Exercise			Full Exercise
Per share and warrant	$	[__	]	$	[__	]
Per pre-funded warrant and warrant
Total	$	[__	]	$	[__	]

We have agreed to pay a non-accountable expense allowance to the Representative equal to 1% of the gross proceeds received at the closing of this offering (excluding any proceeds received upon any subsequent exercise of the Underwriters’ Over-Allotment Option).

We have also agreed to pay the Representative’s expenses relating to this offering, including (a) all filing fees and communication expenses relating to the registration of the shares to be sold in this offering (including any Underwriters’ Over-Allotment Option) with the SEC; (b) all filing fees and expenses associated with the review of this offering by FINRA; (c) all fees and expenses relating to the listing of such shares on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE or the NYSE American and on such other stock exchanges as the Company and Joseph Gunnar together determine, including any fees charged by The Depository Trust Company (DTC) for new securities; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers, directors and entities in an amount not to exceed $15,000 in the aggregate; © all fees, expenses and disbursements relating to the registration or qualification of such shares under the “blue sky” securities laws of such states and other jurisdictions as Joseph Gunnar may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, it being agreed that such fees and expenses will be limited to a payment of $5,000 to such counsel upon the commencement of “blue sky” work by such counsel and an additional $5,000 at the closing; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of such shares under the securities laws of such foreign jurisdictions as Joseph Gunnar may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Joseph Gunnar may reasonably deem necessary; (h) the costs and expenses of engaging a public relations firm; (i) the costs of preparing, printing and delivering certificates representing the Common Stock; (j) fees and expenses of the transfer agent for the Common Stock and warrants; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Joseph Gunnar; (l) the costs associated with post-closing advertising this offering in the national editions of the Wall Street Journal and New York Times; (m) the fees and expenses of the Company’s accountants; (n) the fees and expenses of the Company’s legal counsel and other agents and representatives; (o) the fees and expenses of the Representative’s legal counsel not to exceed $150,000 if this offering closes or $25,000 if this offering does not close; (p) the $19,950 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for this offering; and (q) up to $25,000 of Joseph Gunnar’s actual accountable “road show” expenses for this offering. The Representative’s total out-of-pocket accountable expenses (including reasonable and documented legal fees and expenses) in connection with this offering shall not exceed $209,950.

The Company has previously paid the Representative the sum of $25,000 which shall be applied towards the foregoing expenses, which will be returned to us to the extent that offering expenses are not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

Underwriters’ Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of the closing of this offering, permits the underwriters to purchase up to 229,412 additional shares of our Common Stock and/or warrants to purchase up to 229,412 shares of our Common Stock and/or pre-funded warrants and/or warrants from us, to cover over-allotments (equal to 15% of the total number of shares of Common Stock and warrants and pre-funded warrants and warrants sold in this offering). If the underwriter exercises all or part of this option, it will purchase shares and/or warrants and/or pre-funded warrants and/or warrants covered by the option at the public offering price per share or Warrant that appears on the cover page of this prospectus, less the underwriting discount.

Representative’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants (“Representative Warrants”) to purchase up to a total of 76,471 shares of Common Stock (5% of the shares of Common Stock (which for these purposes would include Common Stock underlying any pre-funded warrants)) being sold to the public excluding the Underwriters’ Over-Allotment Option, if any).

We are registering hereby the issuance of the Representative’s Warrants and the shares of Common Stock issuable upon exercise of such warrants. The Representative Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four- and one-half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, which period is in compliance with FINRA Rule 5110(e)(1). The Representative Warrants are exercisable for cash or on a cashless basis at a per share price equal to $9.35 per share, or 110% of the public offering price per Unit in this offering. The Representative Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative (or permitted assignees) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. In addition, the Representative Warrants provide for certain demand and piggyback registration rights. The warrants provide for one demand registration right in accordance with Rule 5110(g)(8)(b) and unlimited piggyback registration rights. The demand registration rights and piggyback registration rights provided will terminate 5 years from the commencement of the sales of securities to the public in compliance with FINRA Rule 5110(g)(8(c), (d) and (e), respectively. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

Placement Agent Warrants issued in Connection with Company’s June 2022 Debenture Private Placement

In connection with the Company’s June 2022 private placement (the “June 2022 Debenture Private Placement”) of $5,659,500 principal amount of convertible debentures and warrants, Joseph Gunnar entered into a placement agency agreement, dated May 9, 2022 (the “May 2022 Agreement”). In addition to cash compensation received, pursuant to the terms the May 2022 Agreement, the Placement Agent is entitled to receive warrants to purchase 23,713 shares of Common Stock (the “June 2022 Placement Agent Warrants”).

The June 2022 Placement Agent Warrants will be exercisable for cash or on a cashless basis at a per share exercise price equal to $4.00. The June 2022 Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(2)(B)(i)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. The June 2022 Placement Agent Warrants shall expire on June 13, 2027. The exercise price and the number of shares of our Common Stock issuable upon exercise of the June 2022 Placement Agent Warrants may be proportionately adjusted in the event of a stock split, stock dividend, recapitalization, reorganization, or similar event involving us in compliance with FINRA Rule 5110(g)(8)(e). Beginning six months after the effective date of this registration statement, the Representative may to include the shares underlying the June 2022 Placement Agent Warrants (sometimes hereinafter, the “Registrable Securities”) as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Act or pursuant to Form S-8 or any equivalent form. Such registration rights shall terminate on the fifth anniversary of the effective date of this registration statement in accordance with FINRA Rule 5110(f)(2)(G)(v) or on December 13, 2028 if no Qualified Offering has been consummated on or prior to the Maturity Date of the Debentures.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders, have agreed, without the prior written consent of the Representative not to offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of any of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (the “Lock-Up Securities”), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days from the closing of this offering.

In addition to the above and in connection with their purchase of Debentures, holders have agreed to certain market stand-off provisions pursuant to which they have agreed not to sell or otherwise transfer Common Stock of the Company or securities convertible or exercisable into Common Stock of the Company, without the consent of the underwriter, for a period of 90 days following the date of the closing of this offering. The lock-up letters from Debentures holders contains provisions with respect to earlier release based on thresholds on the price of the Company’s common stock and trading volume.

Right of First Refusal and Certain Post Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of twelve (12) months after the closing of this offering, Joseph Gunnar shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent for any and all future public or private equity and debt offerings and business combination, including all equity linked financings, during such twelve (12) month period for us, or any of our successors or subsidiaries, on terms customary to Joseph Gunnar. Joseph Gunnar in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Additionally, subject to certain exceptions set forth in the underwriting agreement, if the Company terminates the underwriting agreement and subsequently completes any public or private financing, at any time during the twelve (12) months after terminating the underwriting agreement, with any investors contacted by Joseph Gunnar, then Joseph Gunnar shall be entitled to receive the compensation set forth above unless the Company has a pre-existing and documented business relationship with the respective investor.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while this offering is in progress.

●	Over-allotment transactions involve sales by the underwriter of securities in excess of the number of securities that underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the Underwriters’ Over-Allotment Option. If the underwriter sells more securities than could be covered by exercise of the Underwriters’ Over-Allotment Option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in this offering.

●	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in the securities. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of securities to the underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to the underwriter and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s websites and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, the underwriter and its affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the underwriter for any further services.

Affiliations

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwrites and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Market Information

The public offering price will be determined by discussions between us and the Representative. In addition to prevailing market conditions, the factors to be considered in these discussions will include:

●	an assessment of our management and the underwriter as to the price at which investors might be willing to participate in this offering;

●	the history of, and prospects for, our company and the industry in which we compete;

●	our past and present financial information;

●	our past and present operations, and the prospects for, and timing of, our future revenues;

●	the present state of our development; and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares may not develop. It is also possible that after this offering the shares will not trade in the public market at or above the public offering price.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriter are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. The underwriter has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to this offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our securities may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

LEGAL MATTERS

The validity of the shares of Common Stock and Warrants offered by this prospectus has been passed upon for us by Lucosky Bookman LLP, Woodbridge, New Jersey. Littman Krooks LLP is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated balance sheets of Brain Scientific Inc. as of December 31, 2021 and December 31, 2020, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended have been audited by Accell Audit & Compliance, PA, an independent registered public accounting firm, as stated in their report which is incorporated herein. Such consolidated financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act that registers the securities to be sold in this offering. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copies of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You may read and copy all materials that we file with the SEC, including the registration statement and its exhibits and schedules, on the website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this prospectus does not and will not constitute a part of this prospectus or the registration statement on Form S-1 of which this prospectus is a part.

In addition, upon the closing of this offering, we will be subject to the information reporting requirements of the Exchange Act and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and the website of the SEC referred to above. We also maintain a website at www.brainscientific.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus. Additionally, you may request a copy of any of our filings with the SEC at no cost, by writing us at 6700 Professional Parkway, Lakewood Ranch, FL 34240, Attn.: CFO. Our telephone number is (917) 388-1578.

You should rely only on the information contained in this prospectus or to which we have referred you. Neither we, the selling stockholders nor the Underwriters have authorized any person to provide you with different information or to make any representation not contained in this prospectus.

Brain Scientific Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$2,029,839	$785,363
Accounts receivable	5,971	16,922
Inventory	126,132	146,090
Advances to officers	-	16,941
Prepaid expenses and other current assets	290,795	166,458
TOTAL CURRENT ASSETS	2,452,737	1,131,774

Property and equipment, net	124,740	122,979
Intangible assets, net	10,343,538	10,920,577
Goodwill	913,184	913,184
Operating lease right-of-use asset	107,617	191,702
Long-term prepaid insurance	80,000	95,000
TOTAL ASSETS	$14,021,816	$13,375,216

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,653,036	$2,987,264
Accrued director’s fees	75,000	75,000
Accrued interest	172,407	356,998
Convertible notes payable, net	1,912,523	337,000
Notes payable	-	320,000
Loans payable	6,667	6,667
Notes payable - related party	47,998	155,989
Derivative liabilities	1,857,351	-
Operating lease liability, current portion	81,012	104,591
TOTAL CURRENT LIABILITIES:	6,805,994	4,343,509

Convertible notes payable, net	-	9,635,551
Operating lease liability, net of current portion	29,150	91,089
TOTAL LIABILITIES	6,835,144	14,070,149

Commitments and contingencies – Note 17

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, $0.001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 105,401,858 and 50,217,308 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	105,402	50,217
Additional paid in capital	38,474,527	21,537,763
Accumulated deficit	(31,389,283)	(22,278,923)
Accumulated other comprehensive loss	(3,974)	(3,990)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	7,186,672	(694,933)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$14,021,816	$13,375,216

The accompanying notes are an integral part of these consolidated financial statements.

Brain Scientific Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

REVENUE	$11,432	$5,275	$209,484	$14,482

COST OF GOODS SOLD	4,058	4,143	148,701	7,840

GROSS PROFIT	7,374	1,132	60,783	6,642

SELLING, GENERAL AND ADMINISTRATIVE
Research and development	56,684	48,282	224,405	147,324
Professional fees	94,014	247,423	538,188	573,309
Sales and marketing expenses	165,414	260,832	570,666	498,583
Share based compensation	2,625,571	-	3,204,382	-
General and administrative expenses	1,083,778	1,177,077	3,628,337	2,292,775
TOTAL SELLING, GENERAL AND ADMINISTRATIVE	4,025,461	1,733,614	8,165,978	3,511,991

LOSS FROM OPERATIONS	(4,018,087)	(1,732,482)	(8,105,195)	(3,505,349)

OTHER INCOME (EXPENSE):
Interest expense	(703,232)	(68,357)	(2,589,486)	(182,574)
Other income	347	-	7,252	-
Gain on forgiveness of paycheck protection loan	-	-	-	112,338
Change in fair market value of derivative liabilities	284,289	-	1,375,048	-
Gain on settlement of derivatives	-	-	201,097	-
Foreign currency transaction gain (loss)	(70)	-	924	-
TOTAL OTHER EXPENSE	(418,666)	(68,357)	(1,005,165)	(70,236)

LOSS BEFORE INCOME TAXES	(4,436,753)	(1,800,839)	(9,110,360)	(3,575,585)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	(4,436,753)	(1,800,839)	(9,110,360)	(3,575,585)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	1,338	-	16	-
TOTAL COMPREHENSIVE LOSS	(4,435,415)	(1,800,839)	(9,110,344)	(3,575,585)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.04)	$(0.06)	$(0.13)	$(0.12)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	105,401,858	29,520,454	72,516,279	29,520,454

The accompanying notes are an integral part of these consolidated financial statements.

Brain Scientific Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total

Balances at December 31, 2021	50,217,308	$50,217	$21,537,763	$(22,278,923)	$(3,990)	$(694,933)
Fair value of stock options vested	-	-	235,690	-	-	235,690
Issuance of common stock for services	360,695	361	129,489	-	-	129,850
Foreign currency translation adjustment	-	-	-	-	451	451
Net loss	-	-	-	(2,159,938)	-	(2,159,938)
Balances at March 31, 2022	50,578,003	$50,578	$21,902,942	$(24,438,861)	$(3,539)	$(2,488,880)
Fair value of stock options vested	-	-	280,510	-	-	280,510
Conversion of convertible debt into common shares	54,823,855	54,824	13,665,504	-	-	13,720,328
Foreign currency translation adjustment	-	-	-	-	(1,773)	(1,773)
Net loss	-	-	-	(2,513,669)	-	(2,513,669)
Balances at June 30, 2022	105,401,858	$105,402	$35,848,956	$(26,952,530)	$(5,312)	$8,996,516
Fair value of stock options vested	-	-	2,625,571	-	-	2,625,571
Foreign currency translation adjustment	-	-	-	-	1,338	1,338
Net loss	-	-	-	(4,436,753)	-	(4,436,753)
Balances at September 30, 2022	105,401,858	$105,402	$38,474,527	$(31,389,283)	$(3,974)	$7,186,672

Balances at December 31, 2020	29,520,454	$29,520	$11,141,129	$(13,178,237)	$-	$(2,007,588)
Net loss	-	-	-	(654,004)	-	(654,004)
Balances at March 31, 2021	29,520,454	$29,520	$11,141,129	$(13,832,241)	$-	$(2,661,592)
Net loss	-	-	-	(1,120,742)	-	(1,120,742)
Balances at June 30, 2021	29,520,454	$29,520	$11,141,129	$(14,952,983)	$-	$(3,782,334)
Net loss	-	-	-	(1,800,839)	-	(1,800,839)
Balances at September 30, 2021	29,520,454	$29,520	$11,141,129	$(16,753,822)	$-	$(5,583,173)

The accompanying notes are an integral part of these consolidated financial statements.

Brain Scientific Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,110,360)	$(3,575,585)
Change in net loss to net cash used in operating activities:
Depreciation and amortization expense	602,744	19,736
Amortization of debt discount and non-cash interest expense	1,892,418	-
Change in fair market value of derivative liabilities	(1,375,048)	-
Amortization of right of use asset	-	1,685
Gain on forgiveness of paycheck protection loan	-	(112,338)
Gain on settlement of lease	(1,660)	-
Fair value of stock options vested	3,204,382	-
Gain on debt extinguishment	(201,097)	-
Changes in operating assets and liabilities:
Accounts receivable	10,951	(2,529)
Due from related parties	-	(43,423)
Inventory	19,958	(62,239)
Advances to officers	16,941	1,060
Prepaid expenses and other current assets	(124,337)	(33,511)
Long-term prepaid insurance	15,000	-
Accounts payable and accrued expenses	(195,489)	833,008
Accrued interest	553,677	182,575
Operating lease liabilities, net	227	-
NET CASH USED IN OPERATING ACTIVITIES	$(4,691,693)	$(2,791,561)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for notes receivable	$-	$(603,067)
Purchase of property and equipment	(27,466)	(38,339)
NET CASH USED IN INVESTING ACTIVITIES	$(27,466)	$(641,406)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable, net of issuance costs	$6,421,610	$-
Proceeds from note payable	-	3,469,982
Repayment of related party loan	(53,000)	-
Repayment of convertible note payable	(30,000)	-
Repayment of promissory note and interest	(320,000)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	$6,018,610	$3,469,982

Effect of exchange rate changes on cash	(54,975)	-

NET CHANGE IN CASH	1,244,476	37,015
CASH AT BEGINNING OF THE PERIOD	785,363	68,943
CASH AT END OF THE PERIOD	$2,029,839	$105,958

Supplemental Disclosure of Cash Flow Information

Cash paid for interest	$106,039	$-
Cash paid for taxes	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Accounts payable settled with share issuance	$129,850	-
Services received settled with derivative warrants	$156,399	-
Convertible notes payable and accrued interest converted to common shares	$13,921,427	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BRAIN SCIENTIFIC INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Brain Scientific Inc. (the “Company”), was incorporated under the laws of the state of Nevada on November 18, 2013 under the name All Soft Gels Inc. On October 1, 2021, the Company acquired Piezo Motion Corp (“Piezo”), a privately held Delaware corporation formed in January 2020. Upon completion of the acquisition, Piezo is treated as the surviving entity and accounting acquirer although the Company was the legal acquirer. Accordingly, the Company’s historical financial statements are those of Piezo. The Company has two lines of operations The MemoryMD subsidiary group is involved in cloud computing, data analytics and medical device technology in the NeuroTech and brain monitoring industries seeking to commercialize its EEG devices and caps. The Piezo subsidiary group is focused on the ultrasonic standing wave-type piezo motor technology for rotary and linear motion and has experience in the research and development, as well as the manufacturing, of piezo motors for high-tech industries across the globe. The Company is headquartered in Sarasota, Florida.

Reverse Merger and Corporate Restructure

On June 11, 2021, the Company entered into a merger agreement (the “Merger Agreement”) with Piezo and BRSF Acquisition Inc. to acquire Piezo (the “Acquisition”). The transactions contemplated by the Merger Agreement were consummated on October 1, 2021 and, pursuant to the terms of the Merger Agreement, all outstanding shares of Piezo were exchanged for 29,520,454 shares of the Company’s common stock and Piezo became the Company’s wholly owned subsidiary.

The Merger was effected pursuant to the Merger Agreement. The Merger is being accounted for as a reverse merger whereby Piezo is the acquirer for accounting purposes. Piezo is considered the acquiring company for accounting purposes as upon completion of the Merger, Piezo’s former stockholders held a majority of the voting interest of the combined company.

Pursuant to the Merger, the Company issued shares of its common stock to Piezo’s stockholders, at an exchange ratio of 2.93 shares of the Company’s common stock.

All references to common stock, share and per share amounts have been retroactively restated to reflect the reverse recapitalization as if the transaction had taken place as of the beginning of the earliest period presented.

Acquisition Accounting

The fair value of Brain Scientific assets acquired and liabilities assumed was based upon management’s estimates assisted by an independent third-party valuation firm.

The following table summarizes the allocation of purchase price of the acquisition:

Allocation
Tangible Assets Acquired:
Net working capital	$(1,186,622)
Right of use asset	40,093
Lease liability	(46,970)
Net Tangible Assets Acquired	$(1,193,499)

Intangible Assets Acquired:
Licenses and trademarks
Brain Scientific Trade Name	133,000
MemoryMD Trade Name	504,000
NeuroCap Trade Name	188,000
Neuro EEG Trade Name	11,000
Patent products
NeuroCap Developed Technology	10,242,000
NeuroEEG Developed Technology	35,000
Net Intangible Assets Acquired	$11,113,000

Total Fair Value of Assets Acquired	$9,919,501

Consideration:
Fair value of equity received	7,240,222
Liabilities assumed	2,987,152
Loans forgiven	605,311
Total consideration	$10,832,685

Goodwill	$913,184

Unaudited Interim Financial Information

The Company has prepared the accompanying condensed consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These consolidated financial statements are unaudited and, in the Company’s opinion, include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair presentation of its balance sheets, operating results, and cash flows for the periods presented. Operating results for the periods presented are not necessarily indicative of the results that may be expected for 2021. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been omitted in accordance with the rules and regulations of the SEC. These consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Principles of Consolidation

The Company evaluates the need to consolidate affiliates based on standards set forth in ASC 810 Consolidation (“ASC 810”).

The consolidated financial statements include the accounts of the Company and its subsidiaries, Piezo Motion Corp, Discovery Technology International, Inc., MemoryMD US, MemoryMD – Russia and MemoryMD - Europe. All significant consolidated transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the useful life of property and equipment and assumptions used in the valuation of options and warrants.

The Effects of COVID-19

The World Health Organization (WHO) declared the coronavirus outbreak a pandemic on January 30, 2020. Since the outbreak in China in December 2019, COVID-19 has expanded its impact to Europe, where all of our operations reside, as well as our employees, suppliers and customers. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration of the closings and shelter-in-place orders and the ultimate impact of governmental initiatives. However, the financial impact and duration cannot be reasonably estimated at this time.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At September 30, 2022 and December 31, 2021, the Company had no cash equivalents.

The Company’s cash is held with financial institutions, and the account balances may, at times, exceed the Federal Deposit Insurance Corporation (FDIC) insurance limit. Accounts are insured by the FDIC up to $250,000 per financial institution. The Company has not experienced any losses in such accounts with these financial institutions. As of September 30, 2022, and December 31, 2021, the Company had $1,621,012 and $277,989, respectively, in excess over the FDIC insurance limit.

Inventory

Inventory consists of raw material, works in progress and finished goods that are valued at lower of cost or market using the weighted average method.

Property and Equipment

Property, plant and equipment are carried at cost. Depreciation is provided on the straight-line method over the assets estimated service lives. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying statements of operations of the respective period. The estimated useful lives range from 3 to 7 years.

Intangible assets, net

Intangible assets are measured at cost less accumulated amortization and impairment losses, if any.

Intangible assets are amortized on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.

Patents	15 years
Licenses and trademarks	9 years

Amortization expense is included in the consolidated income statement within general and administrative expenses.

The asset is tested annually and during interim periods for impairment if there is a trigger for impairment.

Goodwill

Goodwill represents the excess of the consideration transferred over the fair value of the net identifiable assets acquired. Goodwill is evaluated for impairment annually or whenever we identify certain triggering events or circumstances that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Events or circumstances that might indicate an interim evaluation is warranted include, among other things, unexpected adverse business conditions, macro and reporting unit specific economic factors (for example, interest rate and foreign exchange rate fluctuations, and loss of key personnel), supply costs, unanticipated competitive activities, and acts by governments and courts.

Convertible Notes Payable

The Company has issued convertible notes, which contain variable conversion features, whereby the outstanding principal and accrued interest automatically convert into common shares at a fixed price which may be at a discount to the common stock at the time of conversion. For certain notes, the conversion features are contingent upon future events, whereby, the holder agreed not to convert until the contingent future event has occurred.

Revenue Recognition

The Company recognizes revenue under Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, (“ASC 606”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract). The Company has determined that product delivery is the primary performance obligation, and as such recognizes revenues upon delivery to the customer.

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

●	Variable consideration

●	Constraining estimates of variable consideration

●	The existence of a significant financing component in the contract

●	Noncash consideration

●	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

The Company recognizes revenue from the sale of NeuroCaps, as well as revenue from the sale of goods purchased through manufacturers of medical devices. Primarily all revenues for the nine months ended September 30, 2022 are from the sale of medical devices purchased from Neurotech. Revenues for the nine months ended September 30, 2021 of $14,482 related to the sales of Piezo evaluation kits.

Research and Development Costs

The Company expenses all research and development costs as they are incurred. Research and development includes expenditures in connection with in-house research and development salaries and staff costs, application and filing for regulatory approval of proposed products, regulatory and scientific consulting fees, as well as contract research, data collection, and monitoring, related to the research and development of the cloud infrastructure, data imaging, and proprietary products and technology. Research and development costs recognized in the statement of operations for the three and nine months ended September 30, 2022 were $56,684 and $224,405, respectively. Research and development costs recognized in the statement of operations for the three and nine months ended September 30, 2021 were $48,282 and $147,324, respectively.

Sales and Marketing

Advertising and marketing costs are expensed as incurred. Advertising and marketing costs recognized in the statement of operations for the three and nine months ended September 30, 2022 were $165,414 and $570,666, respectively. Advertising and marketing costs recognized in the statement of operations for the three and nine months ended September 30, 2021 were $260,832 and $498,583, respectively.

Stock-based Compensation

The Company measures and recognizes compensation expense for all stock-based payments at fair value over the requisite service period. The Company uses the Black-Scholes option pricing model to determine the weighted average fair value of options and warrants. Equity-based compensation expense is recorded in administrative expenses based on the classification of the employee or vendor. The determination of fair value of stock-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as by assumptions regarding a number of subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

Basic and Diluted Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of common stock equivalents such as stock options, warrants and convertible debt instruments. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. As a result, the basic and diluted per share amounts for all periods presented are identical. In the three and nine months ended September 30, 2022 and 2021, 159,239,497, and 0 anti-dilutive securities were excluded from the computation, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments are measured and recorded at fair value based on inputs and assumptions that market participants would use in pricing an asset or a liability. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value, management considers the principal or most advantageous market in which the Company would transact, and also considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of non-performance.

Fair value is determined for assets and liabilities using a three-tiered value hierarchy into which these assets and liabilities are grouped based upon significant inputs as follows:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.

●	Level 2 - Observable inputs, other than Level 1 prices, such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs. When a determination is made to classify a financial instrument within Level 3, the determination is based upon the lack of significance of the observable parameters to the overall fair value measurement. However, the fair value determination for Level 3 financial instruments may consider some observable market inputs.

The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy. The carrying values of cash, prepaid expenses and other current assets, convertible notes, accounts payable, loans payable and due to others approximate fair value due to the short-term nature of these items.

As of September 30, 2022, the Company had a Level 3 financial instrument related to the derivative liabilities related to the issuance of convertible debt and warrants. The Company did not have any other Level 1, Level 2 or Level 3 assets or liabilities as of December 31, 2021.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Financial liabilities measured at fair value on a recurring basis are summarized below and disclosed on the consolidated balance sheet as of September 30, 2022.

Liabilities	Amounts at Fair Value	Level 1	Level 2	Level 3
Derivative liability – conversion feature	$1,159,000	$-	$-	$1,159,000
Derivative liability – warrants	698,351	-	-	698,351
Total	$1,857,351	$-	$-	$1,857,351

Income Taxes

The Company accounts for income taxes using the asset-and-liability method in accordance with ASC Topic 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rate is recognized in the period that includes the enactment date. A valuation allowance is recorded if it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized in future periods.

The Company follows the guidance in ASC Topic 740-10 in assessing uncertain tax positions. The standard applies to all tax positions and clarifies the recognition of tax benefits in the financial statements by providing for a two-step approach of recognition and measurement. The first step involves assessing whether the tax position is more-likely-than-not to be sustained upon examination based upon its technical merits. The second step involves measurement of the amount to be recognized. Tax positions that meet the more-likely-than-not threshold are measured at the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate finalization with the taxing authority. The Company recognizes the impact of an uncertain income tax position in the financial statements if it believes that the position is more likely than not to be sustained by the relevant taxing authority. The Company will recognize interest and penalties related to tax positions in income tax expense. As of September 30, 2022, and December 31, 2021, the Company had no unrecognized uncertain income tax positions.

Reclassification

Certain prior years balances have been reclassified to conform to current year presentation.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. Unless otherwise discussed, the Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern for a period of one year from the issuance of these financial statements. For the nine months ended September 30, 2022, the Company had $209,484 in revenues, a net loss of $9,110,360 and had net cash used in operations of $4,691,693. Additionally, as of September 30, 2022, the Company had an accumulated deficit and negative working capital of $31,389,283 and $4,353,257, respectively. It is management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of the issuance of these financial statements.

The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, acceptance of the Company’s patent applications and ultimately achieving a level of sales adequate to support the Company’s cost structure. However, there can be no assurances that the Company will be able to secure additional equity investments or achieve an adequate sales level.

NOTE 4 – INVENTORY

	September 30, 2022	December 31, 2021
Raw materials	$76,379	$93,190
Works in progress	11,911	11,857
Finished goods	37,842	41,043
Total	$126,132	$146,090

NOTE 5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

	September 30, 2022	December 31, 2021
Prepaid Expenses	$145,734	$-
Prepaid insurance	119,331	105,900
Other prepaid expenses	11,352	46,170
Lease deposits	14,378	14,378
Other assets	-	10
Total	$290,795	$166,458

As of September 30, 2022 and December 31, 2021, there was a total amount of $80,000 and $95,000 of long-term prepaid insurance, respectively.

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

	September 30, 2022	December 31, 2021
Machinery and equipment	$204,143	$176,678
Leasehold improvements	12,283	12,283
	216,426	188,961

Less: Accumulated depreciation	(91,686)	(65,982)
Total	$124,740	$122,979

Depreciation expense was $8,635 and $25,704 for the three and nine months ended September 30, 2022, respectively. Depreciation expense was $7,538 and $19,376 for the three and nine months ended September 30, 2021, respectively.

NOTE 7 – INTANGIBLE ASSETS, NET

The components of the acquired intangible assets were as follows:

	September 30, 2022	December 31, 2021	Average Estimated Life
Patent products	$10,277,000	$10,277,000	15.4
Licenses and trademarks	836,000	836,000	9
Intangible assets	$11,113,000	$11,113,000

Less: Accumulated amortization	(769,462)	(192,423)
Total	$10,343,538	$10,920,577

Amortization expense was $192,365 and $577,039 for the three and nine months ended September 30, 2022, respectively. There was no intangible amortization expense for the three and nine month periods ended September 30, 2021.

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable as of September 30, 2022 and December 31, 2021 consisted of the following:

	September 30, 2022	December 31, 2021
Trade payables	$1,143,649	$1,101,028
Accrued payroll and related expenses	1,380,194	1,593,925
Accrued expenses	122,311	255,820
Customer deposits	6,882	36,491
Total	$2,653,036	$2,987,264

NOTE 9 – ACCRUED DIRECTOR’S FEES

Accounts payable related parties as of September 30, 2022 and December 31, 2021 consists of accrued director’s fees in the amount of $75,000.

NOTE 10 – CONVERTIBLE NOTES PAYABLE – SHORT TERM

Assumed convertible debt

As part of the merger, the Company assumed $891,133 of outstanding convertible debt. During the fourth quarter of 2021, the Company paid off $574,133, and signed an amendment to one of the debt agreements increasing the debt by $20,000, resulting in an outstanding balance of the assumed convertible debt as of December 31, 2021 of $337,000. The assumed convertible debt is made up of the 2019 Note and the Convertible Grid note whose terms are described below. During the nine months ended September 30, 2022, the Company converted the Grid Notes totaling $250,000 into common stock, added $33,000 of accrued interest to the 2019 Note principal as per an amendment to the agreement, and paid off $30,000 of principal of the 2019 Note, resulting in a balance of $90,000 at September 30, 2022.

2019 Note

On December 31, 2019, the Company entered into a Securities Purchase Agreement and issued and sold to a third party a Convertible Note in the original principal amount of $275,000 (the “Note”), and a warrant to purchase 100,000 shares of the Company’s common stock (the “Warrant”). A one-time interest charge of 8% was applied on December 31, 2019 and will be payable, along with the Principal, on the maturity date.

On December 30, 2021, the Company signed an allonge amending the Note extending the maturity date to April 30, 2022 and amending the outstanding balance and payment schedule to provide for two equal payments of $60,000 on March 31, 2022 and April 30, 2022. On March 31, 2022 the Company signed an allonge amending the Note, extending the maturity date to December 31, 2022 and amended the outstanding balance and payment schedule to provide for seven monthly payments of $10,000 plus interest at the rate of 14% per annum. The first monthly payment is payable on June 30, 2022. A final payment of $50,000 plus interest is due upon maturity. During the nine months ended September 30, 2022, the Company added accrued interest of $33,000 to the 2019 Note principal as per an amendment to the agreement, and paid off $30,000 of principal of the 2019 Note, resulting in a balance of $90,000 at September 30, 2022.

The unpaid outstanding principal amount and accrued and unpaid interest under the Note shall be convertible into shares of the Company’s common stock at any time at the option of the investor. The conversion price was set at the merger to $0.28 which is equal to 80% multiplied by the price per share used in the merger calculations.

The Note contains a price-based anti-dilution provision, pursuant to which the conversion price of the Note shall be reduced upon the occurrence of certain dilutive issuances of Company securities as set forth in the Note. The conversion of the Note is also subject to a beneficial ownership limitation of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion. In the event the Company, prior to the maturity date of the Note, issues any Security (as defined in the Note) with any term more favorable to the holder of such Security or with a term in favor of the holder of such Security that was not similarly provided to the Investor, then at the Investor’s option such term shall become a part of the Note. The Company also agreed to provide piggy-back registration rights to the investor pursuant to which the Company shall include all shares issuable upon conversion of the Note on the next registration statement the Company files with the Securities and Exchange Commission.

The Note contains events of default which, among other things, entitle the Investor to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note. Upon the occurrence of any event of default, the outstanding balance shall immediately and automatically increase to 130% of the outstanding balance immediately prior to the event of default, and the conversion price of the Note shall be redefined to equal 65% of the lowest trade accruing during the 10 consecutive Trading Days (as defined in the Note) immediately preceding the applicable Conversion Date (as defined in the Note). Nickolay Kukekov, a director of the Company, and a third party, each has personally guaranteed the repayment of the Note.

The Warrant has an exercise price of $1.25 per share (the “Exercise Price”), subject to adjustments as provided in the Warrant, and has a term of five years. The Warrant contains a price-based anti-dilution provision, pursuant to which the exercise price of the Warrant shall be reduced upon the occurrence of certain dilutive issuances of securities as set forth in the Warrant, with a corresponding increase in the number of shares underlying the Warrant if the dilutive event occurs during the first three years of the Warrant, and a cashless exercise provision. The exercise of the Warrant is subject to a beneficial ownership limitation of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise.

Convertible Grid Notes

On April 21, 2020, the Company issued a Convertible Grid Promissory Note (the “Caleca Note”) to Thomas J. Caleca (“Caleca”), an existing stockholder of the Company, pursuant to which Caleca agreed to advance to the Company the aggregate principal amount of $125,000 (the “Caleca Aggregate Advance”). The Company also issued to Caleca a common stock purchase warrant (the “Caleca Warrant”), granting Caleca the right to purchase up to 750,000 shares of the Company’s common stock at a per share exercise price of $0.80 (subject to adjustment as set forth in the Caleca Warrant).

Also on April 21, 2020, the Company issued a Convertible Grid Promissory Note (the “Brown Note”, and together with the Caleca Note, the “Grid Notes”) to Andrew Brown (“Brown”, and together with Caleca, the “Grid Investors”), an existing stockholder of the Company, pursuant to which Brown agreed to advance to the Company the aggregate principal amount of $125,000 (the “Brown Aggregate Advance”, and together with the Caleca Aggregate Advance, the “Aggregate Advance”). The Company also issued to Brown a common stock purchase warrant (the “Brown Warrant”, and together with the Caleca Warrant, the “Grid Warrants”), granting Brown the right to purchase up to 750,000 shares of the Company’s common stock at a per share exercise price of $0.80 (subject to adjustment as set forth in the Brown Warrant). The Grid Warrants are exercisable at any time commencing on the eighteen-month anniversary of the issuance of the Grid Warrants (as may be accelerated pursuant to the terms of the Grid Warrants) and expiring on the five-year anniversary of the issuance of the Grid Warrants. In 2021, the terms of the Grid Warrants were amended extending the first date of exercise to October 21, 2022.

The Grid Notes bear interest on the unpaid balances at a fixed simple rate of twelve percent (12%) per annum (subject to a rate increase if the Company commits an Event of Default (as defined in the Grid Notes)), computed based on a 360-day year of twelve 30-day months, commencing on the date of the respective advance and payable quarterly. The principal amount of the Aggregate Advance, or so much thereof as has been advanced to the Company by the Grid Investors from time to time pursuant to the Grid Notes, was payable on April 21, 2021, which was amended to April 21, 2022. The Company had a total outstanding principal balance of $250,000 as of December 31, 2021 and accrued interest and $28,032 as of December 31, 2021, respectively. On April 20, 2022, the Grid Notes and accrued interest were converted into 287,282 shares of common stock.

2022 Notes

On June 13, 2022, the Company consummated the first closing of a private placement offering whereby the Company entered into a Securities Purchase Agreement (SPA), dated as of June 13, 2022 with thirteen accredited investors, pursuant to which the investors purchased from the Company, for an aggregate purchase price of $5,110,000, (i) 10% Original Issue Discount Senior Secured Convertible Debentures (the “2022 Notes”), in the principal amount of $5,659,500 and (ii) 18,896,493 warrants to purchase shares of common stock of the Company at the same price as the debt conversion price. In addition, 2,015,626 warrants were issued to the book-runner of this offering (together with the 18,896,493 investor warrants – the “2022 warrants”). The 2022 Notes mature on June 13, 2023 and bear interest at an annual rate of 10%. Due the issuance costs and the derivatives associated with the 2022 Notes (see below), the Company recorded a debt discount of 4,470,289, which will be amortized using the effective interest method over the life of the loan. During the three and nine month periods ended September 30, 2022, the Company recorded discount amortization in the form of interest expense in the amounts of $553,200 and $633,312, respectively. The balance of the discount at September 30, 2022 was $3,836,977.

The 2022 Warrants shall be exercisable at any time on or after the earlier of (i) the maturity date; or (ii) the closing of a registered offering of the Company’s securities for aggregate gross proceeds to the Company of at least $5,000,000, resulting in the listing for trading of the Common Stock on the NYSE American or The Nasdaq Capital Market (the “Qualified Offering”), and on or prior to December 13, 2028 (if no Qualified Offering has been consummated occurred on or prior to the maturity date of the 2022 Notes) or the date that is five years and nine months following the closing of the Qualified Offering.

The 2022 Notes contain mandatory and voluntary conversion features as follows:

(a) Mandatory Conversion.

In the event a Qualified Offering is consummated prior to the maturity date of the 2022 Notes, the 2022 Notes automatically convert into shares of Common Stock, immediately upon the occurrence of a Qualified Offering (the “Mandatory Conversion”). The exercise price per share of Common Stock pursuant to the Warrant shall mean, in the case of a Mandatory Conversion, the price of the Common Stock (or unit, if units are offered in the Qualified Offering) in the Qualified Offering.

(b) Voluntary Conversion.

The holders of the 2022 Notes have the right (subject to the conversion limitations set forth therein) from time following the maturity date and prior to a Mandatory Conversion to convert all or any part of the outstanding and unpaid principal and interest then due under the 2022 Notes into fully paid and non-assessable shares of Common Stock (the “Voluntary Conversion”). The exercise price per share of Common Stock pursuant to the Warrant shall mean, in the case of a Voluntary Conversion, the lower of (i) $0.25 per share or (ii) 75% of the average of the VWAP of the Company’s Common Stock during the ten (10) Trading Day period immediately prior to the maturity date.

In connection with the Offering, each of Piezo, and Memory MD, Inc., (the “Company Subsidiaries”) agreed to execute, in favor of the holders of the 2022 Notes, a guarantee to jointly and severally, unconditionally and irrevocably, guarantee to the holders the prompt and complete payment and performance when due of the Company’s obligations pursuant to the SPA.

In connection with the Offering, the Company entered into a security agreement by and among the Company, each of the holders and the Company Subsidiaries, whereby the Company agreed to grant each of the holders a security interest in all of the assets of the Company, to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the 2022 Notes and the Company Subsidiaries’ obligations under the Guarantee.

Long Term

2021 Notes

In conjunction with the closing of the Merger on October 1, 2021, the Company conducted an initial closing under a private offering (the “Offering”) of 10% convertible promissory notes due and payable on April 1, 2023 (the “2021 Notes”). As part of the Offering, the Company exchanged the 2020 Notes and accrued interest as well as additional notes issued in 2021 with the same terms as the 2020 Notes and their accrued interest amounting to $4,328,407, as well as $1,540,508 of debt assumed in the merger into 2021 Notes. At the merger, the Company also issued a convertible promissory note to an investor in the amount of $2,950,000 with proceeds of $2,850,000 net of an original issuance discount, with the same terms as the 2021 Notes. The balance of the debt discount at December 31, 2021 was $83,364. Each holder of the 2021 Notes, provided that the note is still then outstanding, will be issued, on the earlier of (i) the date, if any, upon which the Company’s common stock is listed for trading on the NASDAQ stock exchange (the “Uplist”), and (ii) the date that is eighteen months from the date of issuance, a warrant to purchase an amount of shares of the Company’s common stock, equal to such holder’s Warrant Share Amount. For purposes of the foregoing, a holder’s “Warrant Share Amount” means (i) if such Warrant is issued in connection with the Uplist, one half of the initial principal balance of such Holder’s Note at issuance divided by the lesser of (A) $0.40, and (B) and the greater of (x) $0.20 and (y) one hundred twenty percent (120%) of the closing price for the Company’s common stock on the trading day prior to the date of the Uplist, and (ii) if such Warrant is issued otherwise than in connection with the Uplist, the initial principal balance of such Holder’s Note, divided by the lesser of (A) $0.40, and (B) and the greater of (x) $0.20 and (y) one hundred twenty percent (120%) of the volume weighted average price (“VWAP”) for the Company’s common stock over the five consecutive trading days immediately preceding the date that is eighteen months from the date of issuance. The 2021 Notes contain mandatory and voluntary conversion features as detailed in the agreement.

On December 21, 2021, the Company consummated the second closing of the Offering whereby the Company entered into a Securities Purchase Agreement (the “SPA”) with three accredited investors, pursuant to which the investors purchased from the Company, 2021 Notes in the principal amount of $900,000.

During the nine months ended September 30, 2022, the Company consummated additional closings of the Offering whereby the Company entered into a Securities Purchase Agreement (the “SPA”) with additional investors, pursuant to which the investors purchased from the Company, 2021 Notes in the principal amount of $2,000,000.

As of December 31, 2021, the total amount of 2021 Notes principal outstanding was $9,718,915. As part of the issuance of the 2022 Notes, all of the 2021 Notes and accrued interest, as well as an additional 10% discount, was converted into shares of common stock. The holders of the 2021 Notes, in connection with their original investment, will also be entitled to warrants based on 50% coverage of their original investment amount. These warrants will have a term of four years after issuance and an exercise price of $0.25 per share.

NOTE 11 - DERIVATIVE FINANCIAL INSTRUMENTS

The Company evaluated the terms and conditions of the 2022 Notes (see note 10 above) under the guidance of ASC 815. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted, and all additional convertible debentures and warrants are included in the value of the derivative liabilities. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion options and warrants and shares to be issued were recorded as derivative liabilities on the issuance date and revalued at each reporting period. The Company evaluated the fair value of the derivatives utilizing the “with and without scenario” using options pricing models and Monte Carlo simulation, and a probability weighted value. As of September 30, 2022, the fair value of derivative liabilities in respect of the conversion feature and the warrants were $1,159,000 and $698,351, respectively.

The following are the data and assumptions used in the conversion feature derivative valuations at the respective dates:

	Inception	September 30, 2022
Common stock price	$0.30	$0.12
Exercise price	$0.33-0.36	0.33-0.36
Expected volatility	100.0%	92.0-100.0%
Risk free rate	2.3-3.0%	3.3-4.0%
Expected dividend yield	0%	0%
Expected term (years)	0.55-1.25	0.25-0.95
Discount rate	37.7%	37.7%
PV factor	0.67-0.84	0.80

The following are the data and assumptions used in the warrant derivative valuations at the respective dates:

	Inception	September 30, 2022
Common stock price	$0.30	$0.12
Expected volatility	100.0%	98.0%
Expected term (years)	6.05	5.5
Risk free rate	3.5%	4.0%
Expected dividend yield	0%	0%

The following tables summarize the components of the Company’s derivative liabilities as of September 30, 2022 and December 31, 2021:

	Conversion Feature	Warrants	Total
Balance at December 31, 2021	-	-	-
Issuance – June 13, 2022	$1,610,000	$1,622,399	$3,232,399
Movement in fair value	(451,000)	(924,048)	(1,375,048)
Balance at September 30, 2022	$1,159,000	$698,351	$1,857,351

NOTE 12 – NOTES PAYABLE

December 28, 2020 Note

On December 28, 2020, the Company entered into a Securities Purchase Agreement (the “December Purchase Agreement”) dated as of December 28, 2020 (the “December 28 Issuance Date”) and issued and sold to an investor a Promissory Note (the “December 28 Note”) in the aggregate principal amount of $300,000. Pursuant to the December Purchase Agreement, in connection with the issuance of the December 28 Note, the Company issued two common stock purchase warrants (separately, “Warrant A” and “Warrant B”, and together, the “December Warrants”) to the investor, allowing the investor to purchase an aggregate of 500,000 shares of the Company’s common stock, with Warrant A being a commitment fee of 250,000 shares of common stock, and Warrant B being fully earned upon issuance as an additional commitment fee of 250,000 shares of common stock, provide that Warrant B is returnable to the Company upon the repayment of the December 28 Note, as an additional incentive for the repayment of the December 28 Note. The net amount received by the Company during the year ended December 31, 2020 was approximately $265,000 after payment of certain fees to the investor or on behalf of the investor. The December 28 Note bears interest commencing on the December 28 Issuance Date at a fixed rate of 12% per annum on any unpaid principal balance, and will be payable, along with the principal amount, on December 28, 2021.

A lump-sum interest payment for one year is due on the December 28 Issuance Date and added to the principal balance and payable on the maturity date of the December 28 Note or upon acceleration or by prepayment or otherwise, notwithstanding the number of days which the principal is outstanding. Principal payments shall be made in 6 installments each in the amount of $56,000 commencing 180 days following the Issue Date (as defined in the Note) and continuing thereafter each 30 days for 5 months. The Company recorded debt discount of $300,000 related to the December 28 Note, which was fully amortized as of December 31, 2021.

On December 28, 2021, the December 28 Note was amended to add $33,600 of interest, and to amend the payment terms to two equal payments of $184,800 due on February 28, 2022 and March 31, 2022. During the nine months ended September 30, 2022, the Company repaid all of the outstanding principal and interest.

The December Warrants each have an exercise price of $1.20, subject to customary adjustments, and may be exercised at any time until the three-year anniversary of the December Warrants. The December Warrants include a cashless exercise provision as set forth therein.

NOTE 13 – NOTES PAYABLE – RELATED PARTY

As part of the October 1, 2021 merger with Piezo. and BRSF Acquisition Corp., the Company assumed $155,530 of related party loans from entities related to the former executives and directors of the Company. When assumed, these loans did not bear interest and had a maturity date of December 31, 2021. On March 9, 2022, the loans were amended to provide for an interest rate of 9% per annum, and to extend the maturity dates to provide for payments of $53,000 with accrued interest on March 31, 2022 and June 1, 2022, and a payment of $49,000 plus accrued interest on August 1, 2022. On May 6, 2022 the payment terms were further amended to payments of $53,000 with accrued interest on May 31, 2022 and August 1, 2022, and a payment of $49,000 plus accrued interest on October 1, 2022. During the nine months ended September 30, 2022, the Company repaid $106,000 of the outstanding principal, prepaid principal due of $1,598 and the balance at September 30, 2022 was $47,402.

The Company has an outstanding loan from an officer of the Russian subsidiary in the amount of RUB 34,400. Interest and payment terms have not been determined. The USD equivalent at September 30, 2022 was $596.

NOTE 14 – LEASES

The Company has two leases that are accounted for under ASC 842.

The Company entered into a lease agreement for office space located in Sarasota, Florida. The term of the lease is for a period of two years commencing on February 1, 2021 and ending on February 1, 2023. The rent is $6,530 per month for year 1, $6,726 per month for year 2 and $6,928 per month for year 3. The Company will account for the lease under ASC 842 whereby the operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date.

The Company had a lease agreement with terms up to 2 years for the lease of office space. The assets and liabilities from operating leases were recognized at the commencement date based on the present value of remaining lease payments over the lease term using the Company’s secured incremental borrowing rates or implicit rates, when readily determinable. This lease was settled on January 1, 2022, and the Company recorded a gain of $1,660 in respect of the early settlement.

Short-term leases, which have an initial term of 12 months or less, are not recorded on the balance sheet.

The Company’s operating lease does not provide an implicit rate that can readily be determined. Therefore, we use a discount rate based on our incremental borrowing rate used at the date closest to lease inception.

The Company’s weighted-average remaining lease term relating to its operating leases is 1.9 years, with a weighted-average discount rate of 10.32%.

The Company incurred lease expense for its operating leases of $64,490 and $0 which was included in “General and administrative expenses,” for the nine months ended September 30, 2022 and 2021, respectively.

The following table presents information about the amount and timing of liabilities arising from the Company’s operating lease as of September 30, 2022:

Maturity of operating lease liabilities for the following fiscal years:

2022	$21,491
2023	88,325
2024	7,378
Total undiscounted finance lease payments	117,194
Less: Imputed interest	(7,032)
Present value of finance lease liabilities	$110,162

At September 30, 2022, the operating lease right of use assets was $107,617. Supplemental balance sheet information related to the lease as of September 30, 2022 was:

Operating lease right-of-use asset	$107,617

Lease liability, current portion	81,012
Lease liability, long-term	29,150
Total operating lease liability	$110,162

NOTE 15 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company has authorized 10,000,000 shares of undesignated preferred stock with a $0.001 par value. As of September 30, 2022, no preferred shares have been issued and these shares are considered blank check preferred shares with no terms, limitations, or rights associated with them.

Common Stock

The Company has authorized 200,000,000 shares of common stock with a $0.001 par value per share. The holders of common stock are entitled to one vote for each share of common stock held at the time of vote. As of September 30, 2022, the Company had 105,401,858 shares outstanding or deemed outstanding.

Shares Issued for Services

In January 2022, the Company issued 360,695 shares to a service provider in respect of $129,850 of outstanding payables.

Warrants

The following table summarized the warrant activity for the nine months ended September 30, 2022:

	Number of	Weighted Average Exercise	Weighted Average Remaining Contractual	Aggregate Intrinsic
Warrants	Shares	Price	Term	Value
Balance Outstanding, December 31, 2021	9,258,191	$0.45	6.85	$304,799
Granted	20,912,119	0.09	5.20	-
Forfeited	(47,059)
Exercised
Expired
Balance Outstanding, September 30, 2022	30,123,251	$0.20	5.45	-

Exercisable, September 30, 2022	7,711,132	$0.38	6.83	-

Equity Incentive Plan

As of September 21, 2018, the Company’s board of directors adopted, and stockholders approved the 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan has a 10-year term, which terminates on the day prior to the 10th anniversary of its adoption by the Board. Under the 2018 Plan, the Company may grant equity-based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to the Company. The vesting period, term and exercise price will be determined at the time of the grant. An aggregate of up to 3,500,000 of the Company’s common stock was reserved for issuance under the 2018 Plan. On July 15, 2021 the Company’s board of directors increased the number of shares of common stock authorized for grant from 3,500,000 to 8,000,000. As of March 31, 2022, the Company has granted and has 7,249,208 options outstanding, as well as 107,876 shares of restricted common stock issued under the 2018 Plan.

On October 1, 2021, the Board of Directors approved the issuance of options to purchase an aggregate of 4,504,214 shares of common stock to an executive and a director. The options have an exercise price of $0.35 per share and vested immediately upon issuance. The options will expire on October 1, 2031. The aggregate fair value of $1,270,188 was calculated using the Black-Scholes pricing model with the following assumptions: (i) expected life 5years, (ii) volatility of 115%, (iii) risk free rate of 0.93% (iv) dividend rate of zero, (v) stock price of $0.35, and (vi) exercise price of $0.35. The expense of 1,270,188 was recorded in full upon issuance.

On October 21, 2021, the Board of Directors approved the issuance of options to purchase an aggregate of 1,218,248 shares of common stock to the CEO. The options have an exercise price of $0.39 per share with vesting terms of 304,562 vesting on April 21, 2022 and the remainder monthly ratably through October 21, 2023. The options will expire on October 21, 2031. The aggregate fair value of $372,384 was calculated using the Black-Scholes pricing model with the following assumptions: (i) expected life of 4.65 years, (ii) volatility of 113.90%, (iii) risk free rate of 1.22% (iv) dividend rate of zero, (v) stock price of $0.39, and (vi) exercise price of $0.39. These options were amended on December 10, 2021 and December 30, 2021 adjusting the exercise price to $0.21 and the vesting schedule to vest equally at the end of each quarter in 2022. The expense will be amortized over the amended vesting period and a total of $36,667 was recorded during the year ended December 31, 2021.

On December 10, 2021, the Board of Directors approved the issuance of options to purchase an aggregate of 2,718,247 shares of common stock to the certain employees of the Company. The options have an exercise price of $0.21 per share with vesting terms of one quarter vesting on June 10, 2022 and the remainder monthly ratably through December 10, 2023. The options will expire on December 11, 2031. The aggregate fair value of $472,975 was calculated using the Black-Scholes pricing model with the following assumptions: (i) expected life of 5 years, (ii) volatility of 116.90%, (iii) risk free rate of 1.26% (iv) dividend rate of zero, (v) stock price of $0.21, and (vi) exercise price of $0.21. These options were amended on December 30, 2021 adjusting the vesting schedule to vest equally at the end of each quarter in 2022. As the share price had increased on the amendment date, the amendment resulted in an increase to the aggregate fair value of $111,166. The increased fair value along with the unamortized portion of the original fair value will be amortized over the amended vesting schedule. A total of $26,574 was recorded during the year ended December 31, 2021.

On November 15, 2021, the Board of Directors approved the issuance of options to purchase an aggregate of 1,448,276 shares of common stock to the directors of the Company. The options have an exercise price of $0.29 per share and vest per days in service as members of the board of directors during the quarter, at the end of the quarter with the final quarterly vesting quarter end of December 31, 2022. The options will expire on December 11, 2031. The aggregate fair value of $341,793 was calculated using the Black-Scholes pricing model with the following assumptions: (i) expected life of 5.04 years, (ii) volatility of 115.8%, (iii) risk free rate of 1.25% (iv) dividend rate of zero, (v) stock price of $0.29, and (vi) exercise price of $0.29. The expense will be amortized over the vesting period and a total of $28,254 was recorded during the year ended December 31, 2021.

On May 19, 2022, the Board of Directors approved the issuance of options to purchase an aggregate of 1,086,129 shares of common stock to certain employees of the Company. The options have an exercise price of $0.31 per share with vesting terms of one quarter/half vesting on November 19, 2022 and the remainder monthly ratably through May 19, 2023. The options will expire on May 19, 2032. The aggregate fair value of $271,324 was calculated using the Black-Scholes pricing model with the following assumptions: (i) expected life of 5 years, (ii) volatility of 115.0%, (iii) risk free rate of 2.80% (iv) dividend rate of zero, (v) stock price of $0.31, and (vi) exercise price of $0.31. The expense will be amortized over the vesting period and a total of $99,491 was recorded since issuance and through September 30, 2022.

On August 19, 2022, the Board of Directors approved the issuance of options to purchase an aggregate of 25,788,141 shares of common stock to certain employees of the Company. The options have an exercise price of $0.12 per share with varying vesting terms through August 10, 2023. The options will expire on August 19, 2027. The aggregate fair value of $2,346,000 was calculated using the Black-Scholes pricing model with the following assumptions: (i) expected life of 5 years, (ii) volatility of 100.0%, (iii) risk free rate of 3.10% (iv) dividend rate of zero, (v) stock price of $0.12, and (vi) exercise price of $0.12. The expense will be amortized over the vesting period and a total of $2,277,618 was recorded since issuance and through September 30, 2022.

The following table summarized the option activity for the nine months ended September 30, 2022:

	Number of	Weighted Average Exercise	Weighted Average Remaining Contractual	Aggregate Intrinsic
Options	Shares	Price	Term	Value
Balance Outstanding, December 31, 2021	11,753,422	$0.36	9.47	$196,825
Granted	26,874,270	0.13	5.00	-
Forfeited	(476,190)	0.21	9.20	-
Exercised	-	-	-	-
Expired	-	-	-	-
Balance Outstanding, September 30, 2022	38,151,502	$0.20	6.15	-

Exercisable, September 30, 2022	35,344,654	$0.20	5.98	-

For future periods, the remaining value of the stock options totaling approximately $513,807 will be amortized into the statement of operations consistent with the period for which the services will be rendered.

NOTE 16 – RELATED PARTY TRANSACTIONS

The Company rents office space from a company in which Hassan Kotob, CEO, has an ownership. For the three and nine months ended September 30, 2022 and 2021, the Company incurred rental expense of $9,900 and $29,700, respectively, in respect of this office.

On November 12, 2021, the Company entered into a Representation Agreement with LOK Corporation International Inc. (“LOK”), a corporation in which Daniel Cloutier, a director, serves as the chief executive officer. Under the Representation Agreement, LOK acts as the worldwide sales manager for our NeuroCap, NeuroEEG and their accessories. LOK is responsible for the evaluation of regional distribution, development, recruitment and training of the distribution network and provide in-country customer support. Fees for the services are 10% of sales occurring through the distribution channels. The contract term is for three years. To date, we have paid LOK approximately $4,750 for training platform development but no other service fees and no commissions.

NOTE 17 – COMMITMENTS AND CONTINGENCIES

On February 18, 2022, the Company signed an outsourced manufacturing agreement with Bioana, S.A.P.I. DE C.V. The agreement is for three years, ending December 31, 2024 for a minimum order quantity of 10,000 NeuroCaps per annum. Unit cost for the NeuroCap is fixed for the first year ending December 31, 2022. The approximate cost for this agreement in 2022 is $350,000. The manufacturing agreement will renew annually unless terminated in writing by one of the parties.

NOTE 18 – SUBSEQUENT EVENTS

In accordance with ASC 855 “Subsequent Events,” Company management reviewed all material events through the date this report was issued, and the following subsequent events took place.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Brain Scientific, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Brain Scientific, Inc. (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The Accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

3001 N. Rocky Point Dr. East Suite 200 ● Tampa, Florida 33607 ● 813.367.3527

The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Options and Warrants

The Company issued several options and warrant agreements in 2021 and amended several of those agreements in the same period.

We identified auditing the determination and valuation of the options and warrants as a critical audit matter due to significant judgments used by the Company in calculating the value, and due to the fact there were amendments to the agreements.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures included the following, among others:

●	We inspected and reviewed stock option agreements and amendments and other documents to evaluate the Company’s application of relevant accounting standards to such transactions.

●	We evaluated the reasonableness of the valuation model used for each specific instrument based off the terms and features of such instrument.

●	We tested the reasonableness of the assumptions used by the Company in the valuation models used, including exercise price, expected term, expected volatility, and risk-free interest rate.

●	We tested the accuracy and completeness of data used by the Company in creating the entries required to record the stock based compensation expense.

●	We developed an independent expectation for comparison to the Company’s estimate, which included developing our own Black-Scholes Merton model.

●	We evaluated the accuracy and completeness of the Company’s presentation of these instruments in the financial statements, including evaluating whether disclosures were in accordance with relevant accounting standards.

●	Professionals with specialized skill and knowledge were utilized by the Firm to assist in the evaluation of the Company estimate of fair value and the development of our own independent expectations.

Accounting for Business Combination

Effective October 1, 2021, the Company acquired Piezo Motion Corp. We identified the application of acquisition method of accounting as a critical audit matter due to the complex accounting and reporting standards related to the transaction, and the estimates and assumptions used by management in determining the proper allocation of the consideration given to the assets acquired including identified intangible assets.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures included the following, among others:

●	We obtained and reviewed the merger agreement and other documents to evaluate the Company’s application of relevant accounting standards to the transaction.

●	We evaluated the reasonableness of the valuation model and methodologies used to arrive at the value applied to acquired assets to include identified intangible assets of the Company and goodwill.

●	Professionals with specialized skill and knowledge were utilized by the Firm to assist in the evaluation of the Company estimate of fair value and the development of our own independent expectations.

●	We evaluated the accuracy and completeness of the Company’s presentation of the acquisition in the financial statements, including evaluating whether disclosures were in accordance with relevant accounting standards.

●	Professionals with specialized skill and knowledge were utilized by the Firm to assist in the evaluation of the Company’s accounting treatment for the acquisition.

We have served as the Company’s auditor since 2021.

Tampa, Florida

March 31, 2022

Brain Scientific Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020

ASSETS
CURRENT ASSETS:
Cash	$785,363	$68,943
Accounts receivable	16,922	-
Inventory	146,090	44,904
Advances to officers	16,941	7,542
Prepaid expenses and other current assets	166,458	12,000
TOTAL CURRENT ASSETS	1,131,774	133,389

Property and equipment, net	122,979	91,742
Intangible assets	10,920,577	-
Goodwill	913,184	-
Operating lease right-of-use asset	191,702	-
Other long-term assets	95,000	-
TOTAL ASSETS	$13,375,216	$225,131

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,987,264	$1,444,476
Accounts payable and accrued expenses - related party	75,000	-
Accrued interest	356,998	26,766
Notes payable	320,000	650,000
Loans payable	6,667	-
Loans payable - related party	155,989	-
Operating lease liability, current portion	104,591	-
TOTAL CURRENT LIABILITIES:	4,006,509	2,121,242

Convertible notes payable, net	9,972,551	-
Operating lease liability, net of current portion	91,089	-
Paycheck protection program (PPP) loan	-	111,477

TOTAL LIABILITIES	14,070,149	2,232,719

Commitments and contingencies – Note 17

STOCKHOLDERS’ DEFICIT

Preferred stock, $0.001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 50,217,308 and 29,520,454 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	50,217	29,520
Additional paid in capital	21,537,763	11,141,129
Accumulated deficit	(22,278,923)	(13,178,237)
Accumulated other comprehensive loss	(3,990)	-
TOTAL STOCKHOLDERS’ DEFICIT	(694,933)	(2,007,588)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$13,375,216	$225,131

The accompanying notes are an integral part of these consolidated financial statements.

Brain Scientific Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2021	2020

REVENUE	$265,747	$93,664

COST OF GOODS SOLD	182,519	43,762

GROSS PROFIT	83,228	49,902

SELLING, GENERAL AND ADMINISTRATIVE
Research and development	329,452	210,706
Professional fees	818,698	268,223
Sales and marketing expenses	1,041,575	197,372
Share-based compensation	3,223,674	311,919
General and administrative expenses	3,326,306	1,831,170
TOTAL SELLING, GENERAL AND ADMINISTRATIVE	8,739,705	2,819,390

LOSS FROM OPERATIONS	(8,656,477)	(2,769,488)

OTHER INCOME (EXPENSE):
Interest expense	(467,849)	(29,474)
Amortization of debt discount	(89,787)	-
Loss on disposal of assets	-	(4,067)
Other income	1,110	-
Gain on forgiveness of paycheck protection loan	112,338	-
Foreign currency transaction loss	(21)	-
TOTAL OTHER EXPENSE	(444,209)	(33,541)

LOSS BEFORE INCOME TAXES	(9,100,686)	(2,803,029)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	(9,100,686)	(2,803,029)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(3,990)	-
TOTAL COMPREHENSIVE LOSS	$(9,104,676)	$(2,803,029)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.26)	$(0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	30,680,204	26,819,946

The accompanying notes are an integral part of these consolidated financial statements.

Brain Scientific Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

											Accumulated
	Series A		Series B		Series C				Additional		Other
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Total

Balances at December 31, 2019	8,118,993	$8,119	7,115,089	$710	14,880,641	$1,488	22,536,091	$22,536	$10,376,391	$(10,375,208)	$-	$34,036
Sale of Series C Preferred Stock	-	-	-	-	234,796	235	-	-	53,229	-	-	53,464
Warrants issued in connection with the sale of Series C Preferred Stock	-	-	-	-	-	-	-	-	46,536	-	-	46,536
Issuance of common stock for director services	-	-	-	-	-	-	616,339	616	33,489	-	-	34,105
Recapitalization at reverse merger - May 20, 2020	(8,118,993)	(8,119)	(7,115,089)	(710)	(15,115,437)	(1,723)	6,197,037	6,197	622,205	-	-	617,850
Issuance of common stock for services	-	-	-	-	-	-	170,987	171	9,279	-	-	9,450
Net loss	-	-	-	-	-	-	-	-	-	(2,803,029)	-	(2,803,029)
Balances at December 31, 2020	-	$-	-	$-	-	$-	29,520,454	$29,520	$11,141,129	$(13,178,237)	$-	$(2,007,588)

Net loss	-	-	-	-	-	-	-	-	-	(3,575,585)	-	(3,575,585)
Recapitalization October 1, 2021	-	-	-	-	-	-	20,686,369	20,687	7,172,971	-	-	7,193,658
Fair value of stock options and warrants vested	-	-	-	-	-	-	-	-	2,943,499	-	-	2,943,499
Issuance of common stock for services	-	-	-	-	-	-	10,485	10	280,164	-	-	280,174
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-		(3,990)	(3,990)
Net loss	-	-	-	-	-	-	-	-	-	(5,525,101)	-	(5,525,101)
Balances at December 31, 2021	-	$-	-	$-	-	$-	50,217,308	$50,217	$21,537,763	$(22,278,923)	$(3,990)	$(694,933)

The accompanying notes are an integral part of these consolidated financial statements.

Brain Scientific Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,100,686)	$(2,803,029)
Change in net loss to net cash used in operating activities:
Depreciation and amortization expense	219,833	17,353
Amortization of debt discount and non-cash interest expense	89,787	-
Gain on forgiveness of paycheck protection loan	(112,338)	-
Loss on disposal of assets	71,872	4,067
Fair value of stock options vested	2,943,499	355,534
Common stock issued for services	280,174	-
Changes in operating assets and liabilities:
Accounts receivable	(1,570)	-
Inventory	(99,372)	(44,904)
Advances to officers	(9,399)	(5,559)
Prepaid expenses and other current assets	(95,920)	9,950
Other long-term assets	(95,000)	-
Accounts payable and accrued expenses	112,504	1,508,158
Accrued interest	-	26,766
Operating lease liabilities, net	(70,176)	-
NET CASH USED IN OPERATING ACTIVITIES	$(5,866,792)	$(931,664)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	$(58,647)	$(30,371)
NET CASH USED IN INVESTING ACTIVITIES	$(58,647)	$(30,371)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable	$3,750,000	$-
Proceeds from note payable	3,469,982	650,000
Proceeds from issuance of Series C Preferred Stock	-	100,000
Proceeds from PPP Loan	-	111,477
Repayment of promissory note	(574,133)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	$6,645,849	$861,477

Effect of exchange rate changes on cash	(3,990)	-
	-	-
NET CHANGE IN CASH	716,420	(100,558)
CASH AT BEGINNING OF THE PERIOD	68,943	169,501
CASH AT END OF THE PERIOD	$785,363	$68,943

Supplemental Disclosure of Cash Flow Information

Cash paid for interest	$72,000	$-
Cash paid for taxes	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Intangible assets recorded at acquisition	$11,113,000	$-
Goodwill recognized at acquisition	$913,184	$-
Shares issued for acquisition	$7,240,229	$-
Net assets assumed in merger	$(1,193,499)	$-
Convertible notes payable assumed at merger	$2,451,641	$-
Notes payable converted into convertible notes payable	$4,119,982	$-
Notes payable assumed in merger	$320,000	$-
Accrued interest converted into convertible notes payable	$208,425	$-

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Brain Scientific Inc. (the “Company”), was incorporated under the laws of the state of Nevada on November 18, 2013 under the name All Soft Gels Inc. On October 1, 2021, the Company acquired Piezo Motion Corp (“Piezo”), a privately held Delaware corporation formed in January 2020. Upon completion of the acquisition, Piezo is treated as the surviving entity and accounting acquirer although the Company was the legal acquirer. Accordingly, the Company’s historical financial statements are those of Piezo. The Company has two lines of operations The MemoryMD subsidiary group is involved in cloud computing, data analytics and medical device technology in the NeuroTech and brain monitoring industries seeking to commercialize its EEG devices and caps. The Piezo subsidiary group is focused on the ultrasonic standing wave-type piezo motor technology for rotary and linear motion and has experience in the research and development, as well as the manufacturing, of piezo motors for high-tech industries across the globe. The Company is headquartered in Sarasota, Florida.

Reverse Merger and Corporate Restructure

On June 11, 2021, the Company entered into a merger agreement (the “Merger Agreement”) with Piezo and BRSF Acquisition Inc. to acquire Piezo (the “Acquisition”). The transactions contemplated by the Merger Agreement were consummated on October 1, 2021 and, pursuant to the terms of the Merger Agreement, all outstanding shares of Piezo were exchanged for 29,520,454 shares of the Company’s common stock and Piezo became the Company’s wholly owned subsidiary.

The Merger was effected pursuant to the Merger Agreement. The Merger is being accounted for as a reverse merger whereby Piezo is the acquirer for accounting purposes. Piezo is considered the acquiring company for accounting purposes as upon completion of the Merger, Piezo’s former stockholders held a majority of the voting interest of the combined company.

Pursuant to the Merger, the Company issued shares of its common stock to Piezo’s stockholders, at an exchange ratio of 2.93 shares of the Company’s common stock.

Acquisition Accounting

The fair value of Brain Scientific assets acquired and liabilities assumed was based upon management’s estimates assisted by an independent third-party valuation firm.

The following table summarizes the allocation of purchase price of the acquisition:

Tangible Assets Acquired:	Allocation

Net working capital	(1,186,622)
Right of use asset	40,093
Lease liability	(46,970)
Net Tangible Assets Acquired	$(1,193,499)

Intangible Assets Acquired:
Brain Scientific Trade Name	133,000
MemoryMD Trade Name	533,000
Neurocap Trade Name	188,000
Neuro EEG Trade Name	11,000
Customer Relationships	(29,000)
NeuroCap Developed Technology	10,242,000
NeuroEEG Developed Technology	35,000
Total Fair Value of Assets Acquired	$11,113,000

Consideration:
Fair value of equity received	7,240,222
Liabilities assumed	2,978,152
Loans forgiven	605,311
Goodwill	$913,184

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Principles of Consolidation

The Company evaluates the need to consolidate affiliates based on standards set forth in ASC 810 Consolidation (“ASC 810”).

The consolidated financial statements include the accounts of the Company and its subsidiaries, Piezo Motion Corp, Discovery Technology International, Inc., MemoryMD US, MemoryMD – Russia and MemoryMD - Europe. All significant consolidated transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the useful life of property and equipment and assumptions used in the valuation of options and warrants.

The Effects of COVID-19

The World Health Organization (WHO) declared the coronavirus outbreak a pandemic on January 30, 2020. Since the outbreak in China in December 2019, COVID-19 has expanded its impact to Europe, where all of our operations reside, as well as our employees, suppliers and customers. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration of the closings and shelter-in-place orders and the ultimate impact of governmental initiatives. However, the financial impact and duration cannot be reasonably estimated at this time.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2021 and December 31, 2020, the Company had no cash equivalents.

The Company’s cash is held with financial institutions, and the account balances may, at times, exceed the Federal Deposit Insurance Corporation (FDIC) insurance limit. Accounts are insured by the FDIC up to $250,000 per financial institution. The Company has not experienced any losses in such accounts with these financial institutions. As of December 31, 2021 and December 31, 2020, the Company had $277,989 and $0, respectively, in excess over the FDIC insurance limit.

Inventory

Inventory consists of finished goods that are valued at lower of cost or market using the weighted average method.

Property and Equipment

Property, plant and equipment are carried at cost. Depreciation is provided on the straight-line method over the assets estimated service lives. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying statements of operations of the respective period. The estimated useful lives range from 3 to 7 years.

Goodwill

Goodwill represents the excess of the consideration transferred over the fair value of the net identifiable assets acquired. Goodwill is evaluated for impairment annually or whenever we identify certain triggering events or circumstances that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Events or circumstances that might indicate an interim evaluation is warranted include, among other things, unexpected adverse business conditions, macro and reporting unit specific economic factors (for example, interest rate and foreign exchange rate fluctuations, and loss of key personnel), supply costs, unanticipated competitive activities, and acts by governments and courts.

Convertible Notes Payable

The Company has issued convertible notes, which contain variable conversion features, whereby the outstanding principal and accrued interest automatically convert into common shares at a fixed price which may be a discount to the common stock at the time of conversion. Some of the conversion features of these notes are contingent upon future events, whereby, the holder agreed not to convert until the contingent future event has occurred.

Revenue Recognition

On January 1, 2018, the Company adopted ASC Topic 606 Revenue from Contracts with Customers. This guidance requires an entity to recognize revenue by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. Once the steps are met, revenue is recognized, generally upon receiving a letter of acceptance from the customer. There has been no material effect on the Company’s financial statements as a result of adopting Topic 606.

The Company recognizes revenue from the sale of NeuroCaps, as well as revenue from the sale of goods purchased through manufacturers of medical devices. All revenue for the years ended December 31, 2021 and 2020 is from the sale of medical devices purchased from Neurotech, a related party.

Research and Development

The Company expenses all research and development costs as they are incurred. Research and development includes expenditures in connection with in-house research and development salaries and staff costs, application and filing for regulatory approval of proposed products, regulatory and scientific consulting fees, as well as contract research, data collection, and monitoring, related to the research and development of the cloud infrastructure, data imaging, and proprietary products and technology. Research and development costs recognized in the statement of operations for the years ended December 31, 2021 and 2020 were $329,452 and $210,706, respectively.

Sales and Marketing

Advertising and marketing costs are expensed as incurred. Advertising and marketing costs recognized in the statement of operations for the years ended December 31, 2021 and 2020 were $1,041,575 and $197,372, respectively.

Stock-based Compensation

The Company measures and recognizes compensation expense for all stock-based payments at fair value over the requisite service period. The Company uses the Black-Scholes option pricing model to determine the weighted average fair value of options and warrants. Equity-based compensation expense is recorded in administrative expenses based on the classification of the employee or vendor. The determination of fair value of stock-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as by assumptions regarding a number of subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

Basic and Diluted Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of common stock equivalents such as stock options, warrants and convertible debt instruments. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. As a result, the basic and diluted per share amounts for all periods presented are identical. In the years ended December 31, 2021 and 2020, 7,156,406 and 0, respectively, of anti-dilutive securities were excluded from the computation.

Reclassification

Certain prior years balances have been reclassified to conform to current year presentation.

Fair Value of Financial Instruments

The Company’s financial instruments are measured and recorded at fair value based on inputs and assumptions that market participants would use in pricing an asset or a liability. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value, management considers the principal or most advantageous market in which the Company would transact, and also considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of non-performance.

Fair value is determined for assets and liabilities using a three-tiered value hierarchy into which these assets and liabilities are grouped based upon significant inputs as follows:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.

●	Level 2 - Observable inputs, other than Level 1 prices, such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs. When a determination is made to classify a financial instrument within Level 3, the determination is based upon the lack of significance of the observable parameters to the overall fair value measurement. However, the fair value determination for Level 3 financial instruments may consider some observable market inputs.

The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy. The carrying values of cash, prepaid expenses and other current assets, convertible notes, accounts payable, loans payable and due to others approximate fair value due to the short-term nature of these items.

The Company did not have any Level 1, Level 2 or Level 3 assets or liabilities as of December 31, 2021 and 2020.

Income Taxes

The Company accounts for income taxes using the asset-and-liability method in accordance with ASC Topic 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rate is recognized in the period that includes the enactment date. A valuation allowance is recorded if it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized in future periods.

The Company follows the guidance in ASC Topic 740-10 in assessing uncertain tax positions. The standard applies to all tax positions and clarifies the recognition of tax benefits in the financial statements by providing for a two-step approach of recognition and measurement. The first step involves assessing whether the tax position is more-likely-than-not to be sustained upon examination based upon its technical merits. The second step involves measurement of the amount to be recognized. Tax positions that meet the more-likely-than-not threshold are measured at the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate finalization with the taxing authority. The Company recognizes the impact of an uncertain income tax position in the financial statements if it believes that the position is more likely than not to be sustained by the relevant taxing authority. The Company will recognize interest and penalties related to tax positions in income tax expense. As of December 31, 2021, and December 31, 2020, the Company had no unrecognized uncertain income tax positions.

Recent Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. Unless otherwise discussed, the Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-13, “Measurement of Credit Losses on Financial Instruments,” which requires measurement and recognition of expected credit losses at the point a loss is probable to occur, rather than expected to occur, which will generally result in earlier recognition of allowances for credit losses. The new guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company adopted ASU 2016-13 in the first quarter of 2020 and the adoption did not have a material impact on its consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern for a period of one year from the issuance of these financial statements. For the year ended December 31, 2021, the Company had $265,747 in revenues, a net loss of $9,100,686 and had net cash used in operations of $5,794,792. Additionally, as of December 31, 2021, the Company had working capital deficit, stockholders’ deficit and accumulated deficit of $2,874,735, $694,933 and $22,278,923, respectively. It is management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of the issuance of these financial statements.

The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, acceptance of the Company’s patent applications and ultimately achieving a level of sales adequate to support the Company’s cost structure. However, there can be no assurances that the Company will be able to secure additional equity investments or achieve an adequate sales level.

NOTE 4 – INVENTORY

	December 31, 2021	December 31, 2020
Raw materials	$93,190	$20,608
Parts	11,857	2,349
Finished goods	41,043	21,947
Total	$146,090	$44,904

NOTE 5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

	December 31, 2021	December 31, 2020
Prepaid insurance	$105,900	$-
Other prepaid expenses	46,170	7,000
Lease deposits	14,378	5,000
Other assets	10	-
Total	$166,458	$12,000

As of December 31, 2021 and 2020, there was a total amount of $95,000 and $0 of long-term prepaid insurance, respectively.

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

	December 31, 2021	December 31, 2020
Computer equipment	$-	$4,164
Machinery and equipment	176,678	121,433
Leasehold improvements	12,283	5,000
	188,961	130,597

Less: Accumulated depreciation	(65,982)	(38,855)
Total	$122,979	$91,742

Depreciation expense was $27,410 and $17,353 for the year ended December 31, 2021 and 2020, respectively.

NOTE 7 – INTANGIBLE ASSETS, NET

Pursuant to the Merger, the Company accounted for the transaction as a reverse acquisition as prescribed in Accounting Standards Codification 805, Business Combinations (“ASC 805”) and ASC 820 – Fair Value Measurements and Disclosures (“ASC 820”).

The following table summarizes the allocation of purchase price of the acquisition:

Tangible Assets Acquired:	Allocation

Net working capital	$(1,186,622)
Right of use asset	40,093
Lease liability	(46,970)
Net Tangible Assets Acquired	$(1,193,499)

Intangible Assets Acquired:
Brain Scientific trade name	$133,000
MemoryMD trade name	533,000
NeuroCap trade name	188,000
NeuroEEG trade name	11,000
Customer relationships	(29,000)
NeuroCap developed technology	10,242,000
NeuroEEG developed technology	35,000
Total Fair Value of Assets Acquired	$11,113,000

Consideration:
Fair value of equity received	7,240,222
Liabilities assumed	2,978,152
Loans forgiven	605,311
Goodwill	$913,184

The components of the acquired intangible assets were as follows:

	Preliminary	Average
	Fair Value	Estimated Life
Patent products	$10,277,000	3.3 - 15.4
Licenses and trademarks	865,000	9
Customer/distribution list	(29,000)	12.5
	$11,113,000
Accumulated amortization	(192,423)
Total	10,920,577

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable as of December 31, 2021 and 2020 consisted of the following:

	December 31, 2021	December 31, 2020
Trade payables	$1,101,028	$398,155
Accrued payroll and related expenses	1,593,925	997,410
Accrued expenses	255,820	48,911
Customer deposits	36,491	-
Total	$2,987,264	$1,444,476

NOTE 9 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES – RELATED PARTY

Accounts payable related parties as of December 31, 2021 consists of accrued director’s fees in the amount of $75,000. There was no balance at December 31, 2020.

NOTE 10 – NOTES PAYABLE

As part of the merger, the Company assumed the following two notes payable:

February 21, 2020 Note

On February 21, 2020, a third party loaned the Company $20,000, evidenced by a non-convertible promissory note (the “February Note”). The February Note bears interest at a fixed rate of 12% per annum, computed based on a 360-day year of twelve 30-day months, which interest will be payable quarterly until the maturity date. The principal outstanding and any accrued and unpaid interest due under the February Note were due on February 22, 2022. The Company recorded $3,593 of accrued interest and has a total outstanding principal balance of $20,000 as of December 31, 2021. The February note and accrued interest was repaid on February 22, 2022.

December 28, 2020 Note

On December 28, 2020, the Company entered into a Securities Purchase Agreement (the “December Purchase Agreement”) dated as of December 28, 2020 (the “December 28 Issuance Date”) and issued and sold to an investor a Promissory Note (the “December 28 Note”) in the aggregate principal amount of $300,000. Pursuant to the December Purchase Agreement, in connection with the issuance of the December 28 Note, the Company issued two common stock purchase warrants (separately, “Warrant A” and “Warrant B”, and together, the “December Warrants”) to the investor, allowing the investor to purchase an aggregate of 500,000 shares of the Company’s common stock, with Warrant A being a commitment fee of 250,000 shares of common stock, and Warrant B being fully earned upon issuance as an additional commitment fee of 250,000 shares of common stock, provided that Warrant B is returnable to the Company upon the repayment of the December 28 Note, as an additional incentive for the repayment of the December 28 Note.

The net amount received by the Company during the year ended December 31, 2020 was approximately $265,000 after payment of certain fees to the investor or on behalf of the investor. The December 28 Note bears interest commencing on the December 28 Issuance Date at a fixed rate of 12% per annum on any unpaid principal balance, and will be payable, along with the principal amount, on December 28, 2021. At issuance, the Company recorded debt discount of $300,000 related to the December 28 Note. Amortization of the debt discount is recorded as interest expense and a total of $73,151 was amortized during the year ended December 31, 2021.

The initial maturity date for the December 28 Note was December 28, 2021. On December 28, 2021, the Company signed an allonge with the investor amending the note. The terms of the amended note provided for two equal payments of $184,800, due on February 28, 2022 and March 31, 2022.

The December 28 Note contains customary events of default which entitle the investor, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the December 28 Note. Upon an event of default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. The December 28 Note further contains monetary penalties in the event of certain events of default or breaches.

The December Warrants each have an exercise price of $1.20, subject to customary adjustments, and may be exercised at any time until the three-year anniversary of the December Warrants; provided, however, in the event the Company repays the December 28 Note in its entirety on or prior to the maturity date of the December 28 Note, Warrant B shall automatically expire and may only be exercised in the event it does not so automatically expire. The December Warrants include a cashless exercise provision as set forth therein.

Notes payable as of December 31, 2020 amounted to $650,000 and are described in Note 11 below. They were converted into convertible notes payable at the merger on October 1, 2021.

NOTE 11 – CONVERTIBLE NOTES PAYABLE, NET

2020 Notes

In July 2020, Motion made an offering of convertible notes not to exceed approximately $2,400,000. In October and extended in April, June and August 2021, the Board authorized increasing the potential investment to not exceed $5,000,000. These notes are payable by October 13, 2021, interest accruing at 10% per annum. At the completion of a qualifying investment, the Company, at its sole discretion may convert the loans and any accrued interest to common stock with a 120% multiplier on the value of the common stock in the qualifying investment. As of September 30, 2021 and December 31, 2020, the carrying amount of these notes was $4,119,982 and $650,000, respectively with accrued interest of $208,480 and $26,766, respectively. On October 1, 2021, the outstanding balances and accrued interest were exchanged for new notes payable as part of the merger.

2021 Notes

In conjunction with the closing of the Merger on October 1, 2021, the Company conducted an initial closing under a private offering (the “Offering”) of 10% convertible promissory notes due and payable on April 1, 2023 (the “2021 Notes”). As part of the Offering, the Company exchanged the 2020 Notes and accrued interest as well as additional notes issued in 2021 with the same terms as the 2020 Notes and their accrued interest amounting to $4,328,407, as well as $1,540,508 of debt assumed in the merger into 2021 Notes. At the merger, the Company also issued a convertible promissory note to an investor in the amount of $2,950,000 with proceeds of $2,850,000 net of an original issuance discount, with the same terms as the 2021 Notes. Each holder of the 2021 Notes, provided that the note is still then outstanding, will be issued, on the earlier of (i) the date, if any, upon which the Company’s common stock is listed for trading on the NASDAQ stock exchange (the “Uplist”), and (ii) the date that is eighteen months from the date of issuance, a warrant to purchase an amount of shares of the Company’s common stock, equal to such holder’s Warrant Share Amount. For purposes of the foregoing, a holder’s “Warrant Share Amount” means (i) if such Warrant is issued in connection with the Uplist, one half of the initial principal balance of such Holder’s Note at issuance divided by the lesser of (A) $0.40, and (B) and the greater of (x) $0.20 and (y) one hundred twenty percent (120%) of the closing price for the Company’s common stock on the trading day prior to the date of the Uplist, and (ii) if such Warrant is issued otherwise than in connection with the Uplist, the initial principal balance of such Holder’s Note, divided by the lesser of (A) $0.40, and (B) and the greater of (x) $0.20 and (y) one hundred twenty percent (120%) of the volume weighted average price (“VWAP”) for the Company’s common stock over the five consecutive trading days immediately preceding the date that is eighteen months from the date of issuance. The 2021 Notes contain mandatory and voluntary conversion features as detailed in the agreement.

On December 21, 2021, the Company consummated the second closing of the Offering whereby the Company entered into a Securities Purchase Agreement (the “SPA”) with three accredited investors, pursuant to which the investors purchased from the Company, 2021 Notes in the principal amount of $900,000.

As of December 31, 2021, the total amount of 2021 Notes principal outstanding was $9,718,915.

Assumed convertible debt

As part of the merger, the Company assumed $891,133 of outstanding convertible debt. During the fourth quarter of 2021, the Company paid off $574,133, and signed an amendment increasing the debt by $20,000, resulting in an outstanding balance of the assumed convertible debt as of December 31, 2021 of $337,000.

2019 Note

On December 31, 2019, the Company entered into a Securities Purchase Agreement and issued and sold to a third party a Convertible Note in the original principal amount of $275,000 (the “Note”), and a warrant to purchase 100,000 shares of the Company’s common stock (the “Warrant”). A one-time interest charge of 8% was applied on December 31, 2019 and will be payable, along with the Principal, on the maturity date.

On December 30, 2021, the Company signed an allonge amending the Note extending the maturity date to April 30, 2022 and amending the outstanding balance and payment schedule to provide for two equal payments of $60,000 on March 31, 2022 and April 30, 2022. The outstanding principal balance as of December 31, 2021 was $87,000.

The unpaid outstanding principal amount and accrued and unpaid interest under the Note shall be convertible into shares of the Company’s common stock at any time at the option of the investor. The conversion price was set at the merger to $0.28 which is equal to 80% multiplied by the price per share used in the merger calculations.

The Note contains a price-based anti-dilution provision, pursuant to which the conversion price of the Note shall be reduced upon the occurrence of certain dilutive issuances of Company securities as set forth in the Note. The conversion of the Note is also subject to a beneficial ownership limitation of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion. In the event the Company, prior to the maturity date of the Note, issues any Security (as defined in the Note) with any term more favorable to the holder of such Security or with a term in favor of the holder of such Security that was not similarly provided to the Investor, then at the Investor’s option such term shall become a part of the Note. The Company also agreed to provide piggy-back registration rights to the investor pursuant to which the Company shall include all shares issuable upon conversion of the Note on the next registration statement the Company files with the Securities and Exchange Commission.

The Note contains events of default which, among other things, entitle the Investor to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note. Upon the occurrence of any event of default, the outstanding balance shall immediately and automatically increase to 130% of the outstanding balance immediately prior to the event of default, and the conversion price of the Note shall be redefined to equal 65% of the lowest trade accruing during the 10 consecutive Trading Days (as defined in the Note) immediately preceding the applicable Conversion Date (as defined in the Note). Nickolay Kukekov, a director of the Company, and a third party, each has personally guaranteed the repayment of the Note.

The Warrant has an exercise price of $1.25 per share (the “Exercise Price”), subject to adjustments as provided in the Warrant, and has a term of five years. The Warrant contains a price-based anti-dilution provision, pursuant to which the exercise price of the Warrant shall be reduced upon the occurrence of certain dilutive issuances of securities as set forth in the Warrant, with a corresponding increase in the number of shares underlying the Warrant if the dilutive event occurs during the first three years of the Warrant, and a cashless exercise provision. The exercise of the Warrant is subject to a beneficial ownership limitation of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise.

Convertible Grid Notes

On April 21, 2020, the Company issued a Convertible Grid Promissory Note (the “Caleca Note”) to Thomas J. Caleca (“Caleca”), an existing stockholder of the Company, pursuant to which Caleca agreed to advance to the Company the aggregate principal amount of $125,000 (the “Caleca Aggregate Advance”). The Company also issued to Caleca a common stock purchase warrant (the “Caleca Warrant”), granting Caleca the right to purchase up to 750,000 shares of the Company’s common stock at a per share exercise price of $0.80 (subject to adjustment as set forth in the Caleca Warrant).

Also on April 21, 2020, the Company issued a Convertible Grid Promissory Note (the “Brown Note”, and together with the Caleca Note, the “Grid Notes”) to Andrew Brown (“Brown”, and together with Caleca, the “Grid Investors”), an existing stockholder of the Company, pursuant to which Brown agreed to advance to the Company the aggregate principal amount of $125,000 (the “Brown Aggregate Advance”, and together with the Caleca Aggregate Advance, the “Aggregate Advance”). The Company also issued to Brown a common stock purchase warrant (the “Brown Warrant”, and together with the Caleca Warrant, the “Grid Warrants”), granting Brown the right to purchase up to 750,000 shares of the Company’s common stock at a per share exercise price of $0.80 (subject to adjustment as set forth in the Brown Warrant). The Grid Warrants are exercisable at any time commencing on the eighteen-month anniversary of the issuance of the Grid Warrants (as may be accelerated pursuant to the terms of the Grid Warrants) and expiring on the five-year anniversary of the issuance of the Grid Warrants.

The Grid Notes bear interest on the unpaid balances at a fixed simple rate of twelve percent (12%) per annum (subject to a rate increase if the Company commits an Event of Default (as defined in the Grid Notes)), computed based on a 360-day year of twelve 30-day months, commencing on the date of the respective advance and payable quarterly. The principal amount of the Aggregate Advance, or so much thereof as has been advanced to the Company by the Grid Investors from time to time pursuant to the Grid Notes, will be payable on April 21, 2021, unless sooner converted into shares of the Company’s common stock pursuant to the terms of the Grid Notes. The Company recorded $28,032 of accrued interest and has a total outstanding principal balance of $250,000 as of December 31, 2021.

The unpaid outstanding principal amount and accrued and unpaid interest under the Grid Notes shall be convertible at any time prior to the maturity date of the Grid Notes at the election of the Grid Investors into such number of shares of the Company’s common stock obtained by dividing the amount so converted by $1.00 (the “Conversion Price”). At the maturity date of the Grid Notes, all of the remaining unpaid outstanding principal amount and accrued and unpaid interest (the “Outstanding Balance”) under the Grid Notes shall automatically convert into such number of shares of the Company’s common stock obtained by dividing the Outstanding Balance by the Conversion Price. The Grid Notes may not be prepaid by the Company in whole or in part without the prior written consent of the respective Grid Investor.

The Grid Notes contain customary events of default, which, if uncured, entitle the Grid Investors to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, their Grid Notes.

NOTE 12 – LOANS PAYABLE - RELATED PARTY

As part of the merger, the Company assumed $155,989 of related party loans from entities related to the former executives and directors the Company. These loans do not bear interest and had an initial maturity date of December 31, 2021. On March 9, 2022, the loans were amended to adjust the interest rate to 9% per annum, and to extend the maturity dates to provide for payments of $53,000 with accrued interest on March 31, 2022 and June 1, 2022, and a payment of $49,000 plus accrued interest on August 1, 2022.

NOTE 13 – LEASES

The Company has two leases that are accounted for under ASC 842.

The Company entered into a lease agreement for office space located in Sarasota, Florida. The term of the lease is for a period of two years commencing on February 1, 2021 and ending on February 1, 2023. The rent is $6,530 per month for year 1, $6,726 per month for year 2 and $6,928 per month for year 3. The Company will account for the lease under ASC 842 whereby the operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date.

The Company has a lease agreement with terms up to 2 years for the lease of office space. The assets and liabilities from operating leases are recognized at the commencement date based on the present value of remaining lease payments over the lease term using the Company’s secured incremental borrowing rates or implicit rates, when readily determinable. Short-term leases, which have an initial term of 12 months or less, are not recorded on the balance sheet.

The Company’s operating lease does not provide an implicit rate that can readily be determined. Therefore, we use a discount rate based on our incremental borrowing rate used at the date closest to lease inception.

The Company’s weighted-average remaining lease term relating to its operating leases is 1.9 years, with a weighted-average discount rate of 10.32%.

The Company incurred lease expense for its operating leases of $83,469 and $0 which was included in “General and administrative expenses,” for the year ended December 31, 2021 and 2020, respectively.

The following table presents information about the amount and timing of liabilities arising from the Company’s operating lease as of December 31, 2021:

Maturity of operating lease liabilities for the following fiscal years:
2022	$118,452
2023	88,325
2024	7,379
Total undiscounted finance lease payments	214,156
Less: Imputed interest	18,475
Present value of finance lease liabilities	$195,681

At December 31, 2021, the operating lease right of use assets was $69,632. Supplemental balance sheet information related to the lease as of December 31, 2021 was:

Operating lease right-of-use asset	$191,702

Lease liability, current portion	104,592
Lease liability, long-term	91,089
Total operating lease liability	$195,681

NOTE 14 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company has authorized 10,000,000 shares of undesignated preferred stock with a $0.001 par value. As of December 31, 2021, no preferred shares have been issued and these shares are considered blank check preferred shares with no terms, limitations, or rights associated with them.

Common Stock

The Company has authorized 200,000,000 shares of common stock with a $0.001 par value per share. The holders of common stock are entitled to one vote for each share of common stock held at the time of vote. As of December 31, 2021, the Company has deemed 50,217,308 shares outstanding or deemed outstanding.

Shares Issued for Services

On October 15, 2020, the Company granted to a non-executive officer of the Company 292,174 restricted shares under the Company’s 2018 Equity Incentive Plan. The shares were valued as of the date of the grant at a fair value of $1.67 per share or $487,931, which will be amortized over the vesting period. As a result of the merger and contractual terms of the restricted share agreement, all the remaining unvested shares vested and the Company recorded $280,369 in stock-based compensation. The Company issued 10,845 shares of common stock and withheld 184,298 shares in respect of tax withholdings.

The following table summarized the warrant activity for the years ended December 31, 2021 and 2020:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Warrants	Shares	Price	Term	Value
Balance Outstanding, December 31, 2019	502,250	$0.57	3.98	$201,125
Granted	3,530,882	1.02	3.90	150,000
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Balance Outstanding, December 31, 2020	4,033,132	$0.97	3.39	$351,125
Granted	5,978,000	0.19	9.52	304,799
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	(752,942)	1.2	1.73	-
Balance Outstanding, December 31, 2021	9,258,191	$0.45	6.85	$304,799

Exercisable, December 31, 2021	9,258,191	$0.32	6.85	$304,799

Equity Incentive Plan

As of September 21, 2018, the Company’s board of directors adopted, and stockholders approved the 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan has a 10-year term, which terminates on the day prior to the 10th anniversary of its adoption by the Board. Under the 2018 Plan, the Company may grant equity-based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to the Company. The vesting period, term and exercise price will be determined at the time of the grant. An aggregate of up to 3,500,000 of the Company’s common stock are reserved for issuance under the 2018 Plan. As of December 31, 2020, the Company has granted and has 1,800,000 options outstanding, as well as 333,972 shares of restricted common stock issued under the 2018 Plan. On July 15, 2021 the Company’s board of directors increased the number of shares of common stock authorized for grant from 3,500,000 to 8,000,000.

On January 30, 2020, the Board of Directors approved the issuance of options to purchase an aggregate of 800,000 shares of common stock to Boris Goldstein. The options have an exercise price of $0.75 per share which will vest ratably on a quarterly basis over a two-year period. The options will expire on January 30, 2029. The aggregate fair value of $51,757 was calculated using the Black-Scholes pricing model with the following assumptions: (i) expected life 10 years, (ii) volatility of 76%, (iii) risk free rate of 1.57% (iv) dividend rate of zero, (v) stock price of $0.12, and (vi) exercise price of $0.75. The expense will be amortized over the vesting period and a total of $23,790 was recorded during the year ended December 31, 2020.

On October 1, 2021, the Board of Directors approved the issuance of options to purchase an aggregate of 4,504,214 shares of common stock to an executive and a director. The options have an exercise price of $0.35 per share and vested immediately upon issuance. The options will expire on October 1, 2031. The aggregate fair value of $1,270,188 was calculated using the Black-Scholes pricing model with the following assumptions: (i) expected life 5years, (ii) volatility of 115%, (iii) risk free rate of 0.93% (iv) dividend rate of zero, (v) stock price of $0.35, and (vi) exercise price of $0.35. The expense of 1,270,188 was recorded in full upon issuance.

On October 21, 2021, the Board of Directors approved the issuance of options to purchase an aggregate of 1,218,248 shares of common stock to the CEO. The options have an exercise price of $0.39 per share with vesting terms of 304,562 vesting on April 21, 2022 and the remainder monthly ratably through October 21, 2023. The options will expire on October 21, 2031. The aggregate fair value of $372,384 was calculated using the Black-Scholes pricing model with the following assumptions: (i) expected life of 4.65 years, (ii) volatility of 113.90%, (iii) risk free rate of 1.22% (iv) dividend rate of zero, (v) stock price of $0.39, and (vi) exercise price of $0.39. These options were amended on December 10, 2021 and December 30, 2021 adjusting the exercise price to $0.21 and the vesting schedule to vest equally at the end of each quarter in 2022. The expense will be amortized over the amended vesting period and a total of $36,667 was recorded during the year ended December 31, 2021.

On December 10, 2021, the Board of Directors approved the issuance of options to purchase an aggregate of 2,718,247 shares of common stock to the certain employees of the Company. The options have an exercise price of $0.21 per share with vesting terms of one quarter vesting on June 10, 2022 and the remainder monthly ratably through December 10, 2023. The options will expire on December 11, 2031. The aggregate fair value of $472,975 was calculated using the Black-Scholes pricing model with the following assumptions: (i) expected life of 5 years, (ii) volatility of 116.90%, (iii) risk free rate of 1.26% (iv) dividend rate of zero, (v) stock price of $0.21, and (vi) exercise price of $0.21. These options were amended on December 30, 2021 adjusting the vesting schedule to vest equally at the end of each quarter in 2022. As the share price had increased on the amendment date, the amendment resulted in an increase to the aggregate fair value of $111,166. The increased fair value along with the unamortized portion of the original fair value will be amortized over the amended vesting schedule. A total of $26,574 was recorded during the year ended December 31, 2021.

On November 15, 2021, the Board of Directors approved the issuance of options to purchase an aggregate of 1,448,276 shares of common stock to the directors of the Company. The options have an exercise price of $0.29 per share and vest per days in service as members of the board of directors during the quarter, at the end of the quarter with the final quarterly vesting quarter end of December 31, 2022. The options will expire on December 11, 2031. The aggregate fair value of $341,793 was calculated using the Black-Scholes pricing model with the following assumptions: (i) expected life of 5.04 years, (ii) volatility of 115.8%, (iii) risk free rate of 1.25% (iv) dividend rate of zero, (v) stock price of $0.29, and (vi) exercise price of $0.29. The expense will be amortized over the vesting period and a total of $28,254 was recorded during the year ended December 31, 2021.

The following table summarized the option activity for the years ended December 31, 2021 and 2020:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Balance Outstanding, December 31, 2019	1,000,000	$0.75	9.05	$150,000
Granted	800,00	$0.75	10.00	120,000
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Balance Outstanding, December 31, 2020	1,800,000	$0.75	8.51	$270,000
Granted	10,030,764	0.30	9.82	196,825
Forfeited	(77,342)	1.50	9.12
Exercised
Expired
Balance Outstanding, December 31, 2021	11,753,422	$0.36	9.47	$196,825

Exercisable, December 31, 2021	6,537,184	$0.22	9.14	$-

For future periods, the remaining value of the stock options totaling approximately $1,266,050 will be amortized into the statement of operations consistent with the period for which the services will be rendered.

NOTE 15 – RELATED PARTY TRANSACTIONS

The Company rents office space from a company in which Hassan Kotob, CEO, has an ownership. For the year ended December 31, 2021, the Company incurred rental expense of $39,600 in respect of this office. In addition, the Company during 2021 the Company expensed an amount of $29,700 of rental expense on behalf of 2020. As a result, the total amount of rent expense paid to a related party was $69,300 in 2021.

As of December 31, 2021, the Company had loans payable from related parties amounting to $155,989. The loans bear no interest and are due on December 31, 2021. These loans were amended after the balance sheet date (see Note 19).

On November 12, 2021, the Company entered into a Representation Agreement with LOK Corporation International Inc. (“LOK”), a corporation in which Daniel Cloutier, a director, serves as the chief executive officer. Under the Representation Agreement, LOK acts as the worldwide sales manager for our NeuroCap, NeuroEEG and their accessories. LOK is responsible for the evaluation of regional distribution, development, recruitment and training of the distribution network and provide in-country customer support. Fees for the services are 10% of sales occurring through the distribution channels. The contract term is for three years. To date, we have paid LOK approximately $4,750 for training platform development but no other service fees and no commissions.

NOTE 16 – INCOME TAXES

The Company files corporate income tax returns in the United States (federal) and New York. The Company is subject to federal, state and local income tax examinations by tax authorities through inception.

As of December 31, 2021 and 2020, the Company had federal and state net operating loss carry forwards of $16,883,400 and $12,254,418, respectively that may be offset against future taxable income. Of the total amount of available losses 5,239,877 can be used to offset 100% of future income and will begin to expire in 2031 through 2037. The remaining losses have an infinite carry forward but can only reduce future taxable income a maximum of 80% annually. Due to various business combination and transactions some or all the net operating losses may be limited by operation of Internal Revenue Code Section 382.

The tax effects of temporary differences which give rise to deferred tax assets (liabilities) are summarized as follows:

	For the Years Ended December 31,
	2021	2020
Net operating loss carry forwards	$4,181,841	$2,252,985
Share-based compensation	806,997	90,110
Accrued expenses	301,422	19,009
Intangible assets	100,736	107,187
Fixed assets	(29,877)	(23,039)
Valuation allowance	(5,361,119)	(2,446,252)
Net Deferred Tax Asset	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

Reconciliation of the statutory federal income tax to the Company’s effective tax:

	For the Years Ended December 31,
	2021	2020

Statutory federal tax rate	21.0%	21.0%
State tax expense	4.7%	4.3%
Acquired deferred tax assets	7.8%	-%
PPP loan forgiveness	0.3%	-%
Change in tax rate	(0.9)%	-%
Amortization	(0.4)%	-%
Other permanent items	(0.3)%	(0.1)%
Valuation allowance	(32.2)%	(25.2)%
Provision for income taxes	-%	-%

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the statement of operations. As of December 31, 2021 and 2020 the Company had no unrecognized tax benefits. There were no changes in the Company’s unrecognized tax benefits during the years ended December 31, 2021 and 2020. The Company did not recognize any interest or penalties during fiscal 2021 or 2020 related to unrecognized tax benefits.

All tax years remain open to examination for federal income tax purposes and by other major taxing jurisdictions to which the Company is subject.

NOTE 17 – CONCENTRATIONS

In the years ending December 31, 2021, respectively, the Company purchased 100.0% of its medical devices for resale and distribution from Neurotech, a company that Vadim Sakharov, a former director and executive officer of the Company, is a shareholder and executive manager.

NOTE 18 – COMMITMENTS AND CONTINGENCIES

On February 18, 2022, the Company signed an outsourced manufacturing agreement with Bioana, S.A.P.I. DE C.V. The agreement is for three years, ending December 31, 2024 for a minimum order quantity of 10,000 NeuroCaps per annum. Unit cost for the NeuroCap is fixed for the first year ending December 31, 2022. The manufacturing agreement will renew annually unless terminated in writing by one of the parties.

NOTE 19 – SUBSEQUENT EVENTS

In accordance with ASC 855 “Subsequent Events,” Company management reviewed all material events through the date this report was issued and the following subsequent events took place.

On February 18, 2022, the Company signed an outsourced manufacturing agreement with Bioana, S.A.P.I. DE C.V. The agreement is for three years, ending December 31, 2024 for a minimum order quantity of 10,000 NeuroCaps per annum. Unit cost for the NeuroCap is fixed for the first year ending December 31, 2022. The manufacturing agreement will renew annually unless terminated in writing by one of the parties.

The Company received $1,050,000 of new monies through our private placement offering for convertible debt. The monies were received on February 10, 2022, February 28, 2022 and March 29, 2022 in the amounts of $300,000, $350,000, and $500,000, respectively. The debt is due on April 1, 2023. The interest rate is 10% per annum. These notes shall automatically convert into shares of common stock or units, as provided herein, immediately upon the earliest to occur of (a) the listing of the common stock on NASDAQ (the “Uplist”), and (b) a subsequent qualified financing date, at a price per share equal to the lesser of (i) $0.25 and (ii) 70% (A) in the case of the Uplist, the price of the common stock or units (as defined below) in the offering relating to the Uplist, or (B) in the case of a subsequent qualified financing, (x) the conversion price of the common stock, if such subsequent qualified offering involves the issuance of convertible notes, or (y) the price of the common stock or units in such subsequent qualified financing, if such subsequent qualified Financing involves the issuance of common stock or units. For purposes of this Note, a “Unit” shall mean the combination of common Stock and warrants to purchase common stock offered by the Company in any financing occurring simultaneously with the Uplist (“Simultaneous Uplist Unit Offering”). These notes have warrant coverage of 50% of the initial principal balance. The warrants will be issued at Uplist or at maturity of the convertible debt. The warrants may be converted into common stock at $0.40

The private placement offerings issued from October 1, 2021 onward have a most favored nations clause which adjusts their conversion terms to those of this debt.

The Company had three promissory notes with payments due on March 31, 2022. These payments were not made and the Company is in negotiations with the lenders regarding revised payment schedules.

On March 9, 2021, the Company signed an agreement with its related party lenders increasing the interest rate to 9% per annum and extending the repayment schedule with the final payment due on August 1, 2022.

1,529,412 Shares of Common Stock

and Warrants to Purchase 1,529,412 Shares of Common Stock

or Pre-Funded Warrants to Purchase 1,529,412 Shares of Common Stock

and Warrants to Purchase 1,529,412 Shares of Common Stock

(or some combination of Shares of Common Stock and Warrants

and Pre-Funded Warrants and Warrants)

1,529,412 Shares of Common Stock Underlying Warrants

1,529,412 Shares of Common Stock Underlying Pre-Funded Warrants

1,840,891 Shares of Common Stock held by Selling Stockholders

1,228,749 Shares of Common Stock Underlying Warrants held by Selling Stockholders

PRELIMINARY PROSPECTUS

Sole Book-Running Manager

JOSEPH GUNNAR & CO., LLC

Co-Lead Managers

              , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by the Registrant in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

Amount to be Paid
SEC Registration Fee	$
FINRA Filing Fee
Initial Nasdaq Listing Fee
Printing and Engraving Fees and Expenses
Legal Fees and Expenses
Accounting Fees and Expenses
Transfer Agent and Registrar Fees and Expenses
Miscellaneous Fees and Expenses
Total	$

Item 14. Indemnification of Officers and Directors.

Our Articles of Incorporation and Bylaws provide that, we will indemnify our officers, directors and agents to the extent permitted under the Nevada Revised Statute or NRS, provided that, we will not be obligated to indemnify any person in connection with any proceeding:

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii) for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv) initiated by such person, including any proceeding initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the proceeding prior to its initiation, (b) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under the Bylaws or (d) otherwise required by applicable law; or

(v) if prohibited by applicable law.

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The foregoing discussion of our Articles of Incorporation and By-laws and Nevada law is not intended to be exhaustive and is qualified in its entirety by such Articles of Incorporation and Bylaws, each as amended to date, and the applicable provisions of the NRS.

The NRS provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or other person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding shares of Common Stock, convertible notes and warrants issued, and options granted, by us within the past three years that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such shares, convertible notes, warrants and options, and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

On January 7, 2022, we issued 10,485 shares of restricted stock under our 2018 Equity Incentive Plan for services rendered to an employee.

In January 2022, the Company issued 360,695 shares to a service provider in respect of $129,850 of outstanding payables.

On April 20, 2022, the Company issued to investors 143,641 shares of common stock upon the conversion of $143,641 in principal amount of outstanding convertible promissory notes and interest.

On June 14, 2022, the Company issued to investors 54,536,573 shares of common stock upon the conversion of $13,634,134 in principal amount of outstanding convertible promissory notes, with accrued interest.

In conjunction with the October 1, 2021 closing under the Piezo Merger Agreement, all of the outstanding shares of Piezo Motion Corp. were exchanged for 29,520,454 shares of our Common Stock.

In conjunction with the October 1, 2021 closing under the Piezo Merger Agreement, we also issued an aggregate of 4,504,214 stock options and 5,505, 151 warrants to six persons.

In conjunction with the September 21, 2018 closing under the merger agreement with MemoryMD, Inc., all of the outstanding shares of MemoryMD, Inc. were exchanged for 9,916,752 shares of our Common Stock. At such closing, we also issued an additional 4,083,248 shares of our Common Stock upon the automatic conversion of an aggregate of $1,507,000 in principal amount of outstanding convertible promissory notes issued by MemoryMD, Inc. Immediately following the closing, we issued an additional 1,604,378 shares of our Common Stock upon the automatic conversion of an aggregate of $640,000 in principal amount of outstanding convertible promissory notes issued by MemoryMD, Inc.

On or about August 10, 2021, we issued 97,391 shares of restricted stock under our 2018 Equity Incentive Plan for services rendered to an employee.

During the quarter ended March 31, 2021, we issued an aggregate of 47,798 restricted shares under our 2018 Equity Incentive Plan to consultants.

On December 4, 2019, we issued 75,000 shares of Common Stock to an advisor.

During October 2019, we issued 4,000 shares to an advisor.

During the quarter ended December 31,2019 we issued an aggregate of 22,500 shares of our Common Stock to a consultant.

On January 18, 2019, February 5, 2019 and July 23, 2019, we issued convertible notes to three investors for $100,000, $130,000 and $150,000, respectively.

On December 31, 2019, we issued and sold to a third party a convertible note in the original principal amount of $275,000 and a warrant to purchase 100,000 shares of Common Stock.

On April 21, 2020, we issued convertible grid promissory notes to two existing stockholders pursuant to which each stockholder agreed to advance to us an aggregate principal amount of $125,000 and also issued to each stockholder a common stock purchase warrant to purchase up to 750,000 shares of our Common Stock.

On September 1, 2020 we entered into a Securities Purchase Agreement and issued and sold to an investor an 8% convertible redeemable note in the original principal amount of $157,500.

On September 22, 2020, we entered into a Securities Purchase Agreement and issued and sold to an investor a promissory note in the aggregate original principal amount of $600,000, of which $100,000 aggregate principal amount was borrowed as of the issuance date with the balance of the principal borrowed on October 19, 2020. In connection with the issuance of the note, we issued two common stock purchase warrants to the investor, allowing the investor to purchase an aggregate of 1,411,764 shares of our Common Stock.

On September 1, 2019, we entered into a four-month agreement with an advisor for consulting services. Pursuant to the agreement, we paid the advisor 5,000 shares of Common Stock a month or an aggregate of 20,000 shares. On June 1, 2020 we entered into an additional four-month agreement with an advisor for consulting services. Pursuant to the agreement, we paid the advisor 7,000 shares of Common Stock a month or an aggregate of 28,000 shares.

On November 13, 2020, we entered into a six-month agreement with a consultant under which the consultant received cash and 100,000 shares of our Common Stock.

On October 15, 2020, we granted and issued to a newly-hired non-executive officer, 292,174 shares of Common Stock under our 2018 Equity Incentive Plan,

The above sales of our securities were made pursuant to exemptions from registration pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act. We made such determinations based upon representations by the purchasers of such securities including, without limitation, that such purchasers were “accredited investors” as defined in the Securities Act.

Item 16.   Exhibits.

The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located on the page immediately following the signature page to this registration statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the Securities Act);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i), (a)(1) (ii) and (a)(1) (iii) above may be contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede, supplement or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a) Exhibits.

See the Exhibit Index included immediately prior to the signature page to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Document
1.1**	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger and Reorganization by and among Brain Scientific Inc., ASGI Acquisition Company and Memory MD, Inc. dated as of September 21, 2018 (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 27, 2018)
2.2	Agreement and Plan of Merger and Reorganization by and among the Registrant, Piezo Motion Corp. and BASF Acquisition Inc. dated June 11, 2021 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on June 16, 2021)
2.3	Amendment dated October 1, 2021 to Agreement and Plan of Merger and Reorganization dated June 11,2021 by and among the Registrant, Piezo Motion Corp. And BRSF Acquisition Inc. (Incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on October 7, 2021)
2.4	Certificate of Merger of BRSF Acquisition Inc. into Piezo Motion Corp. filed October 1,2021 (Incorporated by reference to Exhibit 2.3 to the Registrant’s Current Report on Form 8-K filed on October 7, 2021)
3.1	Amended and Restated Certificate of Incorporation of Brain Scientific Inc. (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 24, 2018)
3.2	Amended and Restated By-Laws of Brain Scientific Inc. (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 27, 2018)
4.1	Form of Common Stock Certificate (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 27, 2018)
4.2	Form of Warrant (Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on April 1, 2019).
4.3	Form of Common Stock Purchase Warrant (October 2021) (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 7, 2021)
4.4**	Form of Warrant
4.5**	Form of Pre-Funded Warrant
5.1**	Opinion of Lucosky Brookman LLP
10.1	Patent Assignment and License Back Agreement, dated May 2018, by and among Boris Goldstein, Dmitriy Prilutskiy, Stanislav Zabodaev, Memory MD, Inc. and (c) Medical Computer Systems Ltd. (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 27, 2018)
10.2	Agreement, dated as of September 21, 2018, between Brain Scientific Inc. and Amer Samad (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 27, 2018)
10.3	Sublease Agreement dated as of May 9, 2017 by and between Memory MD, Inc. and Nano Graphene Inc. (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 27, 2018)
10.4*	2018 Equity Incentive Plan (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 27, 2018)
10.5*	Form of Stock Option Award Agreement pursuant to 2018 Equity Incentive Plan (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 27, 2018)
10.6	Form of Subscription Agreement (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 11, 2019)
10.7	Form of Note (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 11, 2019)
10.8	Securities Purchase Agreement (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 7, 2020)
10.9	Convertible Note (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 7, 2020)
10.10	Warrant (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 7, 2020)
10.11	Non-Convertible Promissory Note dated February 21, 2020 (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 27, 2020)
10.12	Allonge to Convertible Promissory Note dated February 28, 2020 ($130,000) (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 5, 2020)
10.13	Allonge to Convertible Promissory Note dated February 28, 2020 ($100,000) (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 5, 2020)
10.14*	Boris Goldstein Employment Agreement (Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2020)
10.15*	Vadim Sakharov Employment Agreement (Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2020)
10.16	Convertible Grid Promissory Note, dated April 21, 2020, issued to Thomas J. Caleca (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 27, 2020)
10.17	Common Stock Purchase Warrant, dated April 21, 2020, issued to Thomas J. Caleca (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 27, 2020)
10.18	Convertible Grid Promissory Note, dated April 21, 2020, issued to Andrew Brown (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 27, 2020)
10.19	Common Stock Purchase Warrant, dated April 21, 2020, issued to Andrew Brown (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 27, 2020)

10.20	Allonge to Promissory Note (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 29, 2020)
10.21	Allonge to Promissory Note (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 3, 2020)
10.22	Allonge to Promissory Note (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 11, 2020)
10.23	Securities Purchase Agreement (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 3, 2020)
10.24	8% Convertible Redeemable Note (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 3, 2020)
10.25	Securities Purchase Agreement (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 29, 2020)
10.26	Promissory Note (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 29, 2020)
10.27	Common Stock Purchase Warrant (Warrant A) (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 29, 2020)
10.28	Common Stock Purchase Warrant (Warrant B) (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 29, 2020)
10.29	Allonge #2 to Promissory Note (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 3, 2020)
10.30	Allonge to Non-Convertible Promissory Note (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 17, 2020)
10.31	Securities Purchase Agreement (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 31, 2020)
10.32	12% Senior Secured Promissory Note (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 31, 2020)
10.33	Common Stock Purchase Warrant (Warrant A) (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 31, 2020)
10.34	Common Stock Purchase Warrant (Warrant B) (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 31, 2020)
10.35	Security Agreement (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 31, 2020)
10.36	Allonge #3 to Promissory Note (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 8, 2021)
10.37	Allonge #2 to Non-Convertible Promissory Note (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 2021)
10.38	Allonge to Convertible Grid Promissory Note (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 27, 2021)
10.39	Allonge to Convertible Grid Promissory Note (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on April 27, 2021)
10.40	Allonge to Promissory Note (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on April 27, 2021)
10.41	Loan Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 3, 2021)
10.42	Allonge #3 to Promissory Note (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 24, 2021)
10.43	Allonge #2 to Promissory Note in favor of ProudLiving, LLC (Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on May 24, 2021)
10.44	Allonge #2 to Promissory Note in favor of John Silvestri (Incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on May 24, 2021)
10.45	Allonge #2 to Promissory Note in favor of Len P. Mertz (Incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed on May 24, 2021)
10.46	Allonge #2 to Promissory Note in favor of Leonard Mazur (Incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed on May 24, 2021)

10.47	Promissory Note (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 28, 2021)
10.48	Promissory Note (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 9, 2021)
10.49	Promissory Note (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 9, 2021)
10.50	Allonge #4 to Convertible Note with Vista Capital Investments, LLC (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 23, 2021)
10.51	Allonge #3 with Auctus Fund LLC (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 25, 2021)
10.52	Allonge #5 with Vista Capital Investments, LLC (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 25, 2021)
10.53	Allonge #6 with Vista Capital Investments, LLC (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 25, 2021)
10.54	Promissory Note (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 9, 2021)
10.55	Assignment and Assumption Agreement dated October 1, 2021 between the Registrant and MemoryMD, Inc. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 7, 2021)
10.56	Form of 10% Convertible Promissory Note (October 2021) (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 7, 2021)
10.57*	Employment Agreement dated October 1, 2021 between the Registrant and Hassan Kotob (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 7, 2021)
10.58	Assignment Agreement dated September 28, 2021 between MemoryMD, Inc. and Boris Goldstein (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on October 7, 2021)
10.59	Assignment Agreement dated September 30, 2021 between MemoryMD, Inc. Vadim Sakharov and (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on October 7, 2021)
10.60	Form Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 28, 2021)
10.61	Form Convertible Promissory Note (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on December 28, 2021)
10.62	Form Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on December 28, 2021)
10.63	Form Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 16, 2022)
10.64	Form Convertible Promissory Note (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on February 16, 2022)
10.65	Form Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on February 16, 2022)
10.66*	Employment Agreement dated June 1, 2021 between the Registrant and Bonnie-Jeanne Gerety (Incorporated by reference to Exhibit 10.64 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.67*	Employment Agreement dated June 1, 2020 between the Registrant and Mark Broderick (Incorporated by reference to Exhibit 10.65 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.68*	Employment Agreement dated June 20, 2018 between the Registrant and Nicholas Copley (Incorporated by reference to Exhibit 10.66 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.69**	Form of Warrant Agency Agreement
10.70	March 31, 2022 Allonge to Convertible Promissory Note with Vista Capital Investments LLC dated December 31, 2019 (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 6, 2022)
10.71	Form Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 15, 2022)
10.72	Form Debenture (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 15, 2022)
10.73	Form Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on June 15, 2022)
10.74	Form Guarantee (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on June 15, 2022)
10.75	Form Security Agreement (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on June 15, 2022)
14.1	Code of Ethics (Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2020)
21.1	Subsidiaries of the Registrant (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 27, 2018)
23.1	Consent of Accell Audit & Compliance, PA
23.2**	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Filing fee table

*	Management contract or compensatory plan or arrangement

**	To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lakewood Ranch, State of Florida, on January 18, 2023.

BRAIN SCIENTIFIC INC.

By:	/s/ Hassan Kotob
Hassan Kotob
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Hassan Kotob, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hassan Kotob	Chief Executive Officer and Director	January 18, 2023
Hassan Kotob	(Principal Executive Officer)

/s/ Bonnie-Jeanne Gerety	Chief Financial Officer (Principal Financial and Accounting Officer)	January 18, 2023
Bonnie-Jeanne Gerety

/s/ Daniel Cloutier	Chief Revenue Officer and Director	January 18, 2023
Daniel Cloutier

/s/ Nickolay Kukekov	Director	January 18, 2023
Nickolay Kukekov

/s/ Donald MacKenzie	Director	January 18, 2023
Donald MacKenzie

/s/ Thomas Oliver	Director	January 18, 2023
Thomas Oliver